FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-19

WFCM 2017-C40 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated
1	225 & 233 Park Avenue South	Barclays		225 & 233 Park Avenue South	New York	NY	10003	Office	CBD	1909	2017
2	Mall of Louisiana	Barclays		6401 Bluebonnet Boulevard; 9168 Mall of Louisiana Boulevard; 9330 Mall of Louisiana Boulevard	Baton Rouge	LA	70836	Retail	Super Regional Mall	1997	2008
3	Marketplace at Millcreek	WFB		1600-1700 Mall of Georgia Boulevard	Buford	GA	30515	Retail	Anchored	2003
4	SAVA Holdings IHG Portfolio	RMF		Various	Various	TX	Various	Hospitality	Various	Various
4.01	Candlewood Suites DFW South	RMF		4200 Reggis Drive	Fort Worth	TX	76155	Hospitality	Extended Stay	2007
4.02	Holiday Inn DFW Airport South	RMF		14320 Centre Station Drive	Fort Worth	TX	76155	Hospitality	Select Service	2008
4.03	Staybridge Suites Plano	RMF		301 Silverglen Drive	Plano	TX	75075	Hospitality	Limited Service	2007
5	Wilshire Pacific Plaza	WFB		12301 Wilshire Boulevard	Los Angeles	CA	90025	Office	Suburban	1974	2010
6	Pinnacle Medical Plaza	WFB		10670-10672 Wexford Street	San Diego	CA	92131	Office	Medical	2008
7	Winslow Bay Commons	WFB		590 River Highway	Mooresville	NC	28117	Retail	Anchored	2003
8	Del Amo Fashion Center	Barclays		3525 West Carson Street	Torrance	CA	90503	Retail	Super Regional Mall	1961	2017
9	Pleasant Prairie Premium Outlets	WFB		11211 120th Avenue; 11601 108th Street; 110th Street	Pleasant Prairie	WI	53158	Retail	Outlet Center	1987
10	Gehl Foods Portfolio	WFB		Various	Germantown	WI	53022	Industrial	Warehouse	Various
10.01	Freistadt Road	WFB		N120 W1900 Freistadt Road	Germantown	WI	53022	Industrial	Warehouse	2005
10.02	Main Street	WFB		N116 W15970 Main Street	Germantown	WI	53022	Industrial	Warehouse	1917
10.03	Crusader Court	WFB		W160 N11736 Crusader Court	Germantown	WI	53022	Industrial	Warehouse	2002
11	iStar Leased Fee Portfolio	Barclays		Various	Various	Various	Various	Other	Leased Fee	Various	Various
11.01	Hilton Salt Lake	Barclays		255 South West Temple	Salt Lake City	UT	84101	Other	Leased Fee	1983	2012
11.02	DoubleTree Seattle Airport	Barclays		18740 International Boulevard	Seattle	WA	98188	Other	Leased Fee	1969	2011
11.03	DoubleTree Mission Valley	Barclays		7450 Hazard Center Drive	San Diego	CA	92108	Other	Leased Fee	1991	2012
11.04	One Ally Center	Barclays		500 Woodward Avenue	Detroit	MI	48226	Other	Leased Fee	1992
11.05	DoubleTree Sonoma	Barclays		1 Doubletree Drive	Rohnert Park	CA	94928	Other	Leased Fee	1987	2016
11.06	DoubleTree Durango	Barclays		501 Camino Del Rio	Durango	CO	81301	Other	Leased Fee	1986	2009
11.07	Northside Forsyth Hospital Medical Center	Barclays		4150 Deputy Bill Cantrell Memorial Road	Cumming	GA	30040	Other	Leased Fee	2017
11.08	NASA/JPSS Headquarters	Barclays		7700 and 7720 Hubble Drive	Lanham	MD	20706	Other	Leased Fee	1994
11.09	Dallas Market Center: Sheraton Suites	Barclays		2101 North Stemmons Freeway	Dallas	TX	75207	Other	Leased Fee	1989	2017
11.10	Dallas Market Center: Marriott Courtyard	Barclays		2150 Market Center Boulevard	Dallas	TX	75207	Other	Leased Fee	1989	2015
11.11	The Buckler Apartments	Barclays		401 West Michigan Street	Milwaukee	WI	53203	Other	Leased Fee	1977	2016
11.12	Lock-Up Self Storage Facility	Barclays		221 American Boulevard West	Bloomington	MN	55420	Other	Leased Fee	2008
12	45 Eisenhower Drive	Barclays		45 Eisenhower Drive	Paramus	NJ	07652	Office	Suburban	1986	2016
13	Hilton Garden Inn Chicago/North Loop	WFB		66 East Wacker Place	Chicago	IL	60601	Hospitality	Select Service	2015
14	Sentinel Business Center	Barclays		10530-10732 Sentinel Street	San Antonio	TX	78217	Industrial	Warehouse	1980	2007
15	Southridge Plaza Austin	Barclays		500 West William Cannon Drive	Austin	TX	78745	Retail	Anchored	1978
16	Magnolia Hotel Denver	RMF		818 17th Street	Denver	CO	80202	Hospitality	Full Service	1995	2016
17	North Point Village	WFB		7300 North Point Parkway	Alpharetta	GA	30022	Retail	Unanchored	2000
18	League City Hotel Portfolio	RMF		Various	League City	TX	77573	Hospitality	Various	2010	Various
18.01	Hampton Inn & Suites Houston/League City	RMF		2320 Gulf Freeway South	League City	TX	77573	Hospitality	Limited Service	2010	2015
18.02	Candlewood Suites League City	RMF		2350 Gulf Freeway South	League City	TX	77573	Hospitality	Extended Stay	2010	2016
19	Blossom Business Center	Barclays		12005-12095 Starcrest Drive	San Antonio	TX	78247	Industrial	Flex	1983
20	Hampton Inn - Frederick	WFB		1565 Opossumtown Pike	Frederick	MD	21702	Hospitality	Limited Service	2005	2013
21	Starwood Capital Group Hotel Portfolio	Barclays		Various	Various	Various	Various	Hospitality	Various	Various	Various
21.01	Larkspur Landing Sunnyvale	Barclays		748 North Mathilda Avenue	Sunnyvale	CA	94085	Hospitality	Extended Stay	2000
21.02	Larkspur Landing Milpitas	Barclays		40 Ranch Drive	Milpitas	CA	95035	Hospitality	Extended Stay	1998
21.03	Larkspur Landing Campbell	Barclays		550 West Hamilton Avenue	Campbell	CA	95008	Hospitality	Extended Stay	2000
21.04	Larkspur Landing San Francisco	Barclays		690 Gateway Boulevard	South San Francisco	CA	94080	Hospitality	Extended Stay	1999
21.05	Larkspur Landing Pleasanton	Barclays		5535 Johnson Drive	Pleasanton	CA	94588	Hospitality	Extended Stay	1997
21.06	Larkspur Landing Bellevue	Barclays		15805 Southeast 37th Street	Bellevue	WA	98006	Hospitality	Extended Stay	1998
21.07	Larkspur Landing Sacramento	Barclays		555 Howe Avenue	Sacramento	CA	95825	Hospitality	Extended Stay	1998
21.08	Hampton Inn Ann Arbor North	Barclays		2300 Green Road	Ann Arbor	MI	48105	Hospitality	Limited Service	1988	2015
21.09	Larkspur Landing Hillsboro	Barclays		3133 Northeast Shute Road	Hillsboro	OR	97124	Hospitality	Extended Stay	1997
21.10	Larkspur Landing Renton	Barclays		1701 East Valley Road	Renton	WA	98057	Hospitality	Extended Stay	1998
21.11	Holiday Inn Arlington Northeast Rangers Ballpark	Barclays		1311 Wet ‘n Wild Way	Arlington	TX	76011	Hospitality	Full Service	2008	2013
21.12	Residence Inn Toledo Maumee	Barclays		1370 Arrowhead Drive	Maumee	OH	43537	Hospitality	Extended Stay	2008	2016
21.13	Residence Inn Williamsburg	Barclays		1648 Richmond Road	Williamsburg	VA	23185	Hospitality	Extended Stay	1999	2012
21.14	Hampton Inn Suites Waco South	Barclays		2501 Marketplace Drive	Waco	TX	76711	Hospitality	Limited Service	2008	2013
21.15	Holiday Inn Louisville Airport Fair Expo	Barclays		447 Farmington Avenue	Louisville	KY	40209	Hospitality	Full Service	2008
21.16	Courtyard Tyler	Barclays		7424 South Broadway Avenue	Tyler	TX	75703	Hospitality	Limited Service	2010	2016
21.17	Hilton Garden Inn Edison Raritan Center	Barclays		50 Raritan Center Parkway	Edison	NJ	08837	Hospitality	Limited Service	2002	2014
21.18	Hilton Garden Inn St Paul Oakdale	Barclays		420 Inwood Avenue North	Oakdale	MN	55128	Hospitality	Limited Service	2005	2013
21.19	Residence Inn Grand Rapids West	Barclays		3451 Rivertown Point Court Southwest	Grandville	MI	49418	Hospitality	Extended Stay	2000	2017
21.20	Peoria, AZ Residence Inn	Barclays		8435 West Paradise Lane	Peoria	AZ	85382	Hospitality	Extended Stay	1998	2013
21.21	Hampton Inn Suites Bloomington Normal	Barclays		320 South Towanda Avenue	Normal	IL	61761	Hospitality	Limited Service	2007	2015
21.22	Courtyard Chico	Barclays		2481 Carmichael Drive	Chico	CA	95928	Hospitality	Limited Service	2005	2015
21.23	Hampton Inn Suites South Bend	Barclays		52709 Indiana State Road 933	South Bend	IN	46637	Hospitality	Limited Service	1997	2014
21.24	Hampton Inn Suites Kokomo	Barclays		2920 South Reed Road	Kokomo	IN	46902	Hospitality	Limited Service	1997	2013
21.25	Courtyard Wichita Falls	Barclays		3800 Tarry Street	Wichita Falls	TX	76308	Hospitality	Limited Service	2009	2017
21.26	Hampton Inn Morehead	Barclays		4035 Arendell Street	Morehead City	NC	28557	Hospitality	Limited Service	1991	2017
21.27	Residence Inn Chico	Barclays		2485 Carmichael Drive	Chico	CA	95928	Hospitality	Extended Stay	2005	2014
21.28	Courtyard Lufkin	Barclays		2130 South First Street	Lufkin	TX	75901	Hospitality	Limited Service	2009	2017
21.29	Hampton Inn Carlisle	Barclays		1164 Harrisburg Pike	Carlisle	PA	17013	Hospitality	Limited Service	1997	2014
21.30	Springhill Suites Williamsburg	Barclays		1644 Richmond Road	Williamsburg	VA	23185	Hospitality	Limited Service	2002	2012
21.31	Fairfield Inn Bloomington	Barclays		120 South Fairfield Drive	Bloomington	IN	47404	Hospitality	Limited Service	1995	2015
21.32	Waco Residence Inn	Barclays		501 South University Parks Drive	Waco	TX	76706	Hospitality	Extended Stay	1997	2012
21.33	Holiday Inn Express Fishers	Barclays		9791 North by Northeast Boulevard	Fishers	IN	46037	Hospitality	Limited Service	2000	2012
21.34	Larkspur Landing Folsom	Barclays		121 Iron Point Road	Folsom	CA	95630	Hospitality	Extended Stay	2000
21.35	Springhill Suites Chicago Naperville Warrenville	Barclays		4305 Weaver Parkway	Warrenville	IL	60555	Hospitality	Limited Service	1997	2013
21.36	Holiday Inn Express & Suites Paris	Barclays		3025 Northeast Loop 286	Paris	TX	75460	Hospitality	Limited Service	2009
21.37	Toledo Homewood Suites	Barclays		1410 Arrowhead Road	Maumee	OH	43537	Hospitality	Extended Stay	1997	2014
21.38	Grand Rapids Homewood Suites	Barclays		3920 Stahl Drive Southeast	Grand Rapids	MI	49546	Hospitality	Extended Stay	1997	2013
21.39	Fairfield Inn Laurel	Barclays		13700 Baltimore Avenue	Laurel	MD	20707	Hospitality	Limited Service	1988	2013
21.40	Cheyenne Fairfield Inn and Suites	Barclays		1415 Stillwater Avenue	Cheyenne	WY	82009	Hospitality	Limited Service	1994	2013
21.41	Courtyard Akron Stow	Barclays		4047 Bridgewater Parkway	Stow	OH	44224	Hospitality	Limited Service	2005	2014
21.42	Towneplace Suites Bloomington	Barclays		105 South Franklin Road	Bloomington	IN	47404	Hospitality	Extended Stay	2000	2013
21.43	Larkspur Landing Roseville	Barclays		1931 Taylor Road	Roseville	CA	95661	Hospitality	Extended Stay	1999
21.44	Hampton Inn Danville	Barclays		97 Old Valley School Road	Danville	PA	17821	Hospitality	Limited Service	1998	2013
21.45	Holiday Inn Norwich	Barclays		10 Laura Boulevard	Norwich	CT	06360	Hospitality	Full Service	1975	2013
21.46	Hampton Inn Suites Longview North	Barclays		3044 North Eastman Road	Longview	TX	75605	Hospitality	Limited Service	2008	2013
21.47	Springhill Suites Peoria Westlake	Barclays		2701 West Lake Avenue	Peoria	IL	61615	Hospitality	Limited Service	2000	2013
21.48	Hampton Inn Suites Buda	Barclays		1201 Cabelas Drive	Buda	TX	78610	Hospitality	Limited Service	2008
21.49	Shawnee Hampton Inn	Barclays		4851 North Kickapoo	Shawnee	OK	74804	Hospitality	Limited Service	1996	2013
21.50	Racine Fairfield Inn	Barclays		6421 Washington Avenue	Racine	WI	53406	Hospitality	Limited Service	1991	2016
21.51	Hampton Inn Selinsgrove Shamokin Dam	Barclays		3 Stetler Avenue	Shamokin Dam	PA	17876	Hospitality	Limited Service	1996	2013
21.52	Holiday Inn Express & Suites Terrell	Barclays		300 Tanger Drive	Terrell	TX	75160	Hospitality	Limited Service	2007	2013
21.53	Westchase Homewood Suites	Barclays		2424 Rogerdale Road	Houston	TX	77042	Hospitality	Extended Stay	1998	2016
21.54	Holiday Inn Express & Suites Tyler South	Barclays		2421 East Southeast Loop 323	Tyler	TX	75701	Hospitality	Limited Service	2000	2015
21.55	Holiday Inn Express & Suites Huntsville	Barclays		148 Interstate 45 South	Huntsville	TX	77340	Hospitality	Limited Service	2008	2013
21.56	Hampton Inn Sweetwater	Barclays		302 Southeast Georgia Avenue	Sweetwater	TX	79556	Hospitality	Limited Service	2009

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated
21.57	Comfort Suites Buda Austin South	Barclays		15295 South Interstate 35 Building 800	Buda	TX	78610	Hospitality	Limited Service	2009
21.58	Fairfield Inn & Suites Weatherford	Barclays		175 Alford Drive	Weatherford	TX	76086	Hospitality	Limited Service	2009	2016
21.59	Holiday Inn Express & Suites Altus	Barclays		2812 East Broadway Street	Altus	OK	73521	Hospitality	Limited Service	2008	2013
21.60	Comfort Inn & Suites Paris	Barclays		3035 Northeast Loop 286	Paris	TX	75460	Hospitality	Limited Service	2009
21.61	Hampton Inn Suites Decatur	Barclays		110 US-287	Decatur	TX	76234	Hospitality	Limited Service	2008	2013
21.62	Holiday Inn Express & Suites Texarkana East	Barclays		5210 Crossroads Parkway	Texarkana	AR	71854	Hospitality	Limited Service	2009
21.63	Mankato Fairfield Inn	Barclays		141 Apache Place	Mankato	MN	56001	Hospitality	Limited Service	1997	2016
21.64	Candlewood Suites Texarkana	Barclays		2901 South Cowhorn Creek Loop	Texarkana	TX	75503	Hospitality	Extended Stay	2009	2014
21.65	Country Inn & Suites Houston Intercontinental Airport East	Barclays		20611 Highway 59	Humble	TX	77338	Hospitality	Limited Service	2001	2017
22	AeroPlex II	CIIICM		10401 Harrison Road	Romulus	MI	48174	Industrial	Flex	2002	2017
23	St. Louis Ground Lease	WFB		620 Market Street; 1 South Broadway; 611 Walnut Street	St. Louis	MO	63102	Other	Leased Fee
24	Shady Willow Plaza	WFB		6261, 6271, 6281 & 6291 Lone Tree Way	Brentwood	CA	94513	Retail	Unanchored	2006
25	Shea Medical Plaza	Barclays		7425 East Shea Boulevard	Scottsdale	AZ	85260	Office	Medical	1998
26	215 South Brea Boulevard	WFB		215 South Brea Boulevard	Brea	CA	92821	Mixed Use	Multifamily/Retail	1999
27	Sprouts Whittier	RMF		15733-15801 East Whittier Boulevard	Whittier	CA	90603	Retail	Single Tenant	2013
28	Island Palm Shoppes	CIIICM	Crossed Group 1	16055 Highway 98	Destin	FL	32541	Retail	Shadow Anchored	2001
29	Runway Plaza	CIIICM	Crossed Group 1	1251-1253 Airport Road	Destin	FL	32541	Retail	Unanchored	1996
30	CIA Developers Office Portfolio	WFB		Various	Melbourne	FL	32934	Industrial	Flex	Various
30.01	Coastal Technology Center	WFB		715, 721, 727, 733, 739 and 745 North Drive	Melbourne	FL	32934	Industrial	Flex	1997
30.02	Trio Industrial Plaza	WFB		285, 295 and 305 North Drive	Melbourne	FL	32934	Industrial	Flex	1985
30.03	Dow Rodes Industrial Center	WFB		4250, 4260, 4270 and 4280 Dow Road	Melbourne	FL	32934	Industrial	Flex	1985
30.04	Gran central Building	WFB		751 North Drive	Melbourne	FL	32934	Industrial	Flex	1988
31	Salida & Manteca Secured Storage Portfolio	RMF		Various	Various	CA	Various	Self Storage	Self Storage	Various
31.01	Secured Self Storage of Salida	RMF		5524 Pirrone Road	Salida	CA	95368	Self Storage	Self Storage	2001
31.02	Secured Self Storage of Manteca	RMF		1540 West Yosemite Avenue	Manteca	CA	95337	Self Storage	Self Storage	2000
32	Hampton Inn - Farmville	RMF		300 Sunchase Boulevard	Farmville	VA	23901	Hospitality	Limited Service	2006	2013
33	Heacock Business Center	Barclays		13800 Heacock Street	Moreno Valley	CA	92553	Office	Suburban	1991
34	Candlewood Suites Harrisburg-Hershey	RMF		413 Port View Drive	Harrisburg	PA	17111	Hospitality	Extended Stay	2013
35	Douglasville Center	CIIICM		2750 Chapel Hill Road	Douglasville	GA	30135	Retail	Unanchored	2005
36	Wanamaker Crossing	CIIICM		6121 SW 12th Street, 1223, 1227, 1231 & 1235 SW Wanamaker Road	Topeka	KS	66609	Retail	Unanchored	2005
37	Stockton Self Storage	CIIICM		1880 West Charter Way	Stockton	CA	95206	Self Storage	Self Storage	2003	2016
38	Battlefield Square Shoppes	RMF		3030 South Glenstone Avenue	Springfield	MO	65804	Retail	Unanchored	1994
39	Atrisco Plaza Shopping Center	RMF		4104-4201 Central Avenue NW	Albuquerque	NM	87105	Retail	Anchored	1975	2008
40	Sterling Oaks	Barclays		124 West Little Creek Road	Norfolk	VA	23505	Multifamily	Garden	1942	2000
41	North Park Marketplace	Barclays		524 West New Circle Road	Lexington	KY	40511	Retail	Shadow Anchored	2000
42	Boulevard Square I	Barclays		745 31st Avenue East	West Fargo	ND	58078	Mixed Use	Multifamily/Retail	2013
43	A-1 Secure Storage	RMF		35 Matmor Road	Woodland	CA	95776	Self Storage	Self Storage	2001
44	Ellenwood Town Center	CIIICM		3056 Anvil Block Road	Ellenwood	GA	30294	Retail	Shadow Anchored	2009
45	Country Cove MHP	CIIICM		4015 North US Highway 1	Fort Pierce	FL	34946	Manufactured Housing Community	Manufactured Housing Community	1975	2014
46	Victory Shops at Eldorado	RMF		10710 Eldorado Parkway	Frisco	TX	75035	Retail	Unanchored	2016
47	Best Western Plus New Cumberland Inn & Suites	RMF		702 Limekiln Road	New Cumberland	PA	17070	Hospitality	Limited Service	2006	2014
48	Wayside MHC	CIIICM		5120 14th Street West	Bradenton	FL	34207	Manufactured Housing Community	Manufactured Housing Community	1950	2015
49	Affordable Self Storage	CIIICM		508 East Main Street	Clute	TX	77531	Self Storage	Self Storage	2008	2014
50	Speedway Marketplace	CIIICM		6321 Crawfordsville Road	Indianapolis	IN	46224	Retail	Unanchored	2017
51	Walgreens - Mansfield, TX	WFB		2901 East Broad Street	Mansfield	TX	76063	Retail	Single Tenant	2007
52	Kaysville Business Park	CIIICM		695 North 900 West	Kaysville	UT	84037	Industrial	Flex	1999
53	Eau Gallie Self Storage	CIIICM		914 St Clair Street	Melbourne	FL	32935	Self Storage	Self Storage	1986	2016
54	Highland Plaza	CIIICM		10343 Indianapolis Boulevard	Highland	IN	46322	Retail	Unanchored	2014
55	The Colonnade on Lake Conroe	CIIICM		19786 Highwway 105 West	Montgomery	TX	77356	Retail	Unanchored	2005
56	Fenton Storage Portfolio	Barclays		Various	Fenton	MI	48430	Self Storage	Self Storage	Various	Various
56.01	Fenton Storage South	Barclays		3144 Copper Avenue	Fenton	MI	48430	Self Storage	Self Storage	1978	2016
56.02	Fenton Storage North	Barclays		1159 North Leroy Street	Fenton	MI	48430	Self Storage	Self Storage	1965	2002
57	15330-15350 Nordhoff Street	WFB		15350 Nordhoff Street	North Hills	CA	91343	Retail	Shadow Anchored	2006
58	Cypress Self Storage	CIIICM		1611 Cypress Rosehill Road	Cypress	TX	77429	Self Storage	Self Storage	2001	2014
59	Shoppes of Gunbarrel Pointe	Barclays		7407 Igou Gap Road	Chattanooga	TN	37421	Retail	Shadow Anchored	2016
60	Advanced Mini Storage	Barclays		6215 North Government Way	Coeur d’Alene	ID	83815	Self Storage	Self Storage	1999	2005
61	Creekview Apartments	WFB		1145 West 9th Street	Chico	CA	95928	Multifamily	Garden	1990
62	Pomona Townhomes	WFB		581 Pomona Avenue	Chico	CA	95928	Multifamily	Garden	1986
63	Brown and Bermuda MHCs	CIIICM		2528-2540 North John Young Parkway	Kissimmee	FL	34741	Manufactured Housing Community	Manufactured Housing Community	1951	2016
64	Seneca Broadview Hills Townhomes	CIIICM		1445 Seneca Boulevard	Broadview Heights	OH	44147	Multifamily	Garden	1963
65	Lloyds MHC	CIIICM		1419 26th Avenue West	Bradenton	FL	34205	Manufactured Housing Community	Manufactured Housing Community	1951

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Number of Units(3)	Unit of Measure(3)	Cut-off Date Balance Per Unit/SF(7)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
1	225 & 233 Park Avenue South	675,756	Sq. Ft.	348	60,000,000	60,000,000	8.5%	60,000,000	N	5/31/2017	7/6/2017	6/6/2027		6/6/2027		3.65140%	0.00000%	0.00960%	0.00500%	0.00050%
2	Mall of Louisiana	776,789	Sq. Ft.	418	50,000,000	50,000,000	7.1%	43,229,552	N	7/26/2017	9/1/2017	8/1/2020	9/1/2020	8/1/2027		3.98400%	0.00000%	0.00960%	0.00500%	0.00050%
3	Marketplace at Millcreek	401,947	Sq. Ft.	99	39,600,000	39,600,000	5.6%	39,600,000	N	8/14/2017	10/11/2017	9/11/2027		9/11/2027		3.82000%	0.00295%	0.00960%	0.00500%	0.00050%
4	SAVA Holdings IHG Portfolio	429	Rooms	86,247	37,000,000	37,000,000	5.2%	32,022,889	N	8/31/2017	10/6/2017	9/6/2019	10/6/2019	9/6/2027		5.01000%	0.00295%	0.00960%	0.00500%	0.00050%
4.01	Candlewood Suites DFW South	174	Rooms		13,000,000	13,000,000	1.8%
4.02	Holiday Inn DFW Airport South	143	Rooms		12,000,000	12,000,000	1.7%
4.03	Staybridge Suites Plano	112	Rooms		12,000,000	12,000,000	1.7%
5	Wilshire Pacific Plaza	107,737	Sq. Ft.	305	32,850,000	32,850,000	4.7%	32,850,000	N	8/30/2017	10/11/2017	9/11/2027		9/11/2027		4.10000%	0.00295%	0.00960%	0.00500%	0.00050%
6	Pinnacle Medical Plaza	80,402	Sq. Ft.	361	29,000,000	29,000,000	4.1%	29,000,000	N	8/30/2017	10/11/2017	9/11/2027		9/11/2027		4.30000%	0.00295%	0.00960%	0.02250%	0.00050%
7	Winslow Bay Commons	255,598	Sq. Ft.	101	25,800,000	25,800,000	3.7%	25,800,000	N	8/14/2017	10/11/2017	9/11/2027		9/11/2027		3.82000%	0.00295%	0.00960%	0.00500%	0.00050%
8	Del Amo Fashion Center	1,769,525	Sq. Ft.	260	25,000,000	25,000,000	3.5%	25,000,000	N	5/12/2017	7/1/2017	6/1/2027		6/1/2027		3.65750%	0.00000%	0.00960%	0.00375%	0.00050%
9	Pleasant Prairie Premium Outlets	402,615	Sq. Ft.	360	25,000,000	25,000,000	3.5%	25,000,000	N	8/16/2017	10/1/2017	9/1/2027		9/1/2027		3.99500%	0.00000%	0.00960%	0.00500%	0.00050%
10	Gehl Foods Portfolio	628,657	Sq. Ft.	36	22,500,000	22,500,000	3.2%	20,495,375	N	9/14/2017	11/11/2017	10/11/2022	11/11/2022	10/11/2027		4.22000%	0.00295%	0.00960%	0.00500%	0.00050%
10.01	Freistadt Road	287,863	Sq. Ft.		10,700,000	10,700,000	1.5%
10.02	Main Street	233,652	Sq. Ft.		7,800,000	7,800,000	1.1%
10.03	Crusader Court	107,142	Sq. Ft.		4,000,000	4,000,000	0.6%
11	iStar Leased Fee Portfolio	Various	Various	NAP	20,000,000	20,000,000	2.8%	20,000,000	Y	3/30/2017	5/5/2017	4/5/2027		4/6/2027	4/6/2028	3.79500%	0.00000%	0.00960%	0.00500%	0.00050%
11.01	Hilton Salt Lake	499	Rooms		4,873,304	4,873,304	0.7%
11.02	DoubleTree Seattle Airport	850	Rooms		3,524,229	3,524,229	0.5%
11.03	DoubleTree Mission Valley	300	Rooms		3,355,419	3,355,419	0.5%
11.04	One Ally Center	957,355	Sq. Ft.		2,815,947	2,815,947	0.4%
11.05	DoubleTree Sonoma	245	Rooms		1,700,441	1,700,441	0.2%
11.06	DoubleTree Durango	159	Rooms		1,462,907	1,462,907	0.2%
11.07	Northside Forsyth Hospital Medical Center	92,573	Sq. Ft.		667,577	667,577	0.1%
11.08	NASA/JPSS Headquarters	120,000	Sq. Ft.		457,269	457,269	0.1%
11.09	Dallas Market Center: Sheraton Suites	251	Rooms		365,727	365,727	0.1%
11.10	Dallas Market Center: Marriott Courtyard	184	Rooms		329,163	329,163	0.0%
11.11	The Buckler Apartments	207	Units		320,088	320,088	0.0%
11.12	Lock-Up Self Storage Facility	104,000	Sq. Ft.		127,930	127,930	0.0%
12	45 Eisenhower Drive	174,912	Sq. Ft.	114	19,975,000	19,949,869	2.8%	16,285,033	N	9/8/2017	10/6/2017		10/6/2017	9/6/2027		4.75000%	0.00295%	0.00960%	0.00500%	0.00050%
13	Hilton Garden Inn Chicago/North Loop	191	Rooms	177,165	20,000,000	19,905,023	2.8%	16,334,165	N	6/7/2017	7/11/2017		7/11/2017	6/11/2027		4.80000%	0.00295%	0.00960%	0.00500%	0.00050%
14	Sentinel Business Center	328,412	Sq. Ft.	53	17,500,000	17,455,975	2.5%	14,145,308	N	8/4/2017	9/6/2017		9/6/2017	8/6/2027		4.49500%	0.00295%	0.00960%	0.00500%	0.00050%
15	Southridge Plaza Austin	144,285	Sq. Ft.	98	14,200,000	14,200,000	2.0%	14,200,000	N	8/28/2017	10/6/2017	9/6/2027		9/6/2027		4.20000%	0.00295%	0.00960%	0.04500%	0.00050%
16	Magnolia Hotel Denver	297	Rooms	180,851	14,000,000	13,925,501	2.0%	12,963,878	N	5/9/2017	6/6/2017		6/6/2017	5/6/2022		5.27000%	0.00000%	0.00960%	0.00500%	0.00050%
17	North Point Village	56,946	Sq. Ft.	228	13,000,000	13,000,000	1.8%	11,130,780	N	5/10/2017	6/11/2017	5/11/2019	6/11/2019	5/11/2027		4.59000%	0.00295%	0.00960%	0.03500%	0.00050%
18	League City Hotel Portfolio	164	Rooms	66,931	11,000,000	10,976,670	1.6%	9,136,580	N	7/21/2017	9/6/2017		9/6/2017	8/6/2027		5.32000%	0.00295%	0.00960%	0.00500%	0.00050%
18.01	Hampton Inn & Suites Houston/League City	81	Rooms		6,000,000	5,987,275	0.8%
18.02	Candlewood Suites League City	83	Rooms		5,000,000	4,989,396	0.7%
19	Blossom Business Center	137,236	Sq. Ft.	80	11,000,000	10,972,327	1.6%	8,891,337	N	8/4/2017	9/6/2017		9/6/2017	8/6/2027		4.49500%	0.00295%	0.00960%	0.00500%	0.00050%
20	Hampton Inn - Frederick	104	Rooms	98,388	10,250,000	10,232,399	1.5%	7,620,595	N	9/7/2017	10/11/2017		10/11/2017	9/11/2027		4.85000%	0.00295%	0.00960%	0.00500%	0.00050%
21	Starwood Capital Group Hotel Portfolio	6,366	Rooms	90,680	10,000,000	10,000,000	1.4%	10,000,000	N	5/24/2017	7/1/2017	6/1/2027		6/1/2027		4.48600%	0.00000%	0.00960%	0.00500%	0.00050%
21.01	Larkspur Landing Sunnyvale	126	Rooms		590,158	590,158	0.1%
21.02	Larkspur Landing Milpitas	124	Rooms		497,273	497,273	0.1%
21.03	Larkspur Landing Campbell	117	Rooms		437,238	437,238	0.1%
21.04	Larkspur Landing San Francisco	111	Rooms		360,212	360,212	0.1%
21.05	Larkspur Landing Pleasanton	124	Rooms		352,283	352,283	0.0%
21.06	Larkspur Landing Bellevue	126	Rooms		313,769	313,769	0.0%
21.07	Larkspur Landing Sacramento	124	Rooms		234,477	234,477	0.0%
21.08	Hampton Inn Ann Arbor North	129	Rooms		228,814	228,814	0.0%
21.09	Larkspur Landing Hillsboro	124	Rooms		228,814	228,814	0.0%
21.10	Larkspur Landing Renton	127	Rooms		226,548	226,548	0.0%
21.11	Holiday Inn Arlington Northeast Rangers Ballpark	147	Rooms		217,486	217,486	0.0%
21.12	Residence Inn Toledo Maumee	108	Rooms		215,221	215,221	0.0%
21.13	Residence Inn Williamsburg	108	Rooms		206,159	206,159	0.0%
21.14	Hampton Inn Suites Waco South	123	Rooms		190,301	190,301	0.0%
21.15	Holiday Inn Louisville Airport Fair Expo	106	Rooms		186,902	186,902	0.0%
21.16	Courtyard Tyler	121	Rooms		183,504	183,504	0.0%
21.17	Hilton Garden Inn Edison Raritan Center	132	Rooms		183,504	183,504	0.0%
21.18	Hilton Garden Inn St Paul Oakdale	116	Rooms		181,239	181,239	0.0%
21.19	Residence Inn Grand Rapids West	90	Rooms		178,973	178,973	0.0%
21.20	Peoria, AZ Residence Inn	90	Rooms		177,840	177,840	0.0%
21.21	Hampton Inn Suites Bloomington Normal	128	Rooms		176,708	176,708	0.0%
21.22	Courtyard Chico	90	Rooms		173,309	173,309	0.0%
21.23	Hampton Inn Suites South Bend	117	Rooms		167,646	167,646	0.0%
21.24	Hampton Inn Suites Kokomo	105	Rooms		167,646	167,646	0.0%
21.25	Courtyard Wichita Falls	93	Rooms		159,717	159,717	0.0%
21.26	Hampton Inn Morehead	118	Rooms		155,186	155,186	0.0%
21.27	Residence Inn Chico	78	Rooms		150,655	150,655	0.0%
21.28	Courtyard Lufkin	101	Rooms		143,858	143,858	0.0%
21.29	Hampton Inn Carlisle	97	Rooms		142,725	142,725	0.0%
21.30	Springhill Suites Williamsburg	120	Rooms		142,725	142,725	0.0%
21.31	Fairfield Inn Bloomington	105	Rooms		141,593	141,593	0.0%
21.32	Waco Residence Inn	78	Rooms		138,194	138,194	0.0%
21.33	Holiday Inn Express Fishers	115	Rooms		129,133	129,133	0.0%
21.34	Larkspur Landing Folsom	84	Rooms		125,734	125,734	0.0%
21.35	Springhill Suites Chicago Naperville Warrenville	128	Rooms		118,938	118,938	0.0%
21.36	Holiday Inn Express & Suites Paris	84	Rooms		117,805	117,805	0.0%
21.37	Toledo Homewood Suites	78	Rooms		117,805	117,805	0.0%
21.38	Grand Rapids Homewood Suites	78	Rooms		114,407	114,407	0.0%
21.39	Fairfield Inn Laurel	109	Rooms		106,478	106,478	0.0%
21.40	Cheyenne Fairfield Inn and Suites	60	Rooms		106,478	106,478	0.0%
21.41	Courtyard Akron Stow	101	Rooms		104,212	104,212	0.0%
21.42	Towneplace Suites Bloomington	83	Rooms		98,549	98,549	0.0%
21.43	Larkspur Landing Roseville	90	Rooms		98,549	98,549	0.0%
21.44	Hampton Inn Danville	71	Rooms		97,416	97,416	0.0%
21.45	Holiday Inn Norwich	135	Rooms		96,283	96,283	0.0%
21.46	Hampton Inn Suites Longview North	91	Rooms		95,150	95,150	0.0%
21.47	Springhill Suites Peoria Westlake	124	Rooms		95,150	95,150	0.0%
21.48	Hampton Inn Suites Buda	74	Rooms		94,018	94,018	0.0%
21.49	Shawnee Hampton Inn	63	Rooms		94,018	94,018	0.0%
21.50	Racine Fairfield Inn	62	Rooms		91,752	91,752	0.0%
21.51	Hampton Inn Selinsgrove Shamokin Dam	75	Rooms		89,487	89,487	0.0%
21.52	Holiday Inn Express & Suites Terrell	68	Rooms		84,956	84,956	0.0%
21.53	Westchase Homewood Suites	96	Rooms		82,228	82,228	0.0%
21.54	Holiday Inn Express & Suites Tyler South	88	Rooms		81,557	81,557	0.0%
21.55	Holiday Inn Express & Suites Huntsville	87	Rooms		78,159	78,159	0.0%
21.56	Hampton Inn Sweetwater	72	Rooms		71,363	71,363	0.0%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Number of Units(3)	Unit of Measure(3)	Cut-off Date Balance Per Unit/SF(7)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
21.57	Comfort Suites Buda Austin South	72	Rooms		60,035	60,035	0.0%
21.58	Fairfield Inn & Suites Weatherford	86	Rooms		56,637	56,637	0.0%
21.59	Holiday Inn Express & Suites Altus	68	Rooms		45,895	45,895	0.0%
21.60	Comfort Inn & Suites Paris	56	Rooms		40,779	40,779	0.0%
21.61	Hampton Inn Suites Decatur	74	Rooms		39,022	39,022	0.0%
21.62	Holiday Inn Express & Suites Texarkana East	88	Rooms		36,136	36,136	0.0%
21.63	Mankato Fairfield Inn	61	Rooms		32,383	32,383	0.0%
21.64	Candlewood Suites Texarkana	80	Rooms		25,037	25,037	0.0%
21.65	Country Inn & Suites Houston Intercontinental Airport East	62	Rooms		23,777	23,777	0.0%
22	AeroPlex II	300,000	Sq. Ft.	33	10,000,000	10,000,000	1.4%	8,139,484	N	9/21/2017	11/11/2017		11/11/2017	10/11/2027		4.70000%	0.00295%	0.00960%	0.00500%	0.00050%
23	St. Louis Ground Lease	132,433	Sq. Ft.	72	9,600,000	9,526,304	1.4%	5,882,498	N	7/7/2017	8/11/2017		8/11/2017	7/11/2027		4.32000%	0.00295%	0.00960%	0.00500%	0.00050%
24	Shady Willow Plaza	30,181	Sq. Ft.	303	9,150,000	9,150,000	1.3%	7,991,893	N	8/1/2017	9/11/2017	8/11/2020	9/11/2020	8/11/2027		4.41000%	0.00295%	0.00960%	0.00500%	0.00050%
25	Shea Medical Plaza	42,439	Sq. Ft.	205	8,700,000	8,700,000	1.2%	7,438,717	N	8/10/2017	9/6/2017	8/6/2019	9/6/2019	8/6/2027		4.54000%	0.00295%	0.00960%	0.00500%	0.00050%
26	215 South Brea Boulevard	37,130	Sq. Ft.	223	8,300,000	8,270,439	1.2%	7,619,537	N	7/5/2017	8/11/2017		8/11/2017	7/11/2022		4.70000%	0.00295%	0.00960%	0.00500%	0.00050%
27	Sprouts Whittier	24,866	Sq. Ft.	284	7,050,000	7,050,000	1.0%	7,050,000	N	8/23/2017	10/6/2017	9/6/2027		9/6/2027		4.67000%	0.00295%	0.00960%	0.00500%	0.00050%
28	Island Palm Shoppes	25,814	Sq. Ft.	178	4,652,500	4,652,500	0.7%	3,997,999	N	8/4/2017	9/11/2017	8/11/2019	9/11/2019	8/11/2027		4.73000%	0.00295%	0.00960%	0.00500%	0.00050%
29	Runway Plaza	11,068	Sq. Ft.	178	1,910,000	1,910,000	0.3%	1,641,307	N	8/4/2017	9/11/2017	8/11/2019	9/11/2019	8/11/2027		4.73000%	0.00295%	0.00960%	0.00500%	0.00050%
30	CIA Developers Office Portfolio	284,500	Sq. Ft.	23	6,500,000	6,491,061	0.9%	5,210,861	N	8/29/2017	10/11/2017		10/11/2017	9/11/2027		4.26000%	0.00295%	0.00960%	0.00500%	0.00050%
30.01	Coastal Technology Center	90,000	Sq. Ft.		2,196,415	2,193,394	0.3%
30.02	Trio Industrial Plaza	100,000	Sq. Ft.		1,886,875	1,884,280	0.3%
30.03	Dow Rodes Industrial Center	66,150	Sq. Ft.		1,432,790	1,430,820	0.2%
30.04	Gran central Building	28,350	Sq. Ft.		983,920	982,567	0.1%
31	Salida & Manteca Secured Storage Portfolio	121,093	Sq. Ft.	52	6,300,000	6,300,000	0.9%	6,300,000	N	8/7/2017	9/6/2017	8/6/2027		8/6/2027		4.34000%	0.00295%	0.00960%	0.00500%	0.00050%
31.01	Secured Self Storage of Salida	82,718	Sq. Ft.		4,200,000	4,200,000	0.6%
31.02	Secured Self Storage of Manteca	38,375	Sq. Ft.		2,100,000	2,100,000	0.3%
32	Hampton Inn - Farmville	72	Rooms	85,467	6,175,000	6,153,606	0.9%	5,048,506	N	6/23/2017	8/6/2017		8/6/2017	7/6/2027		4.83000%	0.00295%	0.00960%	0.00500%	0.00050%
33	Heacock Business Center	76,358	Sq. Ft.	78	6,000,000	5,991,508	0.8%	4,782,804	N	9/5/2017	10/6/2017		10/6/2017	9/6/2027		4.10000%	0.00295%	0.00960%	0.00500%	0.00050%
34	Candlewood Suites Harrisburg-Hershey	71	Rooms	84,332	6,000,000	5,987,597	0.8%	5,002,407	N	7/19/2017	9/6/2017		9/6/2017	8/6/2027		5.44000%	0.00295%	0.00960%	0.00500%	0.00050%
35	Douglasville Center	25,300	Sq. Ft.	235	5,950,000	5,950,000	0.8%	4,851,133	N	9/18/2017	11/11/2017		11/11/2017	10/11/2027		4.75000%	0.00295%	0.00960%	0.00500%	0.00050%
36	Wanamaker Crossing	34,263	Sq. Ft.	168	5,800,000	5,771,950	0.8%	4,325,640	N	7/11/2017	8/11/2017		8/11/2017	7/11/2027		4.93000%	0.00295%	0.00960%	0.00500%	0.00050%
37	Stockton Self Storage	53,425	Sq. Ft.	96	5,137,500	5,137,500	0.7%	4,397,151	N	8/24/2017	10/11/2017	9/11/2019	10/11/2019	9/11/2027		4.58000%	0.00295%	0.00960%	0.00500%	0.00050%
38	Battlefield Square Shoppes	36,818	Sq. Ft.	137	5,040,000	5,028,685	0.7%	4,150,150	N	8/8/2017	9/6/2017		9/6/2017	8/6/2027		5.05000%	0.00295%	0.00960%	0.00500%	0.00050%
39	Atrisco Plaza Shopping Center	213,169	Sq. Ft.	93	5,000,000	5,000,000	0.7%	4,271,815	N	8/4/2017	9/6/2017	2/6/2019	3/6/2019	8/6/2027		4.99000%	0.00000%	0.00960%	0.02250%	0.00050%
40	Sterling Oaks	160	Units	31,208	5,000,000	4,993,253	0.7%	4,023,114	N	8/16/2017	10/6/2017		10/6/2017	9/6/2027		4.36500%	0.00295%	0.00960%	0.00500%	0.00050%
41	North Park Marketplace	46,647	Sq. Ft.	98	4,600,000	4,594,213	0.7%	3,750,245	N	8/18/2017	10/6/2017		10/6/2017	9/6/2027		4.75000%	0.00295%	0.00960%	0.00500%	0.00050%
42	Boulevard Square I	43,690	Sq. Ft.	97	4,250,000	4,244,702	0.6%	3,470,691	N	8/11/2017	10/6/2017		10/6/2017	9/6/2027		4.80000%	0.00295%	0.00960%	0.03250%	0.00050%
43	A-1 Secure Storage	62,100	Sq. Ft.	66	4,125,000	4,125,000	0.6%	4,125,000	N	8/18/2017	10/6/2017	9/6/2027		9/6/2027		4.49000%	0.00295%	0.00960%	0.00500%	0.00050%
44	Ellenwood Town Center	55,310	Sq. Ft.	75	4,125,000	4,125,000	0.6%	3,440,757	N	6/27/2017	8/11/2017	7/11/2018	8/11/2018	7/11/2027		4.59000%	0.00295%	0.00960%	0.00500%	0.00050%
45	Country Cove MHP	146	Pads	26,650	3,900,000	3,890,911	0.6%	3,192,522	N	8/1/2017	9/11/2017		9/11/2017	8/11/2027		4.87000%	0.00295%	0.00960%	0.00500%	0.00050%
46	Victory Shops at Eldorado	13,600	Sq. Ft.	279	3,800,000	3,800,000	0.5%	3,292,351	N	8/1/2017	9/6/2017	8/6/2019	9/6/2019	8/6/2027		5.05000%	0.00295%	0.00960%	0.00500%	0.00050%
47	Best Western Plus New Cumberland Inn & Suites	65	Rooms	58,341	3,800,000	3,792,145	0.5%	3,168,190	N	7/19/2017	9/6/2017		9/6/2017	8/6/2027		5.44000%	0.00295%	0.00960%	0.00500%	0.00050%
48	Wayside MHC	120	Pads	29,898	3,600,000	3,587,713	0.5%	2,950,095	N	6/28/2017	8/11/2017		8/11/2017	7/11/2027		4.90000%	0.00295%	0.00960%	0.00500%	0.00050%
49	Affordable Self Storage	46,785	Sq. Ft.	73	3,400,000	3,396,100	0.5%	2,817,525	N	9/7/2017	10/11/2017		10/11/2017	9/11/2027		5.25000%	0.00295%	0.00960%	0.00500%	0.00050%
50	Speedway Marketplace	11,200	Sq. Ft.	297	3,325,000	3,320,794	0.5%	2,708,050	N	9/8/2017	10/11/2017		10/11/2017	9/11/2027		4.72000%	0.00295%	0.00960%	0.00500%	0.00050%
51	Walgreens - Mansfield, TX	14,820	Sq. Ft.	222	3,300,000	3,288,713	0.5%	2,434,603	N	7/31/2017	9/11/2017		9/11/2017	8/11/2027		4.64000%	0.00295%	0.00960%	0.00500%	0.00050%
52	Kaysville Business Park	58,664	Sq. Ft.	56	3,300,000	3,288,321	0.5%	2,688,983	N	6/29/2017	8/11/2017		8/11/2017	7/11/2027		4.73000%	0.00295%	0.00960%	0.00500%	0.00050%
53	Eau Gallie Self Storage	57,786	Sq. Ft.	55	3,200,000	3,196,397	0.5%	2,660,192	N	8/22/2017	10/11/2017		10/11/2017	9/11/2027		5.35000%	0.00295%	0.00960%	0.00500%	0.00050%
54	Highland Plaza	12,001	Sq. Ft.	266	3,200,000	3,195,455	0.5%	2,549,004	N	8/31/2017	10/11/2017		10/11/2017	9/11/2027		4.08000%	0.00295%	0.00960%	0.00500%	0.00050%
55	The Colonnade on Lake Conroe	27,125	Sq. Ft.	99	2,700,000	2,696,622	0.4%	2,203,440	N	9/11/2017	10/11/2017		10/11/2017	9/11/2027		4.78000%	0.00295%	0.00960%	0.00500%	0.00050%
56	Fenton Storage Portfolio	85,876	Sq. Ft.	31	2,625,000	2,625,000	0.4%	2,270,135	N	7/11/2017	8/6/2017	7/6/2019	8/6/2019	7/6/2027		4.97500%	0.00295%	0.00960%	0.00500%	0.00050%
56.01	Fenton Storage South	60,283	Sq. Ft.		1,925,000	1,925,000	0.3%
56.02	Fenton Storage North	25,593	Sq. Ft.		700,000	700,000	0.1%
57	15330-15350 Nordhoff Street	7,367	Sq. Ft.	352	2,600,000	2,591,502	0.4%	2,144,600	N	6/30/2017	8/11/2017		8/11/2017	7/11/2027		5.10000%	0.00295%	0.00960%	0.00500%	0.00050%
58	Cypress Self Storage	53,250	Sq. Ft.	49	2,600,000	2,591,069	0.4%	2,128,512	N	6/30/2017	8/11/2017		8/11/2017	7/11/2027		4.87000%	0.00295%	0.00960%	0.00500%	0.00050%
59	Shoppes of Gunbarrel Pointe	10,500	Sq. Ft.	238	2,500,000	2,500,000	0.4%	2,159,048	N	7/21/2017	9/6/2017	8/6/2019	9/6/2019	8/6/2027		4.92300%	0.00295%	0.00960%	0.00500%	0.00050%
60	Advanced Mini Storage	62,400	Sq. Ft.	37	2,300,000	2,300,000	0.3%	1,978,399	N	8/31/2017	10/6/2017	9/6/2019	10/6/2019	9/6/2027		4.77000%	0.00295%	0.00960%	0.00500%	0.00050%
61	Creekview Apartments	34	Units	58,824	2,000,000	2,000,000	0.3%	1,710,506	N	8/1/2017	9/11/2017	8/11/2019	9/11/2019	8/11/2027		4.55000%	0.00295%	0.00960%	0.00500%	0.00050%
62	Pomona Townhomes	28	Units	67,857	1,900,000	1,900,000	0.3%	1,622,812	N	8/1/2017	9/11/2017	8/11/2019	9/11/2019	8/11/2027		4.50000%	0.00295%	0.00960%	0.00500%	0.00050%
63	Brown and Bermuda MHCs	65	Pads	29,195	1,900,000	1,897,696	0.3%	1,559,316	N	8/29/2017	10/11/2017		10/11/2017	9/11/2027		4.95000%	0.00295%	0.00960%	0.00500%	0.00050%
64	Seneca Broadview Hills Townhomes	151	Units	11,299	4,350,000	1,706,163	0.2%	101,595	N	10/22/2002	12/1/2002		12/1/2002	11/1/2022		6.00000%	0.00295%	0.00960%	0.00500%	0.00050%
65	Lloyds MHC	64	Pads	20,216	1,300,000	1,293,835	0.2%	818,878	N	7/19/2017	9/11/2017		9/11/2017	8/11/2027		4.99000%	0.00295%	0.00960%	0.00500%	0.00050%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(16)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(4)
1	225 & 233 Park Avenue South	0.00030%	3.63600%	Actual/360	185,105.69	Interest-only, Balloon	Actual/360	120	116	120	116	0	0	4	L(28),D(87),O(5)
2	Mall of Louisiana	0.00030%	3.96860%	Actual/360	238,246.67	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)
3	Marketplace at Millcreek	0.00030%	3.80165%	Actual/360	127,810.83	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)
4	SAVA Holdings IHG Portfolio	0.00030%	4.99165%	Actual/360	198,850.19	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)
4.01	Candlewood Suites DFW South
4.02	Holiday Inn DFW Airport South
4.03	Staybridge Suites Plano
5	Wilshire Pacific Plaza	0.00030%	4.08165%	Actual/360	113,796.35	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)
6	Pinnacle Medical Plaza	0.00030%	4.26415%	Actual/360	105,359.95	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
7	Winslow Bay Commons	0.00030%	3.80165%	Actual/360	83,270.69	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)
8	Del Amo Fashion Center	0.00030%	3.64335%	Actual/360	77,256.22	Interest-only, Balloon	Actual/360	120	116	120	116	0	0	4	L(28),D(85),O(7)
9	Pleasant Prairie Premium Outlets	0.00030%	3.97960%	Actual/360	84,385.13	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)
10	Gehl Foods Portfolio	0.00030%	4.20165%	Actual/360	110,291.67	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),GRTR 1% or YM(92),O(4)
10.01	Freistadt Road
10.02	Main Street
10.03	Crusader Court
11	iStar Leased Fee Portfolio	0.00030%	3.77960%	Actual/360	64,128.47	Interest-only, ARD	Actual/360	120	114	120	114	0	0	6	L(30),GRTR 1% or YM or D(85),O(5)
11.01	Hilton Salt Lake
11.02	DoubleTree Seattle Airport
11.03	DoubleTree Mission Valley
11.04	One Ally Center
11.05	DoubleTree Sonoma
11.06	DoubleTree Durango
11.07	Northside Forsyth Hospital Medical Center
11.08	NASA/JPSS Headquarters
11.09	Dallas Market Center: Sheraton Suites
11.10	Dallas Market Center: Marriott Courtyard
11.11	The Buckler Apartments
11.12	Lock-Up Self Storage Facility
12	45 Eisenhower Drive	0.00030%	4.73165%	Actual/360	104,199.06	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
13	Hilton Garden Inn Chicago/North Loop	0.00030%	4.78165%	Actual/360	104,933.07	Amortizing Balloon		120	116	0	0	360	356	4	L(28),D(88),O(4)
14	Sentinel Business Center	0.00030%	4.47665%	Actual/360	88,617.95	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
15	Southridge Plaza Austin	0.00030%	4.14165%	Actual/360	50,390.28	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
16	Magnolia Hotel Denver	0.00030%	5.25460%	Actual/360	77,482.04	Amortizing Balloon		60	55	0	0	360	355	5	L(29),D(26),O(5)
17	North Point Village	0.00030%	4.54165%	Actual/360	66,566.10	Interest-only, Amortizing Balloon	Actual/360	120	115	24	19	360	360	5	L(29),D(87),O(4)
18	League City Hotel Portfolio	0.00030%	5.30165%	Actual/360	61,220.20	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
18.01	Hampton Inn & Suites Houston/League City
18.02	Candlewood Suites League City
19	Blossom Business Center	0.00030%	4.47665%	Actual/360	55,702.71	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
20	Hampton Inn - Frederick	0.00030%	4.83165%	Actual/360	59,028.12	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)
21	Starwood Capital Group Hotel Portfolio	0.00030%	4.47060%	Actual/360	37,902.55	Interest-only, Balloon	Actual/360	120	116	120	116	0	0	4	L(12),GRTR 1% or YM(105),O(3)
21.01	Larkspur Landing Sunnyvale
21.02	Larkspur Landing Milpitas
21.03	Larkspur Landing Campbell
21.04	Larkspur Landing San Francisco
21.05	Larkspur Landing Pleasanton
21.06	Larkspur Landing Bellevue
21.07	Larkspur Landing Sacramento
21.08	Hampton Inn Ann Arbor North
21.09	Larkspur Landing Hillsboro
21.10	Larkspur Landing Renton
21.11	Holiday Inn Arlington Northeast Rangers Ballpark
21.12	Residence Inn Toledo Maumee
21.13	Residence Inn Williamsburg
21.14	Hampton Inn Suites Waco South
21.15	Holiday Inn Louisville Airport Fair Expo
21.16	Courtyard Tyler
21.17	Hilton Garden Inn Edison Raritan Center
21.18	Hilton Garden Inn St Paul Oakdale
21.19	Residence Inn Grand Rapids West
21.20	Peoria, AZ Residence Inn
21.21	Hampton Inn Suites Bloomington Normal
21.22	Courtyard Chico
21.23	Hampton Inn Suites South Bend
21.24	Hampton Inn Suites Kokomo
21.25	Courtyard Wichita Falls
21.26	Hampton Inn Morehead
21.27	Residence Inn Chico
21.28	Courtyard Lufkin
21.29	Hampton Inn Carlisle
21.30	Springhill Suites Williamsburg
21.31	Fairfield Inn Bloomington
21.32	Waco Residence Inn
21.33	Holiday Inn Express Fishers
21.34	Larkspur Landing Folsom
21.35	Springhill Suites Chicago Naperville Warrenville
21.36	Holiday Inn Express & Suites Paris
21.37	Toledo Homewood Suites
21.38	Grand Rapids Homewood Suites
21.39	Fairfield Inn Laurel
21.40	Cheyenne Fairfield Inn and Suites
21.41	Courtyard Akron Stow
21.42	Towneplace Suites Bloomington
21.43	Larkspur Landing Roseville
21.44	Hampton Inn Danville
21.45	Holiday Inn Norwich
21.46	Hampton Inn Suites Longview North
21.47	Springhill Suites Peoria Westlake
21.48	Hampton Inn Suites Buda
21.49	Shawnee Hampton Inn
21.50	Racine Fairfield Inn
21.51	Hampton Inn Selinsgrove Shamokin Dam
21.52	Holiday Inn Express & Suites Terrell
21.53	Westchase Homewood Suites
21.54	Holiday Inn Express & Suites Tyler South
21.55	Holiday Inn Express & Suites Huntsville
21.56	Hampton Inn Sweetwater

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(16)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(4)
21.57	Comfort Suites Buda Austin South
21.58	Fairfield Inn & Suites Weatherford
21.59	Holiday Inn Express & Suites Altus
21.60	Comfort Inn & Suites Paris
21.61	Hampton Inn Suites Decatur
21.62	Holiday Inn Express & Suites Texarkana East
21.63	Mankato Fairfield Inn
21.64	Candlewood Suites Texarkana
21.65	Country Inn & Suites Houston Intercontinental Airport East
22	AeroPlex II	0.00030%	4.68165%	Actual/360	51,863.78	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
23	St. Louis Ground Lease	0.00030%	4.30165%	Actual/360	59,805.55	Amortizing Balloon		120	117	0	0	240	237	3	L(27),D(89),O(4)
24	Shady Willow Plaza	0.00030%	4.39165%	Actual/360	45,873.69	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(87),O(7)
25	Shea Medical Plaza	0.00030%	4.52165%	Actual/360	44,288.64	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)
26	215 South Brea Boulevard	0.00030%	4.68165%	Actual/360	43,046.94	Amortizing Balloon		60	57	0	0	360	357	3	L(27),D(29),O(4)
27	Sprouts Whittier	0.00030%	4.65165%	Actual/360	27,817.31	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
28	Island Palm Shoppes	0.00030%	4.71165%	Actual/360	24,213.59	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(91),O(3)
29	Runway Plaza	0.00030%	4.71165%	Actual/360	9,940.45	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(91),O(3)
30	CIA Developers Office Portfolio	0.00030%	4.24165%	Actual/360	32,014.16	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)
30.01	Coastal Technology Center
30.02	Trio Industrial Plaza
30.03	Dow Rodes Industrial Center
30.04	Gran central Building
31	Salida & Manteca Secured Storage Portfolio	0.00030%	4.32165%	Actual/360	23,101.46	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)
31.01	Secured Self Storage of Salida
31.02	Secured Self Storage of Manteca
32	Hampton Inn - Farmville	0.00030%	4.81165%	Actual/360	32,510.15	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)
33	Heacock Business Center	0.00030%	4.08165%	Actual/360	28,991.90	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)
34	Candlewood Suites Harrisburg-Hershey	0.00030%	5.42165%	Actual/360	33,841.81	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
35	Douglasville Center	0.00030%	4.73165%	Actual/360	31,038.02	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
36	Wanamaker Crossing	0.00030%	4.91165%	Actual/360	33,670.10	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(90),O(3)
37	Stockton Self Storage	0.00030%	4.56165%	Actual/360	26,275.73	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(92),O(3)
38	Battlefield Square Shoppes	0.00030%	5.03165%	Actual/360	27,210.03	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
39	Atrisco Plaza Shopping Center	0.00030%	4.95710%	Actual/360	26,810.53	Interest-only, Amortizing Balloon	Actual/360	120	118	18	16	360	360	2	L(26),D(90),O(4)
40	Sterling Oaks	0.00030%	4.34665%	Actual/360	24,934.78	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
41	North Park Marketplace	0.00030%	4.73165%	Actual/360	23,995.78	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(90),O(5)
42	Boulevard Square I	0.00030%	4.75415%	Actual/360	22,298.28	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
43	A-1 Secure Storage	0.00030%	4.47165%	Actual/360	15,648.74	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
44	Ellenwood Town Center	0.00030%	4.57165%	Actual/360	21,121.94	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(90),O(3)
45	Country Cove MHP	0.00030%	4.85165%	Actual/360	20,627.29	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)
46	Victory Shops at Eldorado	0.00030%	5.03165%	Actual/360	20,515.50	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)
47	Best Western Plus New Cumberland Inn & Suites	0.00030%	5.42165%	Actual/360	21,433.15	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
48	Wayside MHC	0.00030%	4.88165%	Actual/360	19,106.16	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(90),O(3)
49	Affordable Self Storage	0.00030%	5.23165%	Actual/360	18,774.93	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)
50	Speedway Marketplace	0.00030%	4.70165%	Actual/360	17,284.70	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(90),O(5)
51	Walgreens - Mansfield, TX	0.00030%	4.62165%	Actual/360	18,605.69	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)
52	Kaysville Business Park	0.00030%	4.71165%	Actual/360	17,174.60	Amortizing Balloon		120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)
53	Eau Gallie Self Storage	0.00030%	5.33165%	Actual/360	17,869.24	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)
54	Highland Plaza	0.00030%	4.06165%	Actual/360	15,425.24	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)
55	The Colonnade on Lake Conroe	0.00030%	4.76165%	Actual/360	14,133.34	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)
56	Fenton Storage Portfolio	0.00030%	4.95665%	Actual/360	14,051.49	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(88),O(5)
56.01	Fenton Storage South
56.02	Fenton Storage North
57	15330-15350 Nordhoff Street	0.00030%	5.08165%	Actual/360	14,116.69	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)
58	Cypress Self Storage	0.00030%	4.85165%	Actual/360	13,751.52	Amortizing Balloon		120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)
59	Shoppes of Gunbarrel Pointe	0.00030%	4.90465%	Actual/360	13,303.14	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)
60	Advanced Mini Storage	0.00030%	4.75165%	Actual/360	12,025.63	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)
61	Creekview Apartments	0.00030%	4.53165%	Actual/360	10,193.21	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),GRTR 1% or YM or D(90),O(4)
62	Pomona Townhomes	0.00030%	4.48165%	Actual/360	9,627.02	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),GRTR 1% or YM or D(90),O(4)
63	Brown and Bermuda MHCs	0.00030%	4.93165%	Actual/360	10,141.63	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
64	Seneca Broadview Hills Townhomes	0.00030%	5.98165%	Actual/360	31,164.75	Fully Amortizing		240	61	0	0	240	61	179	L(49),D(128),GRTR 1% or YM(39),O(24)
65	Lloyds MHC	0.00030%	4.97165%	Actual/360	8,572.24	Amortizing Balloon		120	118	0	0	240	238	2	L(26),GRTR 1% or YM(91),O(3)

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Default (Days)(5)	Grace Period Late (Days)(5)	Appraised Value ($)(6)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)	U/W NCF DSCR (x)(7)	Cut-off Date LTV Ratio(6)(7)	LTV Ratio at Maturity or ARD(6)(7)	Cut-off Date U/W NOI Debt Yield(7)	Cut-off Date U/W NCF Debt Yield(7)	U/W Revenues ($)(3)(8)(10)	U/W Expenses ($)
1	225 & 233 Park Avenue South	0	0	750,000,000	4/1/2017									3.39	3.27	31.3%	31.3%	12.6%	12.1%	48,106,942	18,601,103
2	Mall of Louisiana	0	0	570,000,000	6/23/2017									1.94	1.85	57.0%	49.3%	11.1%	10.6%	43,215,234	7,152,311
3	Marketplace at Millcreek	0	0	75,800,000	7/9/2017									3.08	2.77	52.2%	52.2%	11.9%	10.7%	6,395,033	1,669,652
4	SAVA Holdings IHG Portfolio	0	0	64,900,000	Various									2.17	1.94	57.0%	49.3%	14.0%	12.5%	13,439,151	8,261,742
4.01	Candlewood Suites DFW South			25,800,000	6/1/2018															4,079,937	2,144,314
4.02	Holiday Inn DFW Airport South			19,100,000	5/10/2017															5,295,046	3,635,497
4.03	Staybridge Suites Plano			20,000,000	6/1/2018															4,064,168	2,481,931
5	Wilshire Pacific Plaza	0	0	59,000,000	7/18/2017									2.51	2.42	55.7%	55.7%	10.4%	10.0%	4,696,734	1,265,398
6	Pinnacle Medical Plaza	0	0	49,950,000	5/24/2017									2.22	2.08	58.1%	58.1%	9.7%	9.1%	3,668,639	862,149
7	Winslow Bay Commons	0	0	56,350,000	7/17/2017									3.57	3.26	45.8%	45.8%	13.8%	12.6%	4,485,287	914,550
8	Del Amo Fashion Center	0	0	1,155,000,000	4/23/2017									3.48	3.34	39.8%	39.8%	12.9%	12.4%	81,259,520	21,915,628
9	Pleasant Prairie Premium Outlets	0	0	290,000,000	7/20/2017									2.77	2.66	50.0%	50.0%	11.2%	10.8%	22,589,594	6,316,284
10	Gehl Foods Portfolio	0	5	34,500,000	7/13/2017									1.73	1.59	65.2%	59.4%	10.2%	9.4%	2,958,752	664,174
10.01	Freistadt Road			16,450,000	7/13/2017															1,405,191	311,312
10.02	Main Street			11,950,000	7/13/2017															1,017,138	223,579
10.03	Crusader Court			6,100,000	7/13/2017															536,422	129,283
11	iStar Leased Fee Portfolio	0	0	346,160,000	Various									2.12	2.12	65.6%	65.6%	8.2%	8.2%	NAV	NAV
11.01	Hilton Salt Lake			79,900,000	2/20/2017															NAV	NAV
11.02	DoubleTree Seattle Airport			75,700,000	2/27/2017															NAV	NAV
11.03	DoubleTree Mission Valley			55,000,000	2/16/2017															NAV	NAV
11.04	One Ally Center			46,140,000	2/23/2017															NAV	NAV
11.05	DoubleTree Sonoma			27,700,000	2/15/2017															NAV	NAV
11.06	DoubleTree Durango			24,400,000	2/17/2017															NAV	NAV
11.07	Northside Forsyth Hospital Medical Center			11,000,000	2/22/2017															NAV	NAV
11.08	NASA/JPSS Headquarters			7,550,000	2/15/2017															NAV	NAV
11.09	Dallas Market Center: Sheraton Suites			6,000,000	2/20/2017															NAV	NAV
11.10	Dallas Market Center: Marriott Courtyard			5,400,000	2/20/2017															NAV	NAV
11.11	The Buckler Apartments			5,300,000	2/17/2017															NAV	NAV
11.12	Lock-Up Self Storage Facility			2,070,000	2/21/2017															NAV	NAV
12	45 Eisenhower Drive	0	0	28,400,000	6/13/2017									1.73	1.49	70.2%	57.3%	10.8%	9.3%	3,991,814	1,833,588
13	Hilton Garden Inn Chicago/North Loop	0	5	59,300,000	4/21/2017									1.74	1.55	57.1%	46.8%	11.0%	9.8%	10,141,170	6,423,078
14	Sentinel Business Center	0	0	24,000,000	7/14/2017									1.66	1.47	72.7%	58.9%	10.1%	9.0%	2,440,438	673,128
15	Southridge Plaza Austin	0	0	24,000,000	4/24/2017									2.37	2.16	59.2%	59.2%	10.1%	9.2%	2,358,838	925,089
16	Magnolia Hotel Denver	0	0	95,600,000	4/1/2018									1.78	1.58	56.2%	52.3%	11.9%	10.6%	17,515,407	11,136,515
17	North Point Village	0	0	17,750,000	4/14/2017									1.41	1.31	73.2%	62.7%	8.6%	8.1%	1,561,712	438,908
18	League City Hotel Portfolio	0	0	18,500,000	4/24/2017									2.30	2.07	59.3%	49.4%	15.4%	13.8%	4,302,120	2,612,567
18.01	Hampton Inn & Suites Houston/League City			10,100,000	4/24/2017															2,477,530	1,473,799
18.02	Candlewood Suites League City			8,400,000	4/24/2017															1,824,589	1,138,767
19	Blossom Business Center	0	0	14,750,000	7/14/2017									1.64	1.52	74.4%	60.3%	10.0%	9.2%	1,559,648	462,102
20	Hampton Inn - Frederick	0	0	15,200,000	7/21/2019									1.82	1.59	67.3%	50.1%	12.6%	11.0%	4,031,837	2,741,304
21	Starwood Capital Group Hotel Portfolio	0	0	956,000,000	4/23/2017									3.05	2.72	60.4%	60.4%	13.9%	12.4%	213,600,210	133,537,987
21.01	Larkspur Landing Sunnyvale			52,100,000	4/23/2017															7,774,225	3,291,296
21.02	Larkspur Landing Milpitas			43,900,000	4/23/2017															6,764,028	2,931,310
21.03	Larkspur Landing Campbell			38,600,000	4/23/2017															6,059,570	2,617,761
21.04	Larkspur Landing San Francisco			31,800,000	4/23/2017															5,697,514	3,043,028
21.05	Larkspur Landing Pleasanton			31,100,000	4/23/2017															5,193,352	2,547,257
21.06	Larkspur Landing Bellevue			27,700,000	4/23/2017															4,692,425	2,331,202
21.07	Larkspur Landing Sacramento			20,700,000	4/23/2017															4,214,257	2,228,775
21.08	Hampton Inn Ann Arbor North			20,200,000	4/23/2017															4,826,301	2,797,123
21.09	Larkspur Landing Hillsboro			20,200,000	4/23/2017															3,941,272	2,074,859
21.10	Larkspur Landing Renton			20,000,000	4/23/2017															4,423,020	2,551,967
21.11	Holiday Inn Arlington Northeast Rangers Ballpark			19,200,000	4/23/2017															5,568,856	3,808,855
21.12	Residence Inn Toledo Maumee			19,000,000	4/23/2017															4,066,425	2,394,233
21.13	Residence Inn Williamsburg			18,200,000	4/23/2017															3,955,706	2,438,734
21.14	Hampton Inn Suites Waco South			16,800,000	4/23/2017															4,293,844	2,707,299
21.15	Holiday Inn Louisville Airport Fair Expo			16,500,000	4/23/2017															4,185,314	2,629,134
21.16	Courtyard Tyler			16,200,000	4/23/2017															3,341,364	1,954,349
21.17	Hilton Garden Inn Edison Raritan Center			16,200,000	4/23/2017															5,848,958	4,297,603
21.18	Hilton Garden Inn St Paul Oakdale			16,000,000	4/23/2017															4,891,094	3,005,604
21.19	Residence Inn Grand Rapids West			15,800,000	4/23/2017															3,115,120	1,853,237
21.20	Peoria, AZ Residence Inn			15,700,000	4/23/2017															3,248,248	1,960,291
21.21	Hampton Inn Suites Bloomington Normal			15,600,000	4/23/2017															3,738,690	2,192,200
21.22	Courtyard Chico			15,300,000	4/23/2017															3,850,184	2,256,991
21.23	Hampton Inn Suites South Bend			14,800,000	4/23/2017															3,810,167	2,425,550
21.24	Hampton Inn Suites Kokomo			14,800,000	4/23/2017															3,680,915	2,278,112
21.25	Courtyard Wichita Falls			14,100,000	4/23/2017															3,121,444	1,900,976
21.26	Hampton Inn Morehead			13,700,000	4/23/2017															3,154,358	1,934,119
21.27	Residence Inn Chico			13,300,000	4/23/2017															3,273,835	1,934,702
21.28	Courtyard Lufkin			12,700,000	4/23/2017															2,752,597	1,904,207
21.29	Hampton Inn Carlisle			12,600,000	4/23/2017															3,439,196	2,184,723
21.30	Springhill Suites Williamsburg			12,600,000	4/23/2017															3,361,902	2,351,318
21.31	Fairfield Inn Bloomington			12,500,000	4/23/2017															3,018,966	1,596,788
21.32	Waco Residence Inn			12,200,000	4/23/2017															3,136,682	2,098,980
21.33	Holiday Inn Express Fishers			11,400,000	4/23/2017															3,176,451	2,097,965
21.34	Larkspur Landing Folsom			11,100,000	4/23/2017															2,902,483	1,927,519
21.35	Springhill Suites Chicago Naperville Warrenville			10,500,000	4/23/2017															3,321,573	2,487,672
21.36	Holiday Inn Express & Suites Paris			10,400,000	4/23/2017															2,343,673	1,451,447
21.37	Toledo Homewood Suites			10,400,000	4/23/2017															2,929,714	1,868,320
21.38	Grand Rapids Homewood Suites			10,100,000	4/23/2017															3,009,146	2,149,208
21.39	Fairfield Inn Laurel			9,400,000	4/23/2017															3,127,939	2,345,351
21.40	Cheyenne Fairfield Inn and Suites			9,400,000	4/23/2017															1,961,942	1,129,873
21.41	Courtyard Akron Stow			9,200,000	4/23/2017															3,168,035	2,155,198
21.42	Towneplace Suites Bloomington			8,700,000	4/23/2017															2,441,633	1,469,446
21.43	Larkspur Landing Roseville			8,700,000	4/23/2017															2,851,065	1,950,874
21.44	Hampton Inn Danville			8,600,000	4/23/2017															2,591,371	1,759,107
21.45	Holiday Inn Norwich			8,500,000	4/23/2017															4,801,904	3,857,696
21.46	Hampton Inn Suites Longview North			8,400,000	4/23/2017															2,322,688	1,579,337
21.47	Springhill Suites Peoria Westlake			8,400,000	4/23/2017															2,918,586	2,302,611
21.48	Hampton Inn Suites Buda			8,300,000	4/23/2017															2,627,746	1,669,033
21.49	Shawnee Hampton Inn			8,300,000	4/23/2017															1,892,474	1,198,000
21.50	Racine Fairfield Inn			8,100,000	4/23/2017															1,812,261	1,135,948
21.51	Hampton Inn Selinsgrove Shamokin Dam			7,900,000	4/23/2017															2,433,055	1,648,454
21.52	Holiday Inn Express & Suites Terrell			7,500,000	4/23/2017															2,149,392	1,457,931
21.53	Westchase Homewood Suites			9,800,000	4/23/2017															2,958,058	2,459,994
21.54	Holiday Inn Express & Suites Tyler South			7,200,000	4/23/2017															2,128,673	1,443,645
21.55	Holiday Inn Express & Suites Huntsville			6,900,000	4/23/2017															2,360,887	1,577,065
21.56	Hampton Inn Sweetwater			6,300,000	4/23/2017															1,585,686	1,121,890

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Default (Days)(5)	Grace Period Late (Days)(5)	Appraised Value ($)(6)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)	U/W NCF DSCR (x)(7)	Cut-off Date LTV Ratio(6)(7)	LTV Ratio at Maturity or ARD(6)(7)	Cut-off Date U/W NOI Debt Yield(7)	Cut-off Date U/W NCF Debt Yield(7)	U/W Revenues ($)(3)(8)(10)	U/W Expenses ($)
21.57	Comfort Suites Buda Austin South			5,300,000	4/23/2017															2,082,208	1,457,351
21.58	Fairfield Inn & Suites Weatherford			5,000,000	4/23/2017															1,659,116	1,281,033
21.59	Holiday Inn Express & Suites Altus			4,600,000	4/23/2017															1,417,147	1,148,513
21.60	Comfort Inn & Suites Paris			3,600,000	4/23/2017															1,157,262	859,912
21.61	Hampton Inn Suites Decatur			3,600,000	4/23/2017															1,550,317	1,308,093
21.62	Holiday Inn Express & Suites Texarkana East			4,100,000	4/23/2017															1,638,961	1,406,520
21.63	Mankato Fairfield Inn			3,600,000	4/23/2017															1,236,472	1,037,465
21.64	Candlewood Suites Texarkana			2,600,000	4/23/2017															1,239,140	1,073,951
21.65	Country Inn & Suites Houston Intercontinental Airport East			3,200,000	4/23/2017															1,363,324	1,198,984
22	AeroPlex II	0	0	17,000,000	7/26/2017									2.04	1.77	58.8%	47.9%	12.7%	11.0%	1,817,039	547,165
23	St. Louis Ground Lease	0	0	19,600,000	5/22/2017									1.48	1.48	48.6%	30.0%	11.2%	11.2%	1,062,516	0
24	Shady Willow Plaza	0	0	14,250,000	6/16/2017									1.49	1.39	64.2%	56.1%	8.9%	8.4%	1,085,172	266,877
25	Shea Medical Plaza	0	0	12,060,000	7/18/2017									1.49	1.36	72.1%	61.7%	9.1%	8.3%	1,171,713	379,428
26	215 South Brea Boulevard	0	0	14,600,000	6/1/2017									1.36	1.33	56.6%	52.2%	8.5%	8.3%	1,009,723	304,828
27	Sprouts Whittier	0	0	12,550,000	7/21/2017									1.67	1.62	56.2%	56.2%	7.9%	7.7%	734,122	177,716
28	Island Palm Shoppes	0	0	7,000,000	6/26/2017									1.49	1.39	68.1%	58.6%	9.3%	8.7%	605,607	189,302
29	Runway Plaza	0	0	2,630,000	6/26/2017									1.49	1.39	68.1%	58.6%	9.3%	8.7%	289,464	95,262
30	CIA Developers Office Portfolio	0	0	14,990,000	7/12/2017									2.70	2.29	43.3%	34.8%	16.0%	13.5%	1,780,403	741,577
30.01	Coastal Technology Center			4,600,000	7/12/2017															616,751	239,006
30.02	Trio Industrial Plaza			5,700,000	7/12/2017															556,141	240,094
30.03	Dow Rodes Industrial Center			2,780,000	7/12/2017															365,333	167,974
30.04	Gran central Building			1,910,000	7/12/2017															242,179	94,503
31	Salida & Manteca Secured Storage Portfolio	0	0	14,260,000	6/9/2017									2.95	2.88	44.2%	44.2%	13.0%	12.7%	1,311,959	494,494
31.01	Secured Self Storage of Salida			8,620,000	6/9/2017															807,648	261,952
31.02	Secured Self Storage of Manteca			5,020,000	6/9/2017															504,311	232,542
32	Hampton Inn - Farmville	0	7	9,700,000	5/9/2017									2.47	2.22	63.4%	52.0%	15.7%	14.1%	2,451,083	1,487,985
33	Heacock Business Center	0	0	13,600,000	6/30/2017									2.48	2.09	44.1%	35.2%	14.4%	12.2%	1,289,949	428,215
34	Candlewood Suites Harrisburg-Hershey	0	0	9,600,000	5/5/2017									1.99	1.81	62.4%	52.1%	13.5%	12.3%	1,886,121	1,076,965
35	Douglasville Center	0	0	8,400,000	3/28/2017									1.42	1.31	70.8%	57.8%	8.9%	8.2%	729,577	202,271
36	Wanamaker Crossing	0	0	8,100,000	5/31/2017									1.51	1.40	71.3%	53.4%	10.6%	9.8%	1,290,677	680,310
37	Stockton Self Storage	0	0	7,200,000	7/14/2017									1.49	1.46	71.4%	61.1%	9.1%	9.0%	806,294	337,479
38	Battlefield Square Shoppes	0	0	7,250,000	6/5/2017									1.62	1.52	69.4%	57.2%	10.5%	9.9%	712,326	183,360
39	Atrisco Plaza Shopping Center	0	0	29,300,000	6/16/2017									1.46	1.35	67.4%	57.6%	9.4%	8.7%	2,493,029	643,436
40	Sterling Oaks	0	0	7,500,000	7/12/2017									1.91	1.75	66.6%	53.6%	11.4%	10.5%	1,365,394	795,149
41	North Park Marketplace	0	0	6,200,000	7/18/2017									1.64	1.46	74.1%	60.5%	10.3%	9.1%	671,942	199,031
42	Boulevard Square I	0	0	5,850,000	5/22/2017									1.40	1.33	72.6%	59.3%	8.8%	8.4%	577,045	201,733
43	A-1 Secure Storage	0	0	6,900,000	6/26/2017									2.13	2.08	59.8%	59.8%	9.7%	9.5%	720,895	320,489
44	Ellenwood Town Center	0	0	5,700,000	5/12/2017									1.76	1.54	72.4%	60.4%	10.8%	9.4%	642,582	195,495
45	Country Cove MHP	0	0	7,130,000	6/16/2017									1.74	1.71	54.6%	44.8%	11.1%	10.9%	700,593	269,583
46	Victory Shops at Eldorado	0	0	5,850,000	7/3/2017									1.45	1.38	65.0%	56.3%	9.4%	9.0%	470,971	114,519
47	Best Western Plus New Cumberland Inn & Suites	0	0	5,700,000	4/26/2017									1.99	1.80	66.5%	55.6%	13.5%	12.2%	1,251,431	739,083
48	Wayside MHC	0	0	5,200,000	6/1/2017									1.49	1.47	69.0%	56.7%	9.5%	9.4%	609,866	267,798
49	Affordable Self Storage	0	0	4,990,000	5/2/2017									1.41	1.39	68.1%	56.5%	9.3%	9.2%	501,226	184,240
50	Speedway Marketplace	0	0	4,800,000	6/21/2017									1.46	1.38	69.2%	56.4%	9.1%	8.6%	390,462	86,918
51	Walgreens - Mansfield, TX	0	0	5,800,000	6/17/2017									1.38	1.37	56.7%	42.0%	9.3%	9.3%	310,400	3,104
52	Kaysville Business Park	0	0	4,720,000	5/26/2017									1.57	1.38	69.7%	57.0%	9.8%	8.6%	450,206	127,009
53	Eau Gallie Self Storage	0	0	5,000,000	6/29/2017									1.36	1.32	63.9%	53.2%	9.1%	8.9%	448,737	157,371
54	Highland Plaza	0	0	6,300,000	8/3/2017									2.11	1.95	50.7%	40.5%	12.2%	11.3%	523,362	133,225
55	The Colonnade on Lake Conroe	0	0	4,020,000	6/20/2017									1.72	1.51	67.1%	54.8%	10.8%	9.5%	433,608	142,617
56	Fenton Storage Portfolio	0	0	3,750,000	3/27/2017									1.56	1.49	70.0%	60.5%	10.0%	9.6%	509,836	246,308
56.01	Fenton Storage South			2,700,000	3/27/2017															329,484	150,841
56.02	Fenton Storage North			1,050,000	3/27/2017															180,352	95,466
57	15330-15350 Nordhoff Street	0	0	5,450,000	12/22/2016									1.87	1.87	47.6%	39.4%	12.2%	12.2%	476,488	159,396
58	Cypress Self Storage	0	0	4,010,000	4/11/2017									1.34	1.30	64.6%	53.1%	8.5%	8.3%	440,571	220,024
59	Shoppes of Gunbarrel Pointe	0	0	3,650,000	7/5/2017									1.64	1.56	68.5%	59.2%	10.5%	10.0%	334,393	72,042
60	Advanced Mini Storage	0	0	3,490,000	7/25/2017									1.53	1.49	65.9%	56.7%	9.6%	9.3%	371,387	150,439
61	Creekview Apartments	0	0	3,400,000	6/28/2017									1.62	1.52	58.8%	50.3%	9.9%	9.3%	493,113	294,720
62	Pomona Townhomes	0	0	4,200,000	6/28/2017									2.16	2.07	45.2%	38.6%	13.2%	12.6%	535,939	286,056
63	Brown and Bermuda MHCs	0	0	3,230,000	7/6/2017									1.44	1.42	58.8%	48.3%	9.3%	9.1%	355,053	179,215
64	Seneca Broadview Hills Townhomes	7	7	7,800,000	4/26/2017									1.28	1.16	21.9%	1.3%	28.1%	25.5%	1,202,805	723,097
65	Lloyds MHC	0	0	2,070,000	6/19/2017									1.34	1.30	62.5%	39.6%	10.6%	10.4%	290,344	152,690

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)(8)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period(9)
1	225 & 233 Park Avenue South	29,505,839	74,333	991,923	28,439,583	97.9%	5/24/2017			TTM 3/31/2017	35,043,673	19,795,518	15,248,156	0	15,248,156			Actual 2016
2	Mall of Louisiana	36,062,923	155,358	1,473,928	34,433,637	91.8%	6/30/2017			TTM 4/30/2017	42,205,123	7,209,498	34,995,624	0	34,995,624			Actual 2016
3	Marketplace at Millcreek	4,725,381	148,720	325,287	4,251,374	97.2%	7/6/2017			TTM 6/30/2017	6,321,731	1,408,354	4,913,376	0	4,913,376			Actual 2016
4	SAVA Holdings IHG Portfolio	5,177,409	537,566	0	4,639,843	89.9%	7/31/2017	93	80	TTM 7/31/2017	13,439,151	8,212,564	5,226,587	0	5,226,587	90	80	Actual 2016
4.01	Candlewood Suites DFW South	1,935,623	163,197	0	1,772,426	94.7%	7/31/2017	68	63	TTM 7/31/2017	4,079,937	2,130,813	1,949,124	0	1,949,124	67	63	Actual 2016
4.02	Holiday Inn DFW Airport South	1,659,549	211,802	0	1,447,748	85.4%	7/31/2017	107	88	TTM 7/31/2017	5,295,046	3,616,035	1,679,011	0	1,679,011	103	88	Actual 2016
4.03	Staybridge Suites Plano	1,582,237	162,567	0	1,419,670	88.1%	7/31/2017	120	98	TTM 7/31/2017	4,064,168	2,465,716	1,598,452	0	1,598,452	111	98	Actual 2016
5	Wilshire Pacific Plaza	3,431,335	21,547	110,934	3,298,854	92.7%	9/1/2017			TTM 7/31/2017	4,200,059	1,311,824	2,888,235	0	2,888,235			Actual 2016
6	Pinnacle Medical Plaza	2,806,490	16,080	162,885	2,627,524	100.0%	8/1/2017			TTM 4/30/2017	3,653,142	858,649	2,794,493	0	2,794,493			Actual 2016
7	Winslow Bay Commons	3,570,737	86,943	225,293	3,258,501	99.4%	7/6/2017			TTM 6/30/2017	4,476,103	923,536	3,552,567	0	3,552,567			Actual 2016
8	Del Amo Fashion Center	59,343,892	223,460	2,154,999	56,965,434	85.2%	5/15/2017			TTM 3/31/2017	77,175,155	23,956,448	53,218,707	0	53,218,707			Actual 2016
9	Pleasant Prairie Premium Outlets	16,273,310	80,523	588,251	15,604,536	93.0%	7/26/2017			TTM 6/30/2017	21,668,323	5,841,756	15,826,567	0	15,826,567			Actual 2016
10	Gehl Foods Portfolio	2,294,578	94,299	90,141	2,110,139	100.0%	10/1/2017			NAV	NAV	NAV	NAV	NAV	NAV			NAV
10.01	Freistadt Road	1,093,880	43,179	42,593	1,008,107	100.0%	10/1/2017			NAV	NAV	NAV	NAV	NAV	NAV			NAV
10.02	Main Street	793,559	35,048	31,695	726,816	100.0%	10/1/2017			NAV	NAV	NAV	NAV	NAV	NAV			NAV
10.03	Crusader Court	407,140	16,071	15,853	375,216	100.0%	10/1/2017			NAV	NAV	NAV	NAV	NAV	NAV			NAV
11	iStar Leased Fee Portfolio	18,511,396	0	0	18,511,396	NAP	NAP	Various	Various	NAV	NAV	NAV	NAV	NAV	NAV	Various	Various	NAV
11.01	Hilton Salt Lake	3,300,706	0	0	3,300,706	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.02	DoubleTree Seattle Airport	5,374,280	0	0	5,374,280	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.03	DoubleTree Mission Valley	1,776,034	0	0	1,776,034	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.04	One Ally Center	3,353,970	0	0	3,353,970	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV			NAV
11.05	DoubleTree Sonoma	1,157,870	0	0	1,157,870	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.06	DoubleTree Durango	1,155,514	0	0	1,155,514	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.07	Northside Forsyth Hospital Medical Center	654,595	0	0	654,595	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV			NAV
11.08	NASA/JPSS Headquarters	472,292	0	0	472,292	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV			NAV
11.09	Dallas Market Center: Sheraton Suites	524,334	0	0	524,334	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.10	Dallas Market Center: Marriott Courtyard	297,000	0	0	297,000	NAP	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.11	The Buckler Apartments	312,186	0	0	312,186	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV			NAV
11.12	Lock-Up Self Storage Facility	132,615	0	0	132,615	NAP	NAP			NAV	NAV	NAV	NAV	NAV	NAV			NAV
12	45 Eisenhower Drive	2,158,225	34,982	259,830	1,863,413	90.0%	7/1/2017			TTM 7/31/2017	4,032,740	1,839,013	2,193,727	0	2,193,727			Actual 2016
13	Hilton Garden Inn Chicago/North Loop	3,718,092	405,647	0	3,312,445	77.1%	6/30/2017	178	137	TTM 6/30/2017	10,141,170	6,401,261	3,739,909	0	3,739,909	178	137	Actual 2016
14	Sentinel Business Center	1,767,310	49,262	151,060	1,566,988	97.4%	8/1/2017			TTM 3/31/2017	2,411,258	811,620	1,599,638	0	1,599,638			Actual 2016
15	Southridge Plaza Austin	1,433,749	20,672	106,769	1,306,308	92.3%	7/31/2017			TTM 5/31/2017	2,165,885	857,450	1,308,435	0	1,308,435			Actual 2016
16	Magnolia Hotel Denver	6,378,892	700,616	0	5,678,276	72.2%	3/31/2017	181	130	TTM 3/31/2017	17,721,537	11,394,163	6,327,374	709,350	5,618,024	181	130	Actual 2016
17	North Point Village	1,122,804	20,785	54,458	1,047,561	92.7%	4/1/2017			TTM 7/31/2017	1,320,484	332,067	988,417	0	988,417			Annualized 9 12/31/2016
18	League City Hotel Portfolio	1,689,553	172,085	0	1,517,469	79.3%	7/31/2017	88	70	TTM 7/31/2017	4,302,120	2,593,212	1,708,907	0	1,708,907	88	70	Actual 2016
18.01	Hampton Inn & Suites Houston/League City	1,003,731	99,101	0	904,629	79.9%	7/31/2017	102	82	TTM 7/31/2017	2,477,530	1,461,694	1,015,836	0	1,015,836	102	82	Actual 2016
18.02	Candlewood Suites League City	685,823	72,984	0	612,839	78.7%	7/31/2017	74	58	TTM 7/31/2017	1,824,589	1,131,519	693,071	0	693,071	74	58	Actual 2016
19	Blossom Business Center	1,097,546	20,585	64,136	1,012,824	91.5%	8/1/2017			TTM 3/31/2017	1,551,543	497,402	1,054,140	0	1,054,140			Actual 2016
20	Hampton Inn - Frederick	1,290,533	161,273	0	1,129,260	82.9%	7/31/2017	122	101	TTM 7/31/2017	4,031,837	2,722,335	1,309,502	0	1,309,502	122	101	Actual 2016
21	Starwood Capital Group Hotel Portfolio	80,062,224	8,732,831	0	71,329,392	74.6%	3/31/2017	119	89	TTM 3/31/2017	212,650,616	131,381,993	81,268,623	8,693,699	72,574,924	119	89	Actual 2016
21.01	Larkspur Landing Sunnyvale	4,482,930	310,969	0	4,171,961	83.8%	3/31/2017	200	167	TTM 3/31/2017	7,774,225	2,871,627	4,902,599	310,969	4,591,630	200	167	Actual 2016
21.02	Larkspur Landing Milpitas	3,832,718	270,561	0	3,562,157	85.7%	3/31/2017	173	148	TTM 3/31/2017	6,764,028	2,664,437	4,099,591	270,561	3,829,030	173	148	Actual 2016
21.03	Larkspur Landing Campbell	3,441,809	242,383	0	3,199,426	84.3%	3/31/2017	166	140	TTM 3/31/2017	6,059,570	2,515,114	3,544,456	242,383	3,302,074	166	140	Actual 2016
21.04	Larkspur Landing San Francisco	2,654,485	227,901	0	2,426,585	84.9%	3/31/2017	164	140	TTM 3/31/2017	5,697,514	3,015,128	2,682,386	227,901	2,454,486	164	140	Actual 2016
21.05	Larkspur Landing Pleasanton	2,646,096	207,734	0	2,438,362	82.9%	3/31/2017	137	114	TTM 3/31/2017	5,193,352	2,521,540	2,671,812	207,734	2,464,078	137	114	Actual 2016
21.06	Larkspur Landing Bellevue	2,361,223	187,697	0	2,173,526	78.8%	3/31/2017	128	101	TTM 3/31/2017	4,692,425	2,307,876	2,384,549	187,697	2,196,852	128	101	Actual 2016
21.07	Larkspur Landing Sacramento	1,985,482	168,570	0	1,816,912	83.0%	3/31/2017	111	92	TTM 3/31/2017	4,214,257	2,208,014	2,006,244	168,570	1,837,673	111	92	Actual 2016
21.08	Hampton Inn Ann Arbor North	2,029,178	193,052	0	1,836,126	73.9%	3/31/2017	137	101	TTM 3/31/2017	4,826,301	2,738,457	2,087,843	193,052	1,894,791	137	101	Actual 2016
21.09	Larkspur Landing Hillsboro	1,866,414	157,651	0	1,708,763	74.1%	3/31/2017	116	86	TTM 3/31/2017	3,941,272	2,055,158	1,886,114	157,651	1,728,463	116	86	Actual 2016
21.10	Larkspur Landing Renton	1,871,053	176,921	0	1,694,132	80.3%	3/31/2017	117	94	TTM 3/31/2017	4,423,020	2,530,182	1,892,838	176,921	1,715,917	117	94	Actual 2016
21.11	Holiday Inn Arlington Northeast Rangers Ballpark	1,760,001	222,754	0	1,537,247	78.3%	3/31/2017	115	90	TTM 3/31/2017	5,568,856	3,780,287	1,788,569	222,754	1,565,815	115	90	Actual 2016
21.12	Residence Inn Toledo Maumee	1,672,192	203,321	0	1,468,871	81.7%	3/31/2017	124	101	TTM 3/31/2017	4,066,425	2,373,963	1,692,462	203,321	1,489,141	124	101	Actual 2016
21.13	Residence Inn Williamsburg	1,516,972	158,228	0	1,358,744	73.0%	3/31/2017	134	98	TTM 3/31/2017	3,955,706	2,419,030	1,536,676	158,228	1,378,448	134	98	Actual 2016
21.14	Hampton Inn Suites Waco South	1,586,545	171,754	0	1,414,791	77.7%	3/31/2017	121	94	TTM 3/31/2017	4,293,844	2,685,829	1,608,015	171,754	1,436,261	121	94	Actual 2016
21.15	Holiday Inn Louisville Airport Fair Expo	1,556,179	167,413	0	1,388,767	72.9%	3/31/2017	136	99	TTM 3/31/2017	4,185,314	2,608,205	1,577,109	166,778	1,410,331	136	99	Actual 2016
21.16	Courtyard Tyler	1,387,014	133,655	0	1,253,360	58.8%	3/31/2017	107	63	TTM 3/31/2017	3,341,364	1,937,578	1,403,786	133,655	1,270,131	107	63	Actual 2016
21.17	Hilton Garden Inn Edison Raritan Center	1,551,356	233,958	0	1,317,397	78.1%	3/31/2017	126	99	TTM 3/31/2017	5,848,958	4,267,536	1,581,423	233,958	1,347,464	126	99	Actual 2016
21.18	Hilton Garden Inn St Paul Oakdale	1,885,490	195,644	0	1,689,847	80.0%	3/31/2017	134	107	TTM 3/31/2017	4,891,094	2,981,182	1,909,912	195,644	1,714,268	134	107	Actual 2016
21.19	Residence Inn Grand Rapids West	1,261,883	155,756	0	1,106,127	72.6%	3/31/2017	129	94	TTM 3/31/2017	3,115,120	1,837,807	1,277,313	155,756	1,121,557	129	94	Actual 2016
21.20	Peoria, AZ Residence Inn	1,287,957	129,930	0	1,158,027	80.8%	3/31/2017	121	98	TTM 3/31/2017	3,248,248	1,944,049	1,304,198	129,930	1,174,268	121	98	Actual 2016
21.21	Hampton Inn Suites Bloomington Normal	1,546,490	149,548	0	1,396,943	70.8%	3/31/2017	112	79	TTM 3/31/2017	3,738,690	2,173,520	1,565,170	149,548	1,415,623	112	79	Actual 2016
21.22	Courtyard Chico	1,593,193	154,007	0	1,439,185	84.6%	3/31/2017	130	110	TTM 3/31/2017	3,850,184	2,255,777	1,594,407	154,007	1,440,399	130	110	Actual 2016
21.23	Hampton Inn Suites South Bend	1,384,616	152,407	0	1,232,210	69.9%	3/31/2017	126	88	TTM 3/31/2017	3,810,167	2,407,885	1,402,281	152,407	1,249,874	126	88	Actual 2016
21.24	Hampton Inn Suites Kokomo	1,402,802	147,237	0	1,255,566	77.9%	3/31/2017	122	95	TTM 3/31/2017	3,680,915	2,259,704	1,421,210	147,237	1,273,974	122	95	Actual 2016
21.25	Courtyard Wichita Falls	1,220,468	124,858	0	1,095,610	77.4%	3/31/2017	110	85	TTM 3/31/2017	3,121,444	1,885,172	1,236,272	124,858	1,111,414	110	85	Actual 2016
21.26	Hampton Inn Morehead	1,220,240	126,174	0	1,094,065	66.6%	3/31/2017	108	72	TTM 3/31/2017	3,154,358	1,918,294	1,236,065	126,174	1,109,890	108	72	Actual 2016
21.27	Residence Inn Chico	1,339,133	130,953	0	1,208,180	88.0%	3/31/2017	129	114	TTM 3/31/2017	3,273,835	1,939,036	1,334,799	130,953	1,203,846	129	114	Actual 2016
21.28	Courtyard Lufkin	848,389	110,104	0	738,285	64.9%	3/31/2017	105	68	TTM 3/31/2017	2,752,597	1,890,154	862,442	110,104	752,338	105	68	Actual 2016
21.29	Hampton Inn Carlisle	1,254,473	137,568	0	1,116,905	76.1%	3/31/2017	127	96	TTM 3/31/2017	3,439,196	2,167,567	1,271,628	137,568	1,134,061	127	96	Actual 2016
21.30	Springhill Suites Williamsburg	1,010,584	134,476	0	876,108	71.7%	3/31/2017	106	76	TTM 3/31/2017	3,361,902	2,334,582	1,027,319	134,476	892,843	106	76	Actual 2016
21.31	Fairfield Inn Bloomington	1,422,178	150,948	0	1,271,230	87.1%	3/31/2017	90	78	TTM 3/31/2017	3,018,966	1,560,262	1,458,704	150,948	1,307,756	90	78	Actual 2016
21.32	Waco Residence Inn	1,037,702	125,467	0	912,234	82.0%	3/31/2017	133	109	TTM 3/31/2017	3,136,682	2,083,296	1,053,385	125,467	927,918	133	109	Actual 2016
21.33	Holiday Inn Express Fishers	1,078,486	127,058	0	951,428	67.1%	3/31/2017	111	75	TTM 3/31/2017	3,176,451	2,082,079	1,094,372	127,058	967,314	111	75	Actual 2016
21.34	Larkspur Landing Folsom	974,964	116,099	0	858,864	86.4%	3/31/2017	108	93	TTM 3/31/2017	2,902,483	1,913,175	989,308	116,099	873,208	108	93	Actual 2016
21.35	Springhill Suites Chicago Naperville Warrenville	833,901	166,079	0	667,822	67.1%	3/31/2017	103	69	TTM 3/31/2017	3,321,573	2,447,769	873,804	166,079	707,725	103	69	Actual 2016
21.36	Holiday Inn Express & Suites Paris	892,227	93,747	0	798,480	72.6%	3/31/2017	104	76	TTM 3/31/2017	2,343,673	1,439,747	903,926	93,747	810,179	104	76	Actual 2016
21.37	Toledo Homewood Suites	1,061,394	117,189	0	944,205	82.2%	3/31/2017	123	101	TTM 3/31/2017	2,929,714	1,853,671	1,076,042	117,189	958,854	123	101	Actual 2016
21.38	Grand Rapids Homewood Suites	859,938	120,366	0	739,572	84.1%	3/31/2017	125	105	TTM 3/31/2017	3,009,146	2,134,162	874,984	120,366	754,618	125	105	Actual 2016
21.39	Fairfield Inn Laurel	782,588	125,118	0	657,471	79.9%	3/31/2017	97	78	TTM 3/31/2017	3,127,939	2,329,748	798,192	125,118	673,074	97	78	Actual 2016
21.40	Cheyenne Fairfield Inn and Suites	832,069	78,478	0	753,591	74.6%	3/31/2017	119	89	TTM 3/31/2017	1,961,942	1,120,064	841,879	78,478	763,401	119	89	Actual 2016
21.41	Courtyard Akron Stow	1,012,837	126,721	0	886,115	65.9%	3/31/2017	118	78	TTM 3/31/2017	3,168,035	2,139,241	1,028,793	126,207	902,586	118	78	Actual 2016
21.42	Towneplace Suites Bloomington	972,187	122,082	0	850,105	89.1%	3/31/2017	90	80	TTM 3/31/2017	2,441,633	1,457,251	984,382	122,082	862,300	90	80	Actual 2016
21.43	Larkspur Landing Roseville	900,191	114,043	0	786,149	79.5%	3/31/2017	106	85	TTM 3/31/2017	2,851,065	1,936,930	914,135	114,043	800,092	106	85	Actual 2016
21.44	Hampton Inn Danville	832,264	103,655	0	728,609	80.0%	3/31/2017	124	99	TTM 3/31/2017	2,591,371	1,746,161	845,210	103,655	741,555	124	99	Actual 2016
21.45	Holiday Inn Norwich	944,209	192,076	0	752,132	56.7%	3/31/2017	131	74	TTM 3/31/2017	4,801,904	3,831,142	970,763	192,076	778,687	131	74	Actual 2016
21.46	Hampton Inn Suites Longview North	743,351	92,908	0	650,443	63.8%	3/31/2017	107	68	TTM 3/31/2017	2,322,688	1,567,732	754,956	92,908	662,049	107	68	Actual 2016
21.47	Springhill Suites Peoria Westlake	615,975	145,929	0	470,046	63.3%	3/31/2017	100	63	TTM 3/31/2017	2,918,586	2,275,817	642,768	145,929	496,839	100	63	Actual 2016
21.48	Hampton Inn Suites Buda	958,713	105,110	0	853,603	74.5%	3/31/2017	129	96	TTM 3/31/2017	2,627,746	1,655,917	971,829	105,110	866,719	129	96	Actual 2016
21.49	Shawnee Hampton Inn	694,474	75,699	0	618,775	77.6%	3/31/2017	106	82	TTM 3/31/2017	1,892,474	1,188,538	703,936	75,699	628,237	106	82	Actual 2016
21.50	Racine Fairfield Inn	676,314	72,490	0	603,823	68.6%	3/31/2017	116	79	TTM 3/31/2017	1,812,261	1,126,886	685,375	72,490	612,885	116	79	Actual 2016
21.51	Hampton Inn Selinsgrove Shamokin Dam	784,601	97,322	0	687,279	75.6%	3/31/2017	117	89	TTM 3/31/2017	2,433,055	1,636,332	796,723	97,322	699,401	117	89	Actual 2016
21.52	Holiday Inn Express & Suites Terrell	691,461	85,976	0	605,485	84.0%	3/31/2017	102	86	TTM 3/31/2017	2,149,392	1,447,295	702,096	85,976	616,121	102	86	Actual 2016
21.53	Westchase Homewood Suites	498,064	118,322	0	379,742	63.4%	3/31/2017	131	83	TTM 3/31/2017	2,958,058	2,445,196	512,862	118,322	394,540	131	83	Actual 2016
21.54	Holiday Inn Express & Suites Tyler South	685,027	85,147	0	599,880	65.9%	3/31/2017	98	65	TTM 3/31/2017	2,128,673	1,433,018	695,654	85,147	610,507	98	65	Actual 2016
21.55	Holiday Inn Express & Suites Huntsville	783,822	94,435	0	689,387	65.5%	3/31/2017	112	73	TTM 3/31/2017	2,360,887	1,565,291	795,596	94,435	701,160	112	73	Actual 2016
21.56	Hampton Inn Sweetwater	463,796	63,427	0	400,369	62.9%	3/31/2017	95	60	TTM 3/31/2017	1,585,686	1,113,974	471,712	63,427	408,284	95	60	Actual 2016

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)(8)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period(9)
21.57	Comfort Suites Buda Austin South	624,857	83,288	0	541,569	76.8%	3/31/2017	98	75	TTM 3/31/2017	2,082,208	1,446,864	635,344	83,288	552,056	98	75	Actual 2016
21.58	Fairfield Inn & Suites Weatherford	378,083	66,365	0	311,718	63.4%	3/31/2017	82	52	TTM 3/31/2017	1,659,116	1,272,735	386,381	66,365	320,016	82	52	Actual 2016
21.59	Holiday Inn Express & Suites Altus	268,634	56,686	0	211,948	67.4%	3/31/2017	84	56	TTM 3/31/2017	1,417,147	1,141,477	275,670	56,686	218,984	84	56	Actual 2016
21.60	Comfort Inn & Suites Paris	297,350	46,290	0	251,060	67.4%	3/31/2017	84	56	TTM 3/31/2017	1,157,262	854,150	303,112	46,290	256,821	84	56	Actual 2016
21.61	Hampton Inn Suites Decatur	242,224	62,013	0	180,212	64.6%	3/31/2017	88	57	TTM 3/31/2017	1,550,317	1,300,353	249,964	62,013	187,952	88	57	Actual 2016
21.62	Holiday Inn Express & Suites Texarkana East	232,441	65,558	0	166,883	66.5%	3/31/2017	76	50	TTM 3/31/2017	1,638,961	1,398,374	240,588	65,558	175,029	76	50	Actual 2016
21.63	Mankato Fairfield Inn	199,007	49,459	0	149,548	58.0%	3/31/2017	94	54	TTM 3/31/2017	1,236,472	1,031,283	205,190	49,459	155,731	94	54	Actual 2016
21.64	Candlewood Suites Texarkana	165,190	49,566	0	115,624	75.0%	3/31/2017	55	41	TTM 3/31/2017	1,239,140	1,067,770	171,371	49,566	121,805	55	41	Actual 2016
21.65	Country Inn & Suites Houston Intercontinental Airport East	164,340	54,533	0	109,807	54.1%	3/31/2017	84	59	TTM 3/31/2017	413,730	843,600	-429,870	16,549	-446,419	88	47	Actual 2016
22	AeroPlex II	1,269,874	45,000	123,070	1,101,804	100.0%	8/4/2017			TTM 6/30/2017	1,546,912	511,307	1,035,605	0	1,035,605			Actual 2016
23	St. Louis Ground Lease	1,062,516	0	0	1,062,516	100.0%	10/1/2017			Actual 2016	969,838	0	969,838	0	969,838			Actual 2015
24	Shady Willow Plaza	818,295	6,036	45,190	767,069	100.0%	8/31/2017			TTM 7/31/2017	1,180,401	283,551	896,850	0	896,850			Actual 2016
25	Shea Medical Plaza	792,286	8,488	61,042	722,756	100.0%	7/21/2017			TTM 6/30/2017	1,134,145	384,754	749,391	0	749,391			Actual 2016
26	215 South Brea Boulevard	704,895	10,346	8,675	685,874	100.0%	6/1/2017			TTM 7/30/2017	1,045,397	339,742	705,654	0	705,654			Actual 2016
27	Sprouts Whittier	556,406	3,730	12,434	540,243	100.0%	10/1/2017			TTM 7/31/2017	569,355	0	569,355	0	569,355			Actual 2016
28	Island Palm Shoppes	416,305	4,721	22,128	389,456	86.4%	4/18/2017			TTM 5/31/2017	611,904	193,896	418,007	0	418,007			Actual 2016
29	Runway Plaza	194,203	3,874	8,301	182,028	100.0%	6/1/2017			TTM 5/31/2017	276,383	85,748	190,635	0	190,635			Actual 2016
30	CIA Developers Office Portfolio	1,038,826	59,287	101,016	878,523	84.1%	8/1/2017			TTM 7/31/2017	1,586,059	743,406	842,653	0	842,653			Actual 2016
30.01	Coastal Technology Center	377,744	18,000	30,033	329,711	91.1%	8/1/2017			TTM 7/31/2017	625,544	235,232	390,312	0	390,312			Actual 2016
30.02	Trio Industrial Plaza	316,046	17,000	36,971	262,076	69.5%	8/1/2017			TTM 7/31/2017	368,048	218,574	149,475	0	149,475			Actual 2016
30.03	Dow Rodes Industrial Center	197,359	17,199	22,455	157,706	89.8%	8/1/2017			TTM 7/31/2017	374,991	183,893	191,098	0	191,098			Actual 2016
30.04	Gran central Building	147,676	7,088	11,557	129,031	100.0%	8/1/2017			TTM 7/31/2017	217,476	105,708	111,768	0	111,768			Actual 2016
31	Salida & Manteca Secured Storage Portfolio	817,465	18,164	0	799,301	97.2%	7/25/2017			TTM 7/31/2017	1,311,959	495,911	816,048	0	816,048			Actual 2016
31.01	Secured Self Storage of Salida	545,696	12,408	0	533,288	97.3%	7/25/2017			TTM 7/31/2017	807,648	266,975	540,673	0	540,673			Actual 2016
31.02	Secured Self Storage of Manteca	271,769	5,756	0	266,013	97.0%	7/25/2017			TTM 7/31/2017	504,311	228,936	275,375	0	275,375			Actual 2016
32	Hampton Inn - Farmville	963,099	98,043	0	865,055	82.1%	4/30/2017	123	92	TTM 4/30/2017	2,683,119	1,626,346	1,056,773	0	1,056,773	123	101	Actual 2016
33	Heacock Business Center	861,734	15,272	118,107	728,355	87.7%	6/14/2017			TTM 6/30/2017	1,158,897	441,238	717,659	0	717,659			Actual 2016
34	Candlewood Suites Harrisburg-Hershey	809,156	75,445	0	733,711	78.3%	5/31/2017	91	71	TTM 5/31/2017	1,886,121	1,076,359	809,762	75,445	734,318	91	71	Actual 2016
35	Douglasville Center	527,306	4,301	35,086	487,919	100.0%	6/1/2017			TTM 5/31/2017	714,646	194,962	519,683	0	519,683			Actual 2016
36	Wanamaker Crossing	610,367	5,139	40,352	564,876	100.0%	5/22/2017			TTM 3/31/2017	1,305,899	664,301	641,598	0	641,598			Actual 2016
37	Stockton Self Storage	468,815	8,014	0	460,801	96.4%	7/17/2017			Annualized 7 7/31/2017	809,051	282,492	526,558	0	526,558			TTM 7/31/2017
38	Battlefield Square Shoppes	528,966	5,523	25,772	497,671	100.0%	6/8/2017			TTM 5/31/2017	715,996	169,100	546,897	0	546,897			Actual 2016
39	Atrisco Plaza Shopping Center	1,849,593	31,975	98,227	1,719,390	88.9%	5/31/2017			TTM 5/31/2017	2,450,611	610,186	1,840,425	0	1,840,425			Actual 2016
40	Sterling Oaks	570,245	47,040	0	523,205	97.5%	6/30/2017			TTM 6/30/2017	1,363,051	797,771	565,280	0	565,280			Actual 2016
41	North Park Marketplace	472,911	10,262	43,493	419,156	97.0%	8/1/2017			TTM 7/31/2017	594,312	194,317	399,995	0	399,995			Actual 2016
42	Boulevard Square I	375,311	7,731	11,539	356,041	100.0%	8/10/2017			TTM 6/30/2017	540,183	181,029	359,154	0	359,154			Actual 2016
43	A-1 Secure Storage	400,405	9,315	0	391,090	98.7%	7/17/2017			TTM 7/31/2017	720,895	254,822	466,073	0	466,073			Actual 2016
44	Ellenwood Town Center	447,087	8,297	49,304	389,487	96.4%	4/1/2017			TTM 3/31/2017	495,255	165,910	329,345	0	329,345			Actual 2016
45	Country Cove MHP	431,010	7,300	0	423,710	89.7%	8/9/2017			TTM 6/30/2017	700,593	247,718	452,875	0	452,875			Actual 2016
46	Victory Shops at Eldorado	356,452	2,040	13,600	340,812	100.0%	6/29/2017			Annualized 9 6/30/2017	438,908	56,066	382,842	0	382,842			Annualized 4 12/31/2016
47	Best Western Plus New Cumberland Inn & Suites	512,348	50,057	0	462,291	70.5%	5/31/2017	74	52	TTM 5/31/2017	1,251,431	738,132	513,299	50,057	463,241	74	52	Actual 2016
48	Wayside MHC	342,068	6,000	0	336,068	100.0%	5/31/2017			TTM 5/31/2017	655,644	263,199	392,446	0	392,446			Actual 2016
49	Affordable Self Storage	316,986	4,679	0	312,307	98.8%	6/30/2017			TTM 7/31/2017	497,686	136,144	361,542	125	361,417			Actual 2016
50	Speedway Marketplace	303,543	1,680	16,160	285,703	100.0%	5/31/2017			NAV	NAV	NAV	NAV	NAV	NAV			NAV
51	Walgreens - Mansfield, TX	307,296	1,482	0	305,814	100.0%	10/1/2017			TTM 6/30/2017	320,000	23	319,977	0	319,977			Actual 2016
52	Kaysville Business Park	323,198	8,528	30,323	284,346	100.0%	4/18/2017			TTM 4/30/2017	420,594	124,831	295,763	0	295,763			Actual 2016
53	Eau Gallie Self Storage	291,367	7,880	0	283,486	93.1%	5/1/2017			TTM 5/31/2017	448,737	128,500	320,238	0	320,238			Actual 2016
54	Highland Plaza	390,137	1,800	26,632	361,705	100.0%	7/19/2017			TTM 7/31/2017	534,409	91,158	443,251	0	443,251			Actual 2016
55	The Colonnade on Lake Conroe	290,990	4,069	30,460	256,462	100.0%	8/31/2017			TTM 7/31/2017	405,929	136,475	269,455	0	269,455			Annualized 8 12/31/2016
56	Fenton Storage Portfolio	263,528	12,406	0	251,122	76.7%	5/31/2017			TTM 5/31/2017	509,836	214,462	295,374	0	295,374			Actual 2016
56.01	Fenton Storage South	178,643	6,025	0	172,618	72.4%	5/31/2017			TTM 5/31/2017	329,484	131,101	198,383	0	198,383			Actual 2016
56.02	Fenton Storage North	84,886	6,381	0	78,504	86.7%	5/31/2017			TTM 5/31/2017	180,352	83,361	96,991	0	96,991			Actual 2016
57	15330-15350 Nordhoff Street	317,092	0	0	317,092	100.0%	3/31/2017			TTM 7/31/2017	453,718	150,919	302,799	0	302,799			Actual 2016
58	Cypress Self Storage	220,547	5,325	0	215,222	98.9%	6/30/2017			TTM 5/31/2017	458,333	196,641	261,691	0	261,691			Actual 2016
59	Shoppes of Gunbarrel Pointe	262,351	1,575	11,123	249,654	100.0%	3/31/2017			TTM 3/31/2017	216,344	67,273	149,071	0	149,071			Actual 2016
60	Advanced Mini Storage	220,948	6,240	0	214,708	97.2%	7/11/2017			TTM 7/30/2017	371,387	154,330	217,057	0	217,057			Actual 2016
61	Creekview Apartments	198,394	11,900	0	186,494	85.3%	7/17/2017			TTM 7/31/2017	494,767	305,657	189,110	0	189,110			Actual 2016
62	Pomona Townhomes	249,882	10,276	0	239,606	82.1%	7/17/2017			TTM 7/31/2017	528,677	316,235	212,442	0	212,442			Actual 2016
63	Brown and Bermuda MHCs	175,838	3,200	0	172,638	100.0%	6/7/2017			Annualized 6 6/30/2017	369,086	153,508	215,578	0	215,578			Actual 2016
64	Seneca Broadview Hills Townhomes	479,708	45,300	0	434,408	97.4%	8/15/2017			Actual 2016	1,204,273	758,163	446,110	0	446,110			Actual 2015
65	Lloyds MHC	137,654	3,450	0	134,204	100.0%	6/21/2017			TTM 5/31/2017	292,710	143,725	148,986	0	148,986			Actual 2016

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period(9)	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)
1	225 & 233 Park Avenue South	35,494,619	19,250,259	16,244,360	0	16,244,360			Actual 2015	41,882,063	19,132,092	22,749,971	0	22,749,971			N
2	Mall of Louisiana	42,235,214	7,196,737	35,038,477	0	35,038,477			Actual 2015	41,979,974	7,399,438	34,580,536	0	34,580,536			N
3	Marketplace at Millcreek	6,323,982	1,432,307	4,891,676	0	4,891,676			Actual 2015	5,938,209	1,485,827	4,452,382	0	4,452,382			N
4	SAVA Holdings IHG Portfolio	13,325,171	8,144,913	5,180,258	0	5,180,258	89	80	Actual 2015	12,618,995	7,906,417	4,712,578	0	4,712,578	86	75	N
4.01	Candlewood Suites DFW South	3,994,043	2,037,596	1,956,447	0	1,956,447	66	62	Actual 2015	3,771,889	1,962,338	1,809,551	0	1,809,551	63	58	N
4.02	Holiday Inn DFW Airport South	5,276,602	3,703,582	1,573,020	0	1,573,020	102	88	Actual 2015	5,115,136	3,593,025	1,522,111	0	1,522,111	102	84	N
4.03	Staybridge Suites Plano	4,054,526	2,403,736	1,650,790	0	1,650,790	110	97	Actual 2015	3,731,970	2,351,053	1,380,917	0	1,380,917	106	90	N
5	Wilshire Pacific Plaza	3,781,447	1,261,095	2,520,352	0	2,520,352			Actual 2015	3,693,096	1,297,352	2,395,745	0	2,395,745			N
6	Pinnacle Medical Plaza	3,613,836	873,398	2,740,438	0	2,740,438			Actual 2015	3,159,621	841,559	2,318,062	0	2,318,062			N
7	Winslow Bay Commons	4,426,906	848,497	3,578,409	0	3,578,409			Actual 2015	4,342,140	832,505	3,509,635	0	3,509,635			N
8	Del Amo Fashion Center	75,673,675	24,572,583	51,101,092	0	51,101,092			Actual 2015	51,645,131	16,605,695	35,039,436	0	35,039,436			Y
9	Pleasant Prairie Premium Outlets	21,147,401	5,990,013	15,157,388	0	15,157,388			Actual 2015	20,836,161	6,247,059	14,589,102	0	14,589,102			N
10	Gehl Foods Portfolio	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
10.01	Freistadt Road	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
10.02	Main Street	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
10.03	Crusader Court	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
11	iStar Leased Fee Portfolio	NAV	NAV	NAV	NAV	NAV	Various	Various	NAV	NAV	NAV	NAV	NAV	NAV	Various	Various	Various
11.01	Hilton Salt Lake	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	Y
11.02	DoubleTree Seattle Airport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	Y
11.03	DoubleTree Mission Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	Y
11.04	One Ally Center	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
11.05	DoubleTree Sonoma	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	Y
11.06	DoubleTree Durango	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	Y
11.07	Northside Forsyth Hospital Medical Center	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
11.08	NASA/JPSS Headquarters	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
11.09	Dallas Market Center: Sheraton Suites	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
11.10	Dallas Market Center: Marriott Courtyard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
11.11	The Buckler Apartments	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
11.12	Lock-Up Self Storage Facility	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
12	45 Eisenhower Drive	3,527,075	1,775,498	1,751,577	0	1,751,577			Actual 2015	3,550,669	1,819,856	1,730,813	0	1,730,813			N
13	Hilton Garden Inn Chicago/North Loop	9,892,663	6,290,671	3,601,992	0	3,601,992	180	136	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
14	Sentinel Business Center	2,487,171	748,881	1,738,290	0	1,738,290			Actual 2015	2,286,895	774,277	1,512,618	0	1,512,618			N
15	Southridge Plaza Austin	2,180,043	825,562	1,354,481	0	1,354,481			Actual 2015	1,936,910	721,348	1,215,562	0	1,215,562			N
16	Magnolia Hotel Denver	17,479,164	11,409,898	6,069,266	699,470	5,369,796	178	126	Actual 2015	12,656,963	10,198,336	2,458,627	506,682	1,951,945	177	106	N
17	North Point Village	1,273,227	339,618	933,609	0	933,609			NAV	NAV	NAV	NAV	NAV	NAV			N
18	League City Hotel Portfolio	4,244,301	2,639,122	1,605,179	0	1,605,179	87	69	Actual 2015	3,533,149	2,079,827	1,453,322	0	1,453,322	92	58	N
18.01	Hampton Inn & Suites Houston/League City	2,435,836	1,493,962	941,875	0	941,875	103	80	Actual 2015	1,940,681	1,203,010	737,671	0	737,671	111	65	N
18.02	Candlewood Suites League City	1,808,465	1,145,160	663,304	0	663,304	72	58	Actual 2015	1,592,468	876,817	715,651	0	715,651	76	51	N
19	Blossom Business Center	1,544,774	506,048	1,038,726	0	1,038,726			Actual 2015	1,430,670	487,668	943,002	0	943,002			N
20	Hampton Inn - Frederick	3,868,863	2,623,452	1,245,411	0	1,245,411	119	96	Actual 2015	3,793,121	2,461,116	1,332,005	0	1,332,005	124	94	N
21	Starwood Capital Group Hotel Portfolio	214,236,030	131,010,137	83,225,892	8,756,495	74,469,398	119	89	Actual 2015	210,181,276	127,591,123	82,590,153	8,583,513	74,006,640	117	87	N
21.01	Larkspur Landing Sunnyvale	7,817,367	2,883,537	4,933,830	312,695	4,621,136	198	168	Actual 2015	7,402,221	2,747,753	4,654,468	296,089	4,358,379	180	159	N
21.02	Larkspur Landing Milpitas	6,748,863	2,649,268	4,099,595	269,955	3,829,640	172	148	Actual 2015	6,284,848	2,514,300	3,770,548	251,394	3,519,154	157	138	N
21.03	Larkspur Landing Campbell	6,251,271	2,587,620	3,663,651	250,051	3,413,600	167	145	Actual 2015	5,892,933	2,378,409	3,514,524	235,717	3,278,807	155	137	N
21.04	Larkspur Landing San Francisco	5,905,601	2,925,917	2,979,685	236,224	2,743,461	167	144	Actual 2015	5,806,373	2,810,816	2,995,558	232,255	2,763,303	159	143	N
21.05	Larkspur Landing Pleasanton	5,319,602	2,551,761	2,767,841	212,784	2,555,057	138	116	Actual 2015	4,880,674	2,372,092	2,508,582	195,227	2,313,355	125	107	N
21.06	Larkspur Landing Bellevue	4,726,484	2,312,314	2,414,170	189,059	2,225,110	130	102	Actual 2015	4,615,653	2,355,292	2,260,361	184,626	2,075,735	122	100	N
21.07	Larkspur Landing Sacramento	4,200,451	2,201,153	1,999,298	168,018	1,831,280	111	91	Actual 2015	4,176,563	2,151,269	2,025,295	167,063	1,858,232	111	91	N
21.08	Hampton Inn Ann Arbor North	4,956,425	2,798,152	2,158,273	198,257	1,960,016	136	103	Actual 2015	4,678,954	2,587,074	2,091,879	187,158	1,904,721	130	98	N
21.09	Larkspur Landing Hillsboro	4,016,848	2,029,273	1,987,576	160,674	1,826,902	115	87	Actual 2015	3,915,128	1,870,518	2,044,610	156,605	1,888,005	110	85	N
21.10	Larkspur Landing Renton	4,349,218	2,485,494	1,863,723	173,969	1,689,754	116	92	Actual 2015	4,324,596	2,397,904	1,926,692	172,984	1,753,708	114	92	N
21.11	Holiday Inn Arlington Northeast Rangers Ballpark	5,505,741	3,764,358	1,741,383	220,230	1,521,153	117	89	Actual 2015	5,424,474	3,782,113	1,642,361	216,979	1,425,382	115	87	N
21.12	Residence Inn Toledo Maumee	3,998,051	2,369,947	1,628,104	199,903	1,428,201	123	99	Actual 2015	3,874,115	2,385,465	1,488,651	193,706	1,294,945	120	96	N
21.13	Residence Inn Williamsburg	4,098,296	2,481,946	1,616,351	163,932	1,452,419	135	101	Actual 2015	3,685,293	2,250,970	1,434,323	147,412	1,286,911	127	91	N
21.14	Hampton Inn Suites Waco South	4,293,352	2,661,189	1,632,164	171,734	1,460,429	119	94	Actual 2015	4,247,264	2,584,709	1,662,555	169,891	1,492,665	116	92	N
21.15	Holiday Inn Louisville Airport Fair Expo	4,308,290	2,638,604	1,669,685	172,332	1,497,354	137	102	Actual 2015	4,124,662	2,494,315	1,630,347	164,986	1,465,361	126	98	N
21.16	Courtyard Tyler	3,429,564	1,952,446	1,477,118	137,183	1,339,935	108	65	Actual 2015	3,919,126	2,063,389	1,855,736	156,765	1,698,971	119	77	N
21.17	Hilton Garden Inn Edison Raritan Center	5,761,789	4,223,546	1,538,244	230,472	1,307,772	128	97	Actual 2015	5,493,273	4,219,650	1,273,624	219,731	1,053,893	122	93	N
21.18	Hilton Garden Inn St Paul Oakdale	4,983,720	2,993,120	1,990,600	199,349	1,791,252	135	109	Actual 2015	4,711,861	2,919,955	1,791,907	188,474	1,603,432	128	103	N
21.19	Residence Inn Grand Rapids West	3,310,952	1,852,714	1,458,239	165,548	1,292,691	128	100	Actual 2015	3,062,200	1,769,939	1,292,261	153,110	1,139,151	122	92	N
21.20	Peoria, AZ Residence Inn	3,292,301	1,922,040	1,370,261	131,692	1,238,569	121	98	Actual 2015	3,187,787	1,884,958	1,302,829	127,511	1,175,318	113	96	N
21.21	Hampton Inn Suites Bloomington Normal	3,759,689	2,190,385	1,569,304	150,388	1,418,917	112	79	Actual 2015	4,022,171	2,297,239	1,724,931	160,887	1,564,044	116	85	N
21.22	Courtyard Chico	3,812,434	2,228,761	1,583,673	152,497	1,431,176	127	108	Actual 2015	3,178,650	1,960,096	1,218,554	127,146	1,091,408	122	92	N
21.23	Hampton Inn Suites South Bend	3,779,982	2,384,057	1,395,925	151,199	1,244,725	126	87	Actual 2015	3,424,014	2,192,947	1,231,066	136,961	1,094,106	125	80	N
21.24	Hampton Inn Suites Kokomo	3,744,550	2,281,313	1,463,236	149,782	1,313,454	122	96	Actual 2015	3,524,349	2,216,867	1,307,482	140,974	1,166,508	117	91	N
21.25	Courtyard Wichita Falls	3,055,163	1,845,332	1,209,831	122,207	1,087,624	111	82	Actual 2015	2,944,157	1,831,305	1,112,852	117,766	995,086	109	79	N
21.26	Hampton Inn Morehead	3,140,885	1,903,562	1,237,323	125,635	1,111,688	110	72	Actual 2015	2,908,105	1,778,565	1,129,540	116,324	1,013,216	111	68	N
21.27	Residence Inn Chico	3,230,070	1,874,651	1,355,419	129,203	1,226,216	129	112	Actual 2015	3,017,201	1,775,051	1,242,150	120,688	1,121,462	121	105	N
21.28	Courtyard Lufkin	2,938,698	1,947,900	990,797	117,548	873,250	106	72	Actual 2015	3,391,091	2,043,961	1,347,129	135,644	1,211,486	111	83	N
21.29	Hampton Inn Carlisle	3,524,239	2,222,178	1,302,061	140,970	1,161,091	127	98	Actual 2015	3,477,412	2,119,272	1,358,140	139,096	1,219,043	125	97	N
21.30	Springhill Suites Williamsburg	3,440,078	2,325,087	1,114,991	137,603	977,388	108	77	Actual 2015	3,204,858	2,176,411	1,028,446	128,194	900,252	104	72	N
21.31	Fairfield Inn Bloomington	2,956,451	1,547,816	1,408,635	147,823	1,260,812	91	77	Actual 2015	2,237,500	1,541,274	696,227	111,875	584,352	94	58	N
21.32	Waco Residence Inn	3,115,712	2,004,788	1,110,924	124,628	986,296	130	108	Actual 2015	2,926,457	1,924,264	1,002,193	117,058	885,135	119	101	N
21.33	Holiday Inn Express Fishers	3,132,794	2,059,645	1,073,149	125,312	947,837	112	74	Actual 2015	2,880,638	1,820,094	1,060,544	115,226	945,318	109	67	N
21.34	Larkspur Landing Folsom	2,893,984	1,906,370	987,614	115,759	871,854	109	93	Actual 2015	2,842,366	1,800,822	1,041,544	113,695	927,850	108	92	N
21.35	Springhill Suites Chicago Naperville Warrenville	3,229,904	2,406,308	823,596	161,495	662,101	102	67	Actual 2015	3,334,536	2,448,695	885,840	166,727	719,114	101	70	N
21.36	Holiday Inn Express & Suites Paris	2,339,461	1,421,821	917,639	93,578	824,061	104	75	Actual 2015	2,256,662	1,366,196	890,466	90,266	800,200	105	73	N
21.37	Toledo Homewood Suites	2,879,994	1,884,358	995,636	115,200	880,436	121	99	Actual 2015	2,585,574	1,776,990	808,584	103,423	705,161	112	90	N
21.38	Grand Rapids Homewood Suites	3,082,919	2,082,919	1,000,000	123,317	876,683	123	107	Actual 2015	3,044,043	2,020,091	1,023,952	121,762	902,190	120	106	N
21.39	Fairfield Inn Laurel	3,060,436	2,307,996	752,440	122,417	630,022	97	76	Actual 2015	2,980,035	2,200,084	779,951	119,201	660,749	98	74	N
21.40	Cheyenne Fairfield Inn and Suites	2,069,004	1,150,552	918,452	82,760	835,692	121	93	Actual 2015	2,184,113	1,186,663	997,451	87,365	910,086	123	99	N
21.41	Courtyard Akron Stow	3,339,430	2,176,862	1,162,568	133,577	1,028,990	119	82	Actual 2015	3,378,668	2,032,822	1,345,847	135,147	1,210,700	117	85	N
21.42	Towneplace Suites Bloomington	2,355,692	1,397,666	958,026	117,785	840,241	90	77	Actual 2015	1,990,897	1,278,946	711,951	99,545	612,406	90	65	N
21.43	Larkspur Landing Roseville	2,791,909	1,916,526	875,383	111,676	763,707	105	82	Actual 2015	2,792,081	1,875,555	916,526	111,683	804,842	103	83	N
21.44	Hampton Inn Danville	2,521,595	1,699,299	822,297	100,864	721,433	124	96	Actual 2015	2,301,578	1,596,568	705,009	92,063	612,946	122	88	N
21.45	Holiday Inn Norwich	4,825,972	3,841,316	984,656	193,039	791,617	131	75	Actual 2015	4,347,308	3,567,286	780,022	173,892	606,130	123	66	N
21.46	Hampton Inn Suites Longview North	2,373,357	1,599,432	773,925	94,934	678,991	110	69	Actual 2015	3,058,158	1,744,990	1,313,168	122,326	1,190,842	122	90	N
21.47	Springhill Suites Peoria Westlake	2,854,364	2,241,897	612,467	142,718	469,749	102	62	Actual 2015	3,126,977	2,335,684	791,292	156,349	634,944	106	68	N
21.48	Hampton Inn Suites Buda	2,680,752	1,673,589	1,007,162	107,230	899,932	131	98	Actual 2015	2,802,930	1,693,104	1,109,826	112,117	997,709	126	102	N
21.49	Shawnee Hampton Inn	1,890,630	1,179,047	711,582	75,625	635,957	106	82	Actual 2015	1,834,041	1,189,348	644,692	73,362	571,331	105	79	N
21.50	Racine Fairfield Inn	1,800,048	1,131,876	668,172	72,002	596,170	115	78	Actual 2015	1,757,437	1,089,693	667,743	70,297	597,446	105	76	N
21.51	Hampton Inn Selinsgrove Shamokin Dam	2,342,011	1,597,998	744,013	93,680	650,333	116	85	Actual 2015	2,166,585	1,424,703	741,881	86,663	655,218	114	79	N
21.52	Holiday Inn Express & Suites Terrell	2,116,706	1,409,632	707,074	84,668	622,406	103	84	Actual 2015	2,004,889	1,331,720	673,170	80,196	592,974	98	80	N
21.53	Westchase Homewood Suites	3,210,256	2,539,999	670,257	128,410	541,847	132	90	Actual 2015	4,364,744	2,879,354	1,485,391	174,590	1,310,801	150	123	N
21.54	Holiday Inn Express & Suites Tyler South	2,077,217	1,417,416	659,801	83,089	576,713	100	63	Actual 2015	2,201,486	1,454,109	747,377	88,059	659,318	108	67	N
21.55	Holiday Inn Express & Suites Huntsville	2,407,786	1,577,861	829,925	96,311	733,614	115	75	Actual 2015	3,196,798	1,732,411	1,464,387	127,872	1,336,515	129	99	N
21.56	Hampton Inn Sweetwater	1,725,603	1,156,237	569,366	69,024	500,342	96	65	Actual 2015	2,002,056	1,321,638	680,418	80,082	600,336	101	75	N

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period(9)	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)
21.57	Comfort Suites Buda Austin South	2,074,254	1,436,582	637,672	82,970	554,702	99	75	Actual 2015	2,032,396	1,420,251	612,145	81,296	530,849	96	74	N
21.58	Fairfield Inn & Suites Weatherford	1,543,315	1,214,836	328,479	61,733	266,746	82	48	Actual 2015	1,465,030	1,118,625	346,406	58,601	287,804	78	46	N
21.59	Holiday Inn Express & Suites Altus	1,422,396	1,125,216	297,180	56,896	240,285	83	57	Actual 2015	1,322,219	1,070,758	251,461	52,889	198,572	79	53	N
21.60	Comfort Inn & Suites Paris	1,161,068	837,815	323,253	46,443	276,810	83	56	Actual 2015	1,058,458	770,256	288,202	42,338	245,864	82	52	N
21.61	Hampton Inn Suites Decatur	1,547,032	1,268,842	278,191	61,881	216,309	89	57	Actual 2015	1,669,635	1,274,496	395,139	66,785	328,354	89	61	N
21.62	Holiday Inn Express & Suites Texarkana East	1,621,549	1,375,953	245,596	64,862	180,734	75	50	Actual 2015	1,496,353	1,287,565	208,788	59,854	148,934	72	46	N
21.63	Mankato Fairfield Inn	1,222,539	994,407	228,133	48,902	179,231	92	53	Actual 2015	1,247,365	971,872	275,494	49,895	225,599	84	53	N
21.64	Candlewood Suites Texarkana	1,270,187	1,053,956	216,231	50,807	165,424	54	42	Actual 2015	1,127,933	919,430	208,504	45,117	163,387	58	38	N
21.65	Country Inn & Suites Houston Intercontinental Airport East	599,729	885,679	-285,950	23,989	-309,940	92	65	Actual 2015	1,363,324	1,192,163	171,162	54,533	116,629	84	59	N
22	AeroPlex II	1,573,036	510,851	1,062,185	0	1,062,185			Actual 2015	1,525,513	506,999	1,018,514	0	1,018,514			N
23	St. Louis Ground Lease	969,838	0	969,838	0	969,838			Actual 2014	969,838	0	969,838	0	969,838			N
24	Shady Willow Plaza	1,089,778	270,567	819,211	0	819,211			Actual 2015	1,045,110	268,510	776,600	0	776,600			N
25	Shea Medical Plaza	1,188,747	381,159	807,588	0	807,588			Actual 2015	1,150,046	387,124	762,922	0	762,922			N
26	215 South Brea Boulevard	1,088,081	321,507	766,574	0	766,574			Actual 2015	1,073,787	328,524	745,264	0	745,264			N
27	Sprouts Whittier	569,355	0	569,355	0	569,355			Actual 2015	569,355	0	569,355	0	569,355			N
28	Island Palm Shoppes	605,856	183,335	422,521	0	422,521			Actual 2015	601,397	183,343	418,054	0	418,054			N
29	Runway Plaza	274,341	84,710	189,631	0	189,631			Actual 2015	283,359	85,353	198,006	0	198,006			N
30	CIA Developers Office Portfolio	1,472,784	710,286	762,498	0	762,498			Actual 2015	1,330,647	701,714	628,934	0	628,934			N
30.01	Coastal Technology Center	572,828	244,668	328,159	0	328,159			Actual 2015	459,051	219,389	239,662	0	239,662			N
30.02	Trio Industrial Plaza	343,991	225,750	118,240	0	118,240			Actual 2015	341,028	243,197	97,830	0	97,830			N
30.03	Dow Rodes Industrial Center	358,946	155,733	203,213	0	203,213			Actual 2015	305,251	155,110	150,141	0	150,141			N
30.04	Gran central Building	197,020	84,134	112,885	0	112,885			Actual 2015	225,317	84,017	141,300	0	141,300			N
31	Salida & Manteca Secured Storage Portfolio	1,249,834	408,175	841,659	0	841,659			Actual 2015	1,155,255	379,226	776,029	0	776,029			N
31.01	Secured Self Storage of Salida	744,790	220,952	523,838	0	523,838			Actual 2015	686,930	212,025	474,905	0	474,905			N
31.02	Secured Self Storage of Manteca	505,044	187,223	317,821	0	317,821			Actual 2015	468,325	167,201	301,124	0	301,124			N
32	Hampton Inn - Farmville	2,635,806	1,621,602	1,014,204	0	1,014,204	123	99	Actual 2015	2,468,382	1,558,450	909,932	0	909,932	114	93	N
33	Heacock Business Center	1,105,814	437,022	668,792	0	668,792			Actual 2015	1,174,395	461,755	712,640	0	712,640			N
34	Candlewood Suites Harrisburg-Hershey	1,838,842	1,109,026	729,816	73,554	656,262	88	69	Actual 2015	1,781,887	1,049,534	732,353	71,275	661,078	87	68	N
35	Douglasville Center	680,932	207,237	473,695	0	473,695			Actual 2015	723,000	197,792	525,208	0	525,208			N
36	Wanamaker Crossing	1,335,928	648,655	687,273	0	687,273			Actual 2015	1,244,353	648,400	595,953	0	595,953			N
37	Stockton Self Storage	772,288	278,544	493,744	0	493,744			Actual 2016	673,090	259,960	413,131	0	413,131			N
38	Battlefield Square Shoppes	722,825	174,293	548,531	0	548,531			Actual 2015	715,407	193,549	521,858	0	521,858			N
39	Atrisco Plaza Shopping Center	2,513,773	591,192	1,922,581	0	1,922,581			Actual 2015	2,468,782	579,627	1,889,155	0	1,889,155			N
40	Sterling Oaks	1,309,180	806,028	503,152	0	503,152			Actual 2015	1,333,210	816,105	517,105	0	517,105			N
41	North Park Marketplace	824,703	191,739	632,964	0	632,964			Actual 2015	849,442	193,567	655,875	0	655,875			N
42	Boulevard Square I	527,773	183,812	343,961	0	343,961			Actual 2015	488,496	197,946	290,550	0	290,550			N
43	A-1 Secure Storage	685,330	249,183	436,147	0	436,147			Actual 2015	604,834	276,427	328,406	0	328,406			N
44	Ellenwood Town Center	427,697	168,178	259,519	0	259,519			Actual 2015	330,785	186,951	143,834	0	143,834			N
45	Country Cove MHP	670,610	254,150	416,460	0	416,460			Actual 2015	455,424	277,045	178,379	0	178,379			N
46	Victory Shops at Eldorado	78,229	17,650	60,579	0	60,579			NAV	NAV	NAV	NAV	NAV	NAV			N
47	Best Western Plus New Cumberland Inn & Suites	1,220,223	769,785	450,439	48,809	401,630	75	51	Actual 2015	1,343,633	803,639	539,993	53,745	486,248	73	56	N
48	Wayside MHC	649,401	272,476	376,925	0	376,925			Actual 2015	540,470	264,177	276,293	0	276,293			Y
49	Affordable Self Storage	486,560	165,714	320,846	290	320,556			Actual 2015	448,517	165,457	283,060	0	283,060			N
50	Speedway Marketplace	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
51	Walgreens - Mansfield, TX	320,000	0	320,000	0	320,000			Actual 2015	320,000	25	319,975	0	319,975			N
52	Kaysville Business Park	398,178	127,928	270,250	0	270,250			Actual 2015	371,409	108,917	262,492	0	262,492			N
53	Eau Gallie Self Storage	429,773	125,344	304,429	0	304,429			Actual 2015	325,430	110,060	215,370	0	215,370			N
54	Highland Plaza	530,720	106,181	424,539	0	424,539			Actual 2015	536,610	118,774	417,836	0	417,836			N
55	The Colonnade on Lake Conroe	385,740	123,166	262,574	0	262,574			Annualized 9 9/30/2015	305,100	123,491	181,609	0	181,609			N
56	Fenton Storage Portfolio	485,276	212,879	272,397	0	272,397			Actual 2015	450,428	209,885	240,544	0	240,544			N
56.01	Fenton Storage South	300,882	126,480	174,402	0	174,402			Actual 2015	270,533	121,798	148,735	0	148,735			N
56.02	Fenton Storage North	184,393	86,399	97,994	0	97,994			Actual 2015	179,895	88,086	91,809	0	91,809			N
57	15330-15350 Nordhoff Street	448,620	131,716	316,904	0	316,904			Actual 2015	453,492	122,554	330,938	0	330,938			N
58	Cypress Self Storage	462,403	179,220	283,183	0	283,183			Actual 2015	439,022	206,094	232,927	0	232,927			N
59	Shoppes of Gunbarrel Pointe	124,287	24,909	99,378	0	99,378			NAV	NAV	NAV	NAV	NAV	NAV			N
60	Advanced Mini Storage	341,530	136,219	205,311	0	205,311			Actual 2015	301,675	100,516	201,159	0	201,159			N
61	Creekview Apartments	477,066	279,128	197,938	0	197,938			Actual 2015	440,182	296,047	144,135	0	144,135			N
62	Pomona Townhomes	508,605	274,799	233,806	0	233,806			Actual 2015	466,990	257,226	209,764	0	209,764			N
63	Brown and Bermuda MHCs	343,879	146,583	197,296	0	197,296			Actual 2015	351,709	137,954	213,755	0	213,755			N
64	Seneca Broadview Hills Townhomes	1,180,208	797,151	383,057	0	383,057			NAV	NAV	NAV	NAV	NAV	NAV			N
65	Lloyds MHC	284,810	146,471	138,339	0	138,339			Actual 2015	295,834	138,356	157,478	0	157,478			Y

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Name(8)(10)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(3)(8)(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(3)(8)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	225 & 233 Park Avenue South	Facebook	266,460	39.4%	10/31/2027	Buzzfeed	194,123	28.7%	5/31/2026	STV	133,200	19.7%	5/31/2024
2	Mall of Louisiana	AMC Theatres	74,400	9.6%	7/21/2026	Dick’s Sporting Goods	74,061	9.5%	1/31/2019	Main Event	46,900	6.0%	6/30/2028
3	Marketplace at Millcreek	Toys “R” Us	50,000	12.4%	1/31/2020	Bed Bath & Beyond	33,889	8.4%	1/31/2020	Ross Dress For Less	30,093	7.5%	1/31/2023
4	SAVA Holdings IHG Portfolio
4.01	Candlewood Suites DFW South
4.02	Holiday Inn DFW Airport South
4.03	Staybridge Suites Plano
5	Wilshire Pacific Plaza	Open Road Films, LLC	12,740	11.8%	7/31/2018	Atkins North America	8,049	7.5%	3/31/2019	Biren Law Group	5,062	4.7%	4/30/2028
6	Pinnacle Medical Plaza	Sharp Health Care	62,710	78.0%	11/30/2027	San Diego Surgical Arts	3,859	4.8%	9/30/2028	Home Dialysis Therapies	2,988	3.7%	12/31/2024
7	Winslow Bay Commons	Dick’s Sporting Goods	45,644	17.9%	1/31/2019	Ross Dress For Less	30,187	11.8%	1/31/2019	T.J. Maxx	30,000	11.7%	3/31/2018
8	Del Amo Fashion Center	J.C. Penney	163,346	9.2%	12/31/2018	Nordstrom	138,000	7.8%	2/28/2031	Dick’s Sporting Goods	83,210	4.7%	4/30/2027
9	Pleasant Prairie Premium Outlets	Nike Factory Store	20,200	5.0%	1/31/2028	Old Navy	16,115	4.0%	1/31/2022	Under Armour	11,250	2.8%	9/30/2025
10	Gehl Foods Portfolio	Gehl Foods LLC	628,657	100.0%	6/30/2037
10.01	Freistadt Road	Gehl Foods LLC	287,863	100.0%	6/30/2037
10.02	Main Street	Gehl Foods LLC	233,652	100.0%	6/30/2037
10.03	Crusader Court	Gehl Foods LLC	107,142	100.0%	6/30/2037
11	iStar Leased Fee Portfolio
11.01	Hilton Salt Lake
11.02	DoubleTree Seattle Airport
11.03	DoubleTree Mission Valley
11.04	One Ally Center
11.05	DoubleTree Sonoma
11.06	DoubleTree Durango
11.07	Northside Forsyth Hospital Medical Center
11.08	NASA/JPSS Headquarters
11.09	Dallas Market Center: Sheraton Suites
11.10	Dallas Market Center: Marriott Courtyard
11.11	The Buckler Apartments
11.12	Lock-Up Self Storage Facility
12	45 Eisenhower Drive	M&T Bank/Hudson Savings	42,609	24.4%	7/31/2019	Koch Modular Process Systems	20,564	11.8%	2/28/2023	Camerican International	16,363	9.4%	9/30/2026
13	Hilton Garden Inn Chicago/North Loop
14	Sentinel Business Center	Travis Tile Sales	31,127	9.5%	10/31/2024	SERVPRO	30,050	9.2%	8/31/2022	Dynamex, Inc.	26,400	8.0%	7/31/2018
15	Southridge Plaza Austin	HEB Grocery	46,096	31.9%	1/31/2023	Dollar Tree	13,975	9.7%	9/30/2018	Kidz Dental	13,544	9.4%	5/31/2018
16	Magnolia Hotel Denver
17	North Point Village	Talbots	10,982	19.3%	1/31/2026	Ann Taylor Loft	7,600	13.3%	1/31/2022	Jos A. Bank Clothiers	7,397	13.0%	1/31/2023
18	League City Hotel Portfolio
18.01	Hampton Inn & Suites Houston/League City
18.02	Candlewood Suites League City
19	Blossom Business Center	Finishing Touches	10,404	7.6%	7/31/2019	Traffic Graphics Inc.	9,900	7.2%	8/31/2020	Flow Data, Inc.	9,449	6.9%	8/31/2018
20	Hampton Inn - Frederick
21	Starwood Capital Group Hotel Portfolio
21.01	Larkspur Landing Sunnyvale
21.02	Larkspur Landing Milpitas
21.03	Larkspur Landing Campbell
21.04	Larkspur Landing San Francisco
21.05	Larkspur Landing Pleasanton
21.06	Larkspur Landing Bellevue
21.07	Larkspur Landing Sacramento
21.08	Hampton Inn Ann Arbor North
21.09	Larkspur Landing Hillsboro
21.10	Larkspur Landing Renton
21.11	Holiday Inn Arlington Northeast Rangers Ballpark
21.12	Residence Inn Toledo Maumee
21.13	Residence Inn Williamsburg
21.14	Hampton Inn Suites Waco South
21.15	Holiday Inn Louisville Airport Fair Expo
21.16	Courtyard Tyler
21.17	Hilton Garden Inn Edison Raritan Center
21.18	Hilton Garden Inn St Paul Oakdale
21.19	Residence Inn Grand Rapids West
21.20	Peoria, AZ Residence Inn
21.21	Hampton Inn Suites Bloomington Normal
21.22	Courtyard Chico
21.23	Hampton Inn Suites South Bend
21.24	Hampton Inn Suites Kokomo
21.25	Courtyard Wichita Falls
21.26	Hampton Inn Morehead
21.27	Residence Inn Chico
21.28	Courtyard Lufkin
21.29	Hampton Inn Carlisle
21.30	Springhill Suites Williamsburg
21.31	Fairfield Inn Bloomington
21.32	Waco Residence Inn
21.33	Holiday Inn Express Fishers
21.34	Larkspur Landing Folsom
21.35	Springhill Suites Chicago Naperville Warrenville
21.36	Holiday Inn Express & Suites Paris
21.37	Toledo Homewood Suites
21.38	Grand Rapids Homewood Suites
21.39	Fairfield Inn Laurel
21.40	Cheyenne Fairfield Inn and Suites
21.41	Courtyard Akron Stow
21.42	Towneplace Suites Bloomington
21.43	Larkspur Landing Roseville
21.44	Hampton Inn Danville
21.45	Holiday Inn Norwich
21.46	Hampton Inn Suites Longview North
21.47	Springhill Suites Peoria Westlake
21.48	Hampton Inn Suites Buda
21.49	Shawnee Hampton Inn
21.50	Racine Fairfield Inn
21.51	Hampton Inn Selinsgrove Shamokin Dam
21.52	Holiday Inn Express & Suites Terrell
21.53	Westchase Homewood Suites
21.54	Holiday Inn Express & Suites Tyler South
21.55	Holiday Inn Express & Suites Huntsville
21.56	Hampton Inn Sweetwater

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Name(8)(10)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(3)(8)(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(3)(8)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
21.57	Comfort Suites Buda Austin South
21.58	Fairfield Inn & Suites Weatherford
21.59	Holiday Inn Express & Suites Altus
21.60	Comfort Inn & Suites Paris
21.61	Hampton Inn Suites Decatur
21.62	Holiday Inn Express & Suites Texarkana East
21.63	Mankato Fairfield Inn
21.64	Candlewood Suites Texarkana
21.65	Country Inn & Suites Houston Intercontinental Airport East
22	AeroPlex II	Daehan Solutions Georgia	120,000	40.0%	2/29/2024	Medline Industries, Inc	105,000	35.0%	3/31/2020	Panera, LLC	37,500	12.5%	3/31/2027
23	St. Louis Ground Lease
24	Shady Willow Plaza	Golden Dragon	7,328	24.3%	3/31/2022	Goodwill Industries	6,800	22.5%	12/31/2019	Bank of America	4,500	14.9%	3/31/2027
25	Shea Medical Plaza	Scottsdale Children’s Group	7,299	17.2%	6/30/2024	AZ Perio, PLLC	4,503	10.6%	9/30/2026	Todd K. Malan, M.D.	4,002	9.4%	12/31/2020
26	215 South Brea Boulevard	Farrell’s	6,611	17.8%	1/1/2022	T-Mobile	2,600	7.0%	2/28/2018	Destination Maternity	2,519	6.8%	1/31/2021
27	Sprouts Whittier	Sprouts Farmers Market	24,866	100.0%	2/29/2028
28	Island Palm Shoppes	Payless ShoeSource	2,836	11.0%	12/31/2018	Palm Beach Tan	2,835	11.0%	5/31/2018	Gay Lynn Enterprises LLC	2,116	8.2%	3/31/2018
29	Runway Plaza	Marsh Harbor One LLC d/b/a Beach Liquors	6,500	58.7%	4/30/2022	Merlin’s Pizza Company	1,858	16.8%	5/31/2020	Two Kings, LLC	1,404	12.7%	6/30/2022
30	CIA Developers Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
30.01	Coastal Technology Center	Scotts Lawn Service	7,500	8.3%	3/31/2018	Robert Blease	6,000	6.7%	7/31/2019	Holy Land Stone Company, LLC	4,500	5.0%	8/31/2019
30.02	Trio Industrial Plaza	Tactical Superiority, Inc.	18,182	18.2%	1/31/2019	ARES Defense Systems, Inc.	11,950	12.0%	9/30/2019	LGM International, Inc.	11,250	11.3%	8/31/2022
30.03	Dow Rodes Industrial Center	FBA Holding, Inc.	6,750	10.2%	12/31/2018	Eastern Kitchen, Inc.	5,400	8.2%	6/30/2018	Tamburr Motorcars, Inc.	5,400	8.2%	5/31/2020
30.04	Gran central Building	Transas Americas, Inc	12,100	42.7%	9/30/2021	Spectre Enterprises, Inc.	4,700	16.6%	6/30/2022	Airon Corporation	4,525	16.0%	4/30/2018
31	Salida & Manteca Secured Storage Portfolio
31.01	Secured Self Storage of Salida
31.02	Secured Self Storage of Manteca
32	Hampton Inn - Farmville
33	Heacock Business Center	Courthouse (County of Riverside)	16,872	22.1%	6/30/2020	WIC (County of Riverside)	5,717	7.5%	3/31/2019	Superior Court of California	4,335	5.7%	6/30/2020
34	Candlewood Suites Harrisburg-Hershey
35	Douglasville Center	Verizon Wireless (VAW) LLC	4,000	15.8%	2/1/2028	Orangetheory Fitness	2,800	11.1%	1/31/2017	Shane’s Douglasville, LLC	2,800	11.1%	8/31/2022
36	Wanamaker Crossing	Craftworks Restaurants & Breweries Group, Inc.	6,546	19.1%	12/31/2020	Buffalo Wild Wings, Inc.	5,500	16.1%	11/30/2021	On the Border	5,200	15.2%	4/30/2020
37	Stockton Self Storage
38	Battlefield Square Shoppes	Pier 1 Imports, Inc.	15,495	42.1%	2/28/2023	Vintage Stock, Inc.	12,840	34.9%	3/31/2024	Talbot’s	8,483	23.0%	1/31/2019
39	Atrisco Plaza Shopping Center	CNG Ranch, LLC	80,100	37.6%	9/30/2031	Ross Dress for Less	27,673	13.0%	1/31/2021	Brookline College	15,478	7.3%	1/31/2022
40	Sterling Oaks
41	North Park Marketplace	Ross Dress For Less, Inc.	23,942	51.3%	1/31/2028	Rainbow Southeast Leasing	4,200	9.0%	4/30/2020	Shoe Show Inc.	3,500	7.5%	11/30/2018
42	Boulevard Square I	TruIT, LLC	5,921	13.6%	9/30/2019	Spicy Pie Pizza	3,410	7.8%	12/31/2023	Epic Management, LLC	2,208	5.1%	8/31/2032
43	A-1 Secure Storage
44	Ellenwood Town Center	Dollar Tree	9,000	16.3%	3/31/2019	Workout Anytime	6,000	10.8%	10/31/2026	4th and 1	6,000	10.8%	10/31/2021
45	Country Cove MHP
46	Victory Shops at Eldorado	Pretty Nails & SPA	3,000	22.1%	5/31/2023	Discovery Kids Pediatric Dentistry	2,500	18.4%	10/30/2026	Zoom Dry Cleaning	2,400	17.6%	6/10/2023
47	Best Western Plus New Cumberland Inn & Suites
48	Wayside MHC
49	Affordable Self Storage
50	Speedway Marketplace	Chicago’s Pizza	3,000	26.8%	6/30/2027	Chipotle	2,400	21.4%	3/31/2027	Starbucks	2,200	19.6%	1/31/2027
51	Walgreens - Mansfield, TX	Walgreens	14,820	100.0%	6/30/2082
52	Kaysville Business Park	Revel Media Group, Inc.	18,381	31.3%	8/30/2021	JG Wholesale, LLC	9,650	16.4%	2/28/2018	Control System Integrators, LLC	6,480	11.0%	3/31/2018
53	Eau Gallie Self Storage
54	Highland Plaza	Massage Envy Spa	3,300	27.5%	2/29/2024	Physicians Immediate Care, LLC	3,290	27.4%	12/31/2023	Vitamin Shoppe Industries, Inc.	3,011	25.1%	11/30/2023
55	The Colonnade on Lake Conroe	Elite Repeat	8,587	31.7%	4/30/2019	Magnolia Diner	5,000	18.4%	12/31/2021	Westlake Fellowship	4,875	18.0%	12/31/2018
56	Fenton Storage Portfolio
56.01	Fenton Storage South
56.02	Fenton Storage North
57	15330-15350 Nordhoff Street	Omnipoint Communications, Inc c/o T-Mobile USA Inc.	2,500	33.9%	3/17/2022	West Coast Dental Services, Inc.	2,476	33.6%	2/28/2021	Del Taco-Ground Lease	2,391	32.5%	12/31/2026
58	Cypress Self Storage
59	Shoppes of Gunbarrel Pointe	Orangetheory Fitness	3,360	32.0%	7/31/2021	Noire, The Nail Bar	2,520	24.0%	7/31/2026	Fab’rik Boutique	1,680	16.0%	4/30/2021
60	Advanced Mini Storage
61	Creekview Apartments
62	Pomona Townhomes
63	Brown and Bermuda MHCs
64	Seneca Broadview Hills Townhomes
65	Lloyds MHC

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(3)(8)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(10)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)
1	225 & 233 Park Avenue South	T. Rowe Price	13,450	2.0%	3/31/2028	WB Wood	13,397	2.0%	12/31/2022	4/12/2017	4/13/2017				N
2	Mall of Louisiana	Nordstrom Rack	30,002	3.9%	9/30/2025	Forever 21	26,885	3.5%	1/31/2019	7/24/2017	7/24/2017				N
3	Marketplace at Millcreek	Marshalls	30,000	7.5%	5/31/2022	Stein Mart	30,000	7.5%	9/30/2023	11/8/2016	11/8/2016				N
4	SAVA Holdings IHG Portfolio									Various	5/5/2017				N
4.01	Candlewood Suites DFW South									5/10/2017	5/5/2017				N
4.02	Holiday Inn DFW Airport South									5/5/2017	5/5/2017				N
4.03	Staybridge Suites Plano									5/11/2017	5/5/2017				N
5	Wilshire Pacific Plaza	American Bullion, LLC	4,726	4.4%	10/31/2018	Cramer & Tynan, LLP	3,748	3.5%	7/31/2020	7/26/2017	7/25/2017		7/25/2017	17.0%	N
6	Pinnacle Medical Plaza	AKANE Institute of Allergy	2,238	2.8%	7/31/2021	Dr. Patel, DDS	2,004	2.5%	4/30/2023	5/31/2017	5/31/2017		5/31/2017	5.0%	N
7	Winslow Bay Commons	Homegoods	24,335	9.5%	4/30/2022	Michaels	21,300	8.3%	3/31/2023	11/14/2016	11/11/2016				N
8	Del Amo Fashion Center	AMC Theatres	76,800	4.3%	9/30/2021	Burlington Coat Factory	60,000	3.4%	1/31/2025	4/20/2017	4/17/2017		4/14/2017	12.0%	N
9	Pleasant Prairie Premium Outlets	Gap Outlet	11,000	2.7%	1/31/2022	Adidas/Rockport	10,000	2.5%	1/31/2027	7/28/2017	7/28/2017				N
10	Gehl Foods Portfolio									Various	Various				N
10.01	Freistadt Road									8/1/2017	3/6/2017				N
10.02	Main Street									5/2/2017	3/10/2017				N
10.03	Crusader Court									8/1/2017	3/13/2017				N
11	iStar Leased Fee Portfolio									Various	Various		Various	Various	N
11.01	Hilton Salt Lake									2/22/2017	2/23/2017		2/22/2017	10.0%	N
11.02	DoubleTree Seattle Airport									2/23/2017	2/23/2017		2/23/2017	12.0%	N
11.03	DoubleTree Mission Valley									2/22/2017	2/22/2017		2/22/2017	8.0%	N
11.04	One Ally Center									2/22/2017	2/22/2017				N
11.05	DoubleTree Sonoma									2/22/2017	2/28/2017		2/22/2017	6.0%	N
11.06	DoubleTree Durango									2/22/2017	2/22/2017				N
11.07	Northside Forsyth Hospital Medical Center									2/23/2017	2/23/2017				N
11.08	NASA/JPSS Headquarters									2/23/2017	2/21/2017				N
11.09	Dallas Market Center: Sheraton Suites									2/22/2017	1/23/2017				N
11.10	Dallas Market Center: Marriott Courtyard									2/23/2017	2/21/2017				N
11.11	The Buckler Apartments									2/22/2017	2/23/2017				N
11.12	Lock-Up Self Storage Facility									2/21/2017	2/23/2017				N
12	45 Eisenhower Drive	Cloud Akademie / Lightbridge	12,728	7.3%	2/28/2031	Wealth Preservation	8,098	4.6%	8/31/2023	6/20/2017	6/20/2017				N
13	Hilton Garden Inn Chicago/North Loop									12/23/2016	4/20/2017				N
14	Sentinel Business Center	Allegiance Floors / Wagner	17,200	5.2%	12/31/2020	Printed Supply, Inc.	13,500	4.1%	3/31/2020	7/17/2017	7/17/2017				N
15	Southridge Plaza Austin	Family Dollar Stores	11,400	7.9%	12/31/2019	Rent-A-Center	6,000	4.2%	10/31/2021	5/12/2017	4/24/2017				N
16	Magnolia Hotel Denver									3/28/2017	3/27/2017				N
17	North Point Village	Learning Express	6,200	10.9%	6/30/2020	Lane Bryant	5,000	8.8%	1/31/2026	4/17/2017	4/17/2017				N
18	League City Hotel Portfolio									5/2/2017	5/2/2017				N
18.01	Hampton Inn & Suites Houston/League City									5/2/2017	5/2/2017				N
18.02	Candlewood Suites League City									5/2/2017	5/2/2017				N
19	Blossom Business Center	Aces A/C Supply	9,376	6.8%	11/30/2018	Henry Schein	8,351	6.1%	6/30/2019	7/17/2017	7/17/2017				N
20	Hampton Inn - Frederick									8/2/2017	8/2/2017				N
21	Starwood Capital Group Hotel Portfolio									Various	Various		Various	Various	N
21.01	Larkspur Landing Sunnyvale									4/28/2017	4/26/2017		4/26/2017	5.0%	N
21.02	Larkspur Landing Milpitas									4/28/2017	4/19/2017		4/19/2017	13.0%	N
21.03	Larkspur Landing Campbell									4/28/2017	4/19/2017		4/28/2017	5.0%	N
21.04	Larkspur Landing San Francisco									4/28/2017	4/26/2017		4/21/2017	7.0%	N
21.05	Larkspur Landing Pleasanton									4/28/2017	4/27/2017		4/27/2017	13.0%	N
21.06	Larkspur Landing Bellevue									4/28/2017	4/21/2017		4/20/2017	7.0%	N
21.07	Larkspur Landing Sacramento									4/28/2017	4/21/2017		4/20/2017	2.0%	N
21.08	Hampton Inn Ann Arbor North									4/28/2017	4/14/2017				N
21.09	Larkspur Landing Hillsboro									4/28/2017	4/19/2017		4/24/2017	3.0%	N
21.10	Larkspur Landing Renton									4/28/2017	4/26/2017		4/20/2017	5.0%	N
21.11	Holiday Inn Arlington Northeast Rangers Ballpark									4/7/2017	4/4/2017				N
21.12	Residence Inn Toledo Maumee									4/28/2017	4/20/2017				N
21.13	Residence Inn Williamsburg									4/24/2017	4/28/2017				N
21.14	Hampton Inn Suites Waco South									4/7/2017	4/5/2017				N
21.15	Holiday Inn Louisville Airport Fair Expo									4/28/2017	4/25/2017				N
21.16	Courtyard Tyler									4/7/2017	3/29/2017				N
21.17	Hilton Garden Inn Edison Raritan Center									4/28/2017	4/20/2017				N
21.18	Hilton Garden Inn St Paul Oakdale									4/28/2017	4/18/2017				N
21.19	Residence Inn Grand Rapids West									4/28/2017	4/19/2017				N
21.20	Peoria, AZ Residence Inn									4/7/2017	4/8/2017				N
21.21	Hampton Inn Suites Bloomington Normal									4/28/2017	4/28/2017				N
21.22	Courtyard Chico									4/28/2017	4/21/2017		4/21/2017	5.0%	N
21.23	Hampton Inn Suites South Bend									4/28/2017	4/21/2017				N
21.24	Hampton Inn Suites Kokomo									4/28/2017	4/17/2017				N
21.25	Courtyard Wichita Falls									4/7/2017	4/2/2017				N
21.26	Hampton Inn Morehead									4/28/2017	4/19/2017				N
21.27	Residence Inn Chico									4/28/2017	4/19/2017		4/21/2017	5.0%	N
21.28	Courtyard Lufkin									4/7/2017	4/3/2017				N
21.29	Hampton Inn Carlisle									4/28/2017	4/25/2017				N
21.30	Springhill Suites Williamsburg									4/25/2017	4/21/2017				N
21.31	Fairfield Inn Bloomington									4/28/2017	4/20/2017				N
21.32	Waco Residence Inn									4/7/2017	4/11/2017				N
21.33	Holiday Inn Express Fishers									4/28/2017	4/26/2017				N
21.34	Larkspur Landing Folsom									4/28/2017	4/28/2017		4/27/2017	5.0%	N
21.35	Springhill Suites Chicago Naperville Warrenville									4/28/2017	4/27/2017				N
21.36	Holiday Inn Express & Suites Paris									4/7/2017	4/7/2017				N
21.37	Toledo Homewood Suites									4/7/2017	4/3/2017				N
21.38	Grand Rapids Homewood Suites									4/7/2017	4/4/2017				N
21.39	Fairfield Inn Laurel									4/28/2017	4/19/2017				N
21.40	Cheyenne Fairfield Inn and Suites									4/7/2017	4/7/2017				N
21.41	Courtyard Akron Stow									4/28/2017	4/15/2017				N
21.42	Towneplace Suites Bloomington									4/28/2017	4/25/2017				N
21.43	Larkspur Landing Roseville									4/25/2017	4/28/2017		4/27/2017	5.0%	N
21.44	Hampton Inn Danville									4/28/2017	4/20/2017				N
21.45	Holiday Inn Norwich									4/28/2017	4/21/2017				N
21.46	Hampton Inn Suites Longview North									4/7/2017	4/3/2017				N
21.47	Springhill Suites Peoria Westlake									4/28/2017	4/28/2017				N
21.48	Hampton Inn Suites Buda									4/7/2017	4/5/2017				N
21.49	Shawnee Hampton Inn									4/7/2017	4/10/2017				N
21.50	Racine Fairfield Inn									4/7/2017	3/31/2017				N
21.51	Hampton Inn Selinsgrove Shamokin Dam									4/25/2017	4/21/2017				N
21.52	Holiday Inn Express & Suites Terrell									4/7/2017	4/7/2017				N
21.53	Westchase Homewood Suites									4/10/2017	4/10/2017				N
21.54	Holiday Inn Express & Suites Tyler South									4/7/2017	4/4/2017				N
21.55	Holiday Inn Express & Suites Huntsville									4/7/2017	4/7/2017				N
21.56	Hampton Inn Sweetwater									4/7/2017	4/7/2017				N

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(3)(8)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(10)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)
21.57	Comfort Suites Buda Austin South									4/7/2017	3/30/2017				N
21.58	Fairfield Inn & Suites Weatherford									4/7/2017	4/6/2017				N
21.59	Holiday Inn Express & Suites Altus									4/7/2017	4/5/2017				N
21.60	Comfort Inn & Suites Paris									4/7/2017	4/7/2017				N
21.61	Hampton Inn Suites Decatur									4/7/2017	4/5/2017				N
21.62	Holiday Inn Express & Suites Texarkana East									4/7/2017	4/3/2017				N
21.63	Mankato Fairfield Inn									4/7/2017	4/7/2017				N
21.64	Candlewood Suites Texarkana									4/7/2017	4/4/2017				N
21.65	Country Inn & Suites Houston Intercontinental Airport East									4/7/2017	4/7/2017				N
22	AeroPlex II	DSV Solutions LLC	37,500	12.5%	11/30/2018					9/6/2017	9/6/2017				N
23	St. Louis Ground Lease										5/22/2017				N
24	Shady Willow Plaza	Carl’s Junior	4,200	13.9%	1/31/2028	Massage Season	1,351	4.5%	12/31/2018	6/16/2017	6/16/2017		6/16/2017	12.0%	N
25	Shea Medical Plaza	NextCare Urgent Care	3,844	9.1%	11/30/2019	Drs. Henderson & Weiner	3,759	8.9%	7/31/2023	7/18/2017	7/20/2017				N
26	215 South Brea Boulevard									6/8/2017	6/8/2017		6/7/2017	10.0%	N
27	Sprouts Whittier									7/21/2017	7/25/2017		7/25/2017	12.0%	N
28	Island Palm Shoppes	Frill Seekers Gifts	1,941	7.5%	MTM	Emerald Coast Hair Care, Inc	1,440	5.6%	3/31/2021	6/29/2017	6/29/2017				N
29	Runway Plaza	Subway of Destin	1,306	11.8%	6/30/2021					7/5/2017	7/5/2017				N
30	CIA Developers Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	7/20/2017	7/20/2017				N
30.01	Coastal Technology Center	Elite Cosmetix USA Inc.	4,500	5.0%	5/31/2021	Proformance Unlimited, Inc.	4,018	4.5%	6/30/2018	7/20/2017	7/20/2017				N
30.02	Trio Industrial Plaza	NXT-10, Inc.	7,500	7.5%	12/31/2017	Tecore Networks	3,950	4.0%	6/30/2018	7/20/2017	7/20/2017	8/24/2017			N
30.03	Dow Rodes Industrial Center	Wood Like New, LLC	4,050	6.1%	2/28/2019	Richard Vrana/Calvin Windisch	4,050	6.1%	10/31/2019	7/20/2017	7/20/2017				N
30.04	Gran central Building	Right Growth Management, LLC	3,600	12.7%	2/29/2020	Starboard Technology, Inc.	3,425	12.1%	8/31/2018	7/20/2017	7/20/2017				N
31	Salida & Manteca Secured Storage Portfolio									Various	6/16/2017		6/16/2017	Various	N
31.01	Secured Self Storage of Salida									6/20/2017	6/16/2017		6/16/2017	6.0%	N
31.02	Secured Self Storage of Manteca									6/16/2017	6/16/2017		6/16/2017	7.0%	N
32	Hampton Inn - Farmville									5/12/2017	5/12/2017				N
33	Heacock Business Center	Zymeda-Riverside Physicians	3,518	4.6%	12/31/2018	Crittenton Services For Children and Families	3,500	4.6%	6/30/2018	7/11/2017	7/11/2017		7/12/2017	11.0%	N
34	Candlewood Suites Harrisburg-Hershey									5/16/2017	5/16/2017				N
35	Douglasville Center	The Bagel Meister, LLC	2,800	11.1%	8/31/2022	Starbucks Corporation	1,700	6.7%	4/30/2021	3/7/2017	4/7/2017				N
36	Wanamaker Crossing	Lunch Money, Inc.	4,000	11.7%	4/30/2019	AAA Allied Group, Inc.	3,981	11.6%	6/30/2020	6/5/2017	6/5/2017				N
37	Stockton Self Storage									7/28/2017	7/28/2017		7/28/2017	9.0%	N
38	Battlefield Square Shoppes									6/13/2017	6/12/2017				N
39	Atrisco Plaza Shopping Center	Aaron Rents, Inc.	11,000	5.2%	4/30/2021	Peter Piper Pizza	10,103	4.7%	8/31/2026	7/19/2017	6/28/2017				N
40	Sterling Oaks									7/24/2017	7/24/2017				N
41	North Park Marketplace	Arby’s Restaurant Group	3,000	6.4%	1/31/2030	Sprint Spectrum L.P.	2,100	4.5%	3/31/2021	7/24/2017	7/24/2017				N
42	Boulevard Square I									6/27/2017	6/27/2017				N
43	A-1 Secure Storage									6/29/2017	6/29/2017		6/29/2017	6.0%	N
44	Ellenwood Town Center	2 U Beauty	5,000	9.0%	9/30/2020	Hibbett Sports	5,000	9.0%	4/30/2018	5/19/2017	5/18/2017				N
45	Country Cove MHP									6/26/2017	6/26/2017				N
46	Victory Shops at Eldorado	Luminous Dental Studio	2,200	16.2%	9/30/2026	mBrace Orthodontics	2,200	16.2%	6/30/2026	4/27/2017	4/27/2017				N
47	Best Western Plus New Cumberland Inn & Suites									5/12/2017	5/12/2017				N
48	Wayside MHC									3/13/2017	3/13/2017				N
49	Affordable Self Storage									5/4/2017	5/8/2017				N
50	Speedway Marketplace	Cellular Connection	2,000	17.9%	4/30/2027	KT Nails 2	1,600	14.3%	4/30/2027	7/10/2017	7/10/2017				N
51	Walgreens - Mansfield, TX									6/28/2017	6/27/2017				N
52	Kaysville Business Park	Douglas Beck	6,150	10.5%	6/30/2018	Revolutionary Plastics Inc	4,800	8.2%	2/29/2020	6/1/2017	6/1/2017		7/31/2017	8.0%	N
53	Eau Gallie Self Storage									7/17/2017	7/17/2017				N
54	Highland Plaza	Chipotle Mexican Grill, Inc.	2,400	20.0%	11/30/2023					8/4/2017	8/4/2017				N
55	The Colonnade on Lake Conroe	Tres Amigos	3,563	13.1%	12/31/2020	Xanadu Salon	2,625	9.7%	12/31/2017	8/1/2017	8/1/2017				N
56	Fenton Storage Portfolio									7/10/2017	Various				N
56.01	Fenton Storage South									7/10/2017	3/24/2017				N
56.02	Fenton Storage North									7/10/2017	4/3/2017				N
57	15330-15350 Nordhoff Street									1/19/2017	1/23/2017	3/31/2017	1/19/2017	8.0%	N
58	Cypress Self Storage									4/24/2017	4/24/2017				N
59	Shoppes of Gunbarrel Pointe	Jimmy John’s	1,680	16.0%	6/30/2026	I Love Juice Bar	1,260	12.0%	11/30/2023	6/5/2017	6/5/2017				N
60	Advanced Mini Storage									7/28/2017	7/31/2017				N
61	Creekview Apartments									7/3/2017			7/3/2017	6.0%	N
62	Pomona Townhomes									7/3/2017			7/3/2017	6.0%	N
63	Brown and Bermuda MHCs									7/17/2017	7/17/2017				N
64	Seneca Broadview Hills Townhomes									5/9/2017	5/9/2017				N
65	Lloyds MHC									6/23/2017	6/22/2017				N

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
1	225 & 233 Park Avenue South	Y	Refinance	0	0	Springing			0	Springing			0
2	Mall of Louisiana	Y	Recapitalization	0	0	Springing			0	Springing			0
3	Marketplace at Millcreek	Y	Refinance	0	0	Springing			0	Springing			0
4	SAVA Holdings IHG Portfolio	Y	Refinance	0	470,193	49,756	Cash		96,409	Springing	Cash		0
4.01	Candlewood Suites DFW South	Y
4.02	Holiday Inn DFW Airport South	Y
4.03	Staybridge Suites Plano	Y
5	Wilshire Pacific Plaza	Y	Refinance	0	257,898	42,983	Cash		0	Springing			0
6	Pinnacle Medical Plaza	Y	Refinance	0	187,218	31,203	Cash		0	Springing			0
7	Winslow Bay Commons	Y	Refinance	0	0	Springing			0	Springing			0
8	Del Amo Fashion Center	Y	Refinance	0	0	Springing			0	Springing			0
9	Pleasant Prairie Premium Outlets	Y	Recapitalization	0	0	Springing			0	Springing			0
10	Gehl Foods Portfolio	Y	Acquisition	0	0	Springing			0	Springing			0
10.01	Freistadt Road	Y
10.02	Main Street	Y
10.03	Crusader Court	Y
11	iStar Leased Fee Portfolio	Y	Recapitalization	0	0	Springing			0	Springing			0
11.01	Hilton Salt Lake	Y
11.02	DoubleTree Seattle Airport	Y
11.03	DoubleTree Mission Valley	Y
11.04	One Ally Center	Y
11.05	DoubleTree Sonoma	Y
11.06	DoubleTree Durango	Y
11.07	Northside Forsyth Hospital Medical Center	Y
11.08	NASA/JPSS Headquarters	Y
11.09	Dallas Market Center: Sheraton Suites	Y
11.10	Dallas Market Center: Marriott Courtyard	Y
11.11	The Buckler Apartments	Y
11.12	Lock-Up Self Storage Facility	Y
12	45 Eisenhower Drive	Y	Refinance	9,375	69,175	34,587	Cash		0	Springing			0
13	Hilton Garden Inn Chicago/North Loop	Y	Acquisition	0	118,556	44,449	Cash		0	Springing			0
14	Sentinel Business Center	Y	Refinance	0	70,781	35,391	Cash		0	Springing			340,219
15	Southridge Plaza Austin	Y	Refinance	155,675	282,929	40,418	Cash		0	Springing			344,325
16	Magnolia Hotel Denver	Y	Refinance	0	0	65,371	Cash		90,712	8,247	Cash		0
17	North Point Village	Y	Refinance	0	11,402	11,403	Cash		0	Springing			0
18	League City Hotel Portfolio	Y	Refinance	0	169,457	21,182	Cash		41,501	3,294	Cash		0
18.01	Hampton Inn & Suites Houston/League City	Y
18.02	Candlewood Suites League City	Y
19	Blossom Business Center	Y	Refinance	0	37,473	18,736	Cash		0	Springing			156,692
20	Hampton Inn - Frederick	Y	Refinance	0	46,247	15,500	Cash		0	Springing			0
21	Starwood Capital Group Hotel Portfolio	Y	Refinance	0	0	Springing			0	Springing			0
21.01	Larkspur Landing Sunnyvale	Y
21.02	Larkspur Landing Milpitas	Y
21.03	Larkspur Landing Campbell	Y
21.04	Larkspur Landing San Francisco	Y
21.05	Larkspur Landing Pleasanton	Y
21.06	Larkspur Landing Bellevue	Y
21.07	Larkspur Landing Sacramento	Y
21.08	Hampton Inn Ann Arbor North	Y
21.09	Larkspur Landing Hillsboro	Y
21.10	Larkspur Landing Renton	Y
21.11	Holiday Inn Arlington Northeast Rangers Ballpark	Y
21.12	Residence Inn Toledo Maumee	Y
21.13	Residence Inn Williamsburg	Y
21.14	Hampton Inn Suites Waco South	Y
21.15	Holiday Inn Louisville Airport Fair Expo	Y
21.16	Courtyard Tyler	Y
21.17	Hilton Garden Inn Edison Raritan Center	Y
21.18	Hilton Garden Inn St Paul Oakdale	Y
21.19	Residence Inn Grand Rapids West	Y
21.20	Peoria, AZ Residence Inn	Y
21.21	Hampton Inn Suites Bloomington Normal	Y
21.22	Courtyard Chico	Y
21.23	Hampton Inn Suites South Bend	Y
21.24	Hampton Inn Suites Kokomo	Y
21.25	Courtyard Wichita Falls	Y
21.26	Hampton Inn Morehead	Y
21.27	Residence Inn Chico	Y
21.28	Courtyard Lufkin	Y
21.29	Hampton Inn Carlisle	Y
21.30	Springhill Suites Williamsburg	Y
21.31	Fairfield Inn Bloomington	Y
21.32	Waco Residence Inn	Y
21.33	Holiday Inn Express Fishers	Y
21.34	Larkspur Landing Folsom	Y
21.35	Springhill Suites Chicago Naperville Warrenville	Y
21.36	Holiday Inn Express & Suites Paris	Y
21.37	Toledo Homewood Suites	Y
21.38	Grand Rapids Homewood Suites	Y
21.39	Fairfield Inn Laurel	Y
21.40	Cheyenne Fairfield Inn and Suites	Y
21.41	Courtyard Akron Stow	Y
21.42	Towneplace Suites Bloomington	Y
21.43	Larkspur Landing Roseville	Y
21.44	Hampton Inn Danville	Y
21.45	Holiday Inn Norwich	Y
21.46	Hampton Inn Suites Longview North	Y
21.47	Springhill Suites Peoria Westlake	Y
21.48	Hampton Inn Suites Buda	Y
21.49	Shawnee Hampton Inn	Y
21.50	Racine Fairfield Inn	Y
21.51	Hampton Inn Selinsgrove Shamokin Dam	Y
21.52	Holiday Inn Express & Suites Terrell	Y
21.53	Westchase Homewood Suites	Y
21.54	Holiday Inn Express & Suites Tyler South	Y
21.55	Holiday Inn Express & Suites Huntsville	Y
21.56	Hampton Inn Sweetwater	Y

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
21.57	Comfort Suites Buda Austin South	Y
21.58	Fairfield Inn & Suites Weatherford	Y
21.59	Holiday Inn Express & Suites Altus	Y
21.60	Comfort Inn & Suites Paris	Y
21.61	Hampton Inn Suites Decatur	Y
21.62	Holiday Inn Express & Suites Texarkana East	Y
21.63	Mankato Fairfield Inn	Y
21.64	Candlewood Suites Texarkana	Y
21.65	Country Inn & Suites Houston Intercontinental Airport East	Y
22	AeroPlex II	Y	Refinance	8,750	19,291	19,291	Cash		2,039	1,019	Cash		3,750
23	St. Louis Ground Lease	N	Refinance	0	0	Springing			0	Springing			0
24	Shady Willow Plaza	Y	Refinance	0	32,729	10,910	Cash		0	Springing			0
25	Shea Medical Plaza	Y	Acquisition	0	57,718	9,620	Cash		0	988	Cash		0
26	215 South Brea Boulevard	Y	Refinance	0	44,604	11,151	Cash		2,376	594	Cash		0
27	Sprouts Whittier	Y	Acquisition	0	118,360	12,525	Cash		5,192	450	Cash		0
28	Island Palm Shoppes	Y	Acquisition	2,536	21,516	2,391	Cash		2,987	2,987	Cash		393
29	Runway Plaza	Y	Acquisition	1,875	8,403	934	Cash		1,282	1,282	Cash		323
30	CIA Developers Office Portfolio	Y	Refinance	0	197,175	17,295	Cash		0	Springing			0
30.01	Coastal Technology Center	Y
30.02	Trio Industrial Plaza	Y
30.03	Dow Rodes Industrial Center	Y
30.04	Gran central Building	Y
31	Salida & Manteca Secured Storage Portfolio	Y	Refinance	0	36,704	6,991	Cash		1,959	933	Cash		0
31.01	Secured Self Storage of Salida	Y
31.02	Secured Self Storage of Manteca	Y
32	Hampton Inn - Farmville	Y	Refinance	0	25,358	3,019	Cash		8,870	939	Cash		0
33	Heacock Business Center	Y	Refinance	24,983	27,470	5,494	Cash		0	Springing			0
34	Candlewood Suites Harrisburg-Hershey	Y	Refinance	0	6,913	6,583	Cash		21,204	1,683	Cash		0
35	Douglasville Center	Y	Refinance	21,375	71,560	5,963	Cash		5,462	780	Cash		358
36	Wanamaker Crossing	Y	Refinance	1,875	57,229	28,614	Cash		7,703	856	Cash		428
37	Stockton Self Storage	Y	Acquisition	0	50,993	8,499	Cash		556	556	Cash		445
38	Battlefield Square Shoppes	Y	Refinance	0	81,120	8,584	Cash		11,672	926	Cash		0
39	Atrisco Plaza Shopping Center	Y	Refinance	0	43,708	10,927	Cash		25,260	3,437	Cash		0
40	Sterling Oaks	Y	Refinance	6,250	0	6,010	Cash		0	Springing			0
41	North Park Marketplace	Y	Refinance	91,006	52,376	5,820	Cash		0	Springing			0
42	Boulevard Square I	Y	Refinance	0	0	9,902	Cash		9,120	1,303	Cash		0
43	A-1 Secure Storage	Y	Acquisition	0	24,015	3,812	Cash		5,940	2,829	Cash		0
44	Ellenwood Town Center	Y	Acquisition	3,750	43,333	5,417	Cash		1,441	1,441	Cash		691
45	Country Cove MHP	Y	Refinance	93,000	36,077	3,608	Cash		12,148	1,012	Cash		608
46	Victory Shops at Eldorado	Y	Refinance	0	39,887	4,986	Cash		7,655	608	Cash		0
47	Best Western Plus New Cumberland Inn & Suites	Y	Refinance	0	4,379	4,171	Cash		18,792	1,491	Cash		0
48	Wayside MHC	Y	Refinance	13,438	44,780	5,598	Cash		21,168	1,764	Cash		500
49	Affordable Self Storage	Y	Acquisition	0	8,743	4,372	Cash		1,791	1,791	Cash		390
50	Speedway Marketplace	Y	Refinance	0	14,000	2,800	Cash		5,253	1,313	Cash		140
51	Walgreens - Mansfield, TX	N	Refinance	0	0	Springing			0	Springing			0
52	Kaysville Business Park	Y	Refinance	21,765	42,397	4,711	Cash		2,784	696	Cash		711
53	Eau Gallie Self Storage	Y	Refinance	20,625	23,926	2,393	Cash		1,486	1,486	Cash		762
54	Highland Plaza	Y	Refinance	0	23,533	4,707	Cash		4,235	605	Cash		150
55	The Colonnade on Lake Conroe	Y	Refinance	3,750	48,824	5,425	Cash		2,507	1,253	Cash		339
56	Fenton Storage Portfolio	Y	Acquisition	12,125	0	6,763	Cash		0	750	Cash		0
56.01	Fenton Storage South	Y
56.02	Fenton Storage North	Y
57	15330-15350 Nordhoff Street	Y	Refinance	0	34,392	4,299	Cash		3,635	727	Cash		250,000
58	Cypress Self Storage	Y	Refinance	0	37,634	6,272	Cash		5,922	1,974	Cash		444
59	Shoppes of Gunbarrel Pointe	Y	Acquisition	0	17,078	2,135	Cash		0	Springing			15,750
60	Advanced Mini Storage	Y	Refinance	0	5,546	1,849	Cash		616	616	Cash		0
61	Creekview Apartments	Y	Refinance	0	0	Springing			0	Springing			0
62	Pomona Townhomes	Y	Refinance	0	0	Springing			0	Springing			0
63	Brown and Bermuda MHCs	Y	Refinance	30,250	30,976	2,816	Cash		4,360	545	Cash		267
64	Seneca Broadview Hills Townhomes	Y	Refinance	0	0	Springing			0	Springing			0
65	Lloyds MHC	Y	Refinance	83,050	22,200	2,220	Cash		3,935	1,968	Cash		288

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($)(13)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
1	225 & 233 Park Avenue South	Springing	0			8,106,455	Springing
2	Mall of Louisiana	Springing	0			0	Springing
3	Marketplace at Millcreek	Springing	0			0	0
4	SAVA Holdings IHG Portfolio	44,797	0	Cash		0	0
4.01	Candlewood Suites DFW South
4.02	Holiday Inn DFW Airport South
4.03	Staybridge Suites Plano
5	Wilshire Pacific Plaza	2,243	80,730	Cash		500,000	13,455
6	Pinnacle Medical Plaza	1,340; Springing	50,000	Cash		0	6,700; Springing
7	Winslow Bay Commons	Springing	0			0	0
8	Del Amo Fashion Center	Springing	0			0	Springing
9	Pleasant Prairie Premium Outlets	Springing	0			0	Springing
10	Gehl Foods Portfolio	Springing	0			0	0
10.01	Freistadt Road
10.02	Main Street
10.03	Crusader Court
11	iStar Leased Fee Portfolio	0	0			0	0
11.01	Hilton Salt Lake
11.02	DoubleTree Seattle Airport
11.03	DoubleTree Mission Valley
11.04	One Ally Center
11.05	DoubleTree Sonoma
11.06	DoubleTree Durango
11.07	Northside Forsyth Hospital Medical Center
11.08	NASA/JPSS Headquarters
11.09	Dallas Market Center: Sheraton Suites
11.10	Dallas Market Center: Marriott Courtyard
11.11	The Buckler Apartments
11.12	Lock-Up Self Storage Facility
12	45 Eisenhower Drive	2,915	0	Cash		900,000	21,864
13	Hilton Garden Inn Chicago/North Loop	33,648	0	Cash		0	0
14	Sentinel Business Center	4,105	0	Cash		164,000	13,684
15	Southridge Plaza Austin	1,804	100,000	Cash		250,000	7,815
16	Magnolia Hotel Denver	58,785	0	Cash		0	0
17	North Point Village	1,732	0	Cash		0	4,746; Springing
18	League City Hotel Portfolio	14,309	0	Cash		0	0
18.01	Hampton Inn & Suites Houston/League City
18.02	Candlewood Suites League City
19	Blossom Business Center	1,715	0	Cash		225,000	5,718
20	Hampton Inn - Frederick	13,899	0	Cash		0	0
21	Starwood Capital Group Hotel Portfolio	Amount equal to greater of: (i) 1/12 th of four 4% of the projected annual gross income from operations of the property (ii) amount required by Franchisor.	0	Cash		0	0
21.01	Larkspur Landing Sunnyvale
21.02	Larkspur Landing Milpitas
21.03	Larkspur Landing Campbell
21.04	Larkspur Landing San Francisco
21.05	Larkspur Landing Pleasanton
21.06	Larkspur Landing Bellevue
21.07	Larkspur Landing Sacramento
21.08	Hampton Inn Ann Arbor North
21.09	Larkspur Landing Hillsboro
21.10	Larkspur Landing Renton
21.11	Holiday Inn Arlington Northeast Rangers Ballpark
21.12	Residence Inn Toledo Maumee
21.13	Residence Inn Williamsburg
21.14	Hampton Inn Suites Waco South
21.15	Holiday Inn Louisville Airport Fair Expo
21.16	Courtyard Tyler
21.17	Hilton Garden Inn Edison Raritan Center
21.18	Hilton Garden Inn St Paul Oakdale
21.19	Residence Inn Grand Rapids West
21.20	Peoria, AZ Residence Inn
21.21	Hampton Inn Suites Bloomington Normal
21.22	Courtyard Chico
21.23	Hampton Inn Suites South Bend
21.24	Hampton Inn Suites Kokomo
21.25	Courtyard Wichita Falls
21.26	Hampton Inn Morehead
21.27	Residence Inn Chico
21.28	Courtyard Lufkin
21.29	Hampton Inn Carlisle
21.30	Springhill Suites Williamsburg
21.31	Fairfield Inn Bloomington
21.32	Waco Residence Inn
21.33	Holiday Inn Express Fishers
21.34	Larkspur Landing Folsom
21.35	Springhill Suites Chicago Naperville Warrenville
21.36	Holiday Inn Express & Suites Paris
21.37	Toledo Homewood Suites
21.38	Grand Rapids Homewood Suites
21.39	Fairfield Inn Laurel
21.40	Cheyenne Fairfield Inn and Suites
21.41	Courtyard Akron Stow
21.42	Towneplace Suites Bloomington
21.43	Larkspur Landing Roseville
21.44	Hampton Inn Danville
21.45	Holiday Inn Norwich
21.46	Hampton Inn Suites Longview North
21.47	Springhill Suites Peoria Westlake
21.48	Hampton Inn Suites Buda
21.49	Shawnee Hampton Inn
21.50	Racine Fairfield Inn
21.51	Hampton Inn Selinsgrove Shamokin Dam
21.52	Holiday Inn Express & Suites Terrell
21.53	Westchase Homewood Suites
21.54	Holiday Inn Express & Suites Tyler South
21.55	Holiday Inn Express & Suites Huntsville
21.56	Hampton Inn Sweetwater

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($)(13)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
21.57	Comfort Suites Buda Austin South
21.58	Fairfield Inn & Suites Weatherford
21.59	Holiday Inn Express & Suites Altus
21.60	Comfort Inn & Suites Paris
21.61	Hampton Inn Suites Decatur
21.62	Holiday Inn Express & Suites Texarkana East
21.63	Mankato Fairfield Inn
21.64	Candlewood Suites Texarkana
21.65	Country Inn & Suites Houston Intercontinental Airport East
22	AeroPlex II	3,750	0	Cash		10,250	10,250
23	St. Louis Ground Lease	0	0			0	0
24	Shady Willow Plaza	503; Springing	12,072	Cash		0	3,898
25	Shea Medical Plaza	707	0	Cash		24,580	5,305
26	215 South Brea Boulevard	862	0	Cash		75,000	2,375
27	Sprouts Whittier	311	0	Cash		0	1,658
28	Island Palm Shoppes	393	0	Cash		46,844	1,844
29	Runway Plaza	323	0	Cash		5,692	692
30	CIA Developers Office Portfolio	4,940; Springing	100,000	Cash		100,000	5,836; Springing
30.01	Coastal Technology Center
30.02	Trio Industrial Plaza
30.03	Dow Rodes Industrial Center
30.04	Gran central Building
31	Salida & Manteca Secured Storage Portfolio	1,514	0	Cash		0	0
31.01	Secured Self Storage of Salida
31.02	Secured Self Storage of Manteca
32	Hampton Inn - Farmville	8,170	0	Cash		0	0
33	Heacock Business Center	1,273	76,358	Cash		0	0
34	Candlewood Suites Harrisburg-Hershey	6,287	0	Cash		0	0
35	Douglasville Center	358	0	Cash		50,000	2,924
36	Wanamaker Crossing	428	0	Cash		3,363	3,363
37	Stockton Self Storage	445	16,028	Cash		0	0
38	Battlefield Square Shoppes	460	0	Cash		0	2,148
39	Atrisco Plaza Shopping Center	2,665	160,000	Cash		337,000	11,014
40	Sterling Oaks	3,924	0	Cash		0	0
41	North Park Marketplace	583	34,985	Cash		0	1,892
42	Boulevard Square I	769	0	Cash		0	962
43	A-1 Secure Storage	774	0	Cash		0	0
44	Ellenwood Town Center	691	0	Cash		54,088	4,088
45	Country Cove MHP	608	0	Cash		0	0
46	Victory Shops at Eldorado	170	0	Cash		0	1,133
47	Best Western Plus New Cumberland Inn & Suites	4,171	0	Cash		0	0
48	Wayside MHC	500	0	Cash		0	0
49	Affordable Self Storage	390	0	Cash		0	0
50	Speedway Marketplace	140	0	Cash		1,347	1,347
51	Walgreens - Mansfield, TX	Springing	0			0	Springing
52	Kaysville Business Park	711	0	Cash		100,000	2,082
53	Eau Gallie Self Storage	762	40,000	Cash		0	0
54	Highland Plaza	150	0	Cash		800	800
55	The Colonnade on Lake Conroe	339	0	Cash		2,538	2,538
56	Fenton Storage Portfolio	1,034	0	Cash		0	0
56.01	Fenton Storage South
56.02	Fenton Storage North
57	15330-15350 Nordhoff Street	0	250,000	Cash		0	0
58	Cypress Self Storage	444	25,000	Cash		0	0
59	Shoppes of Gunbarrel Pointe	Springing	15,750	Cash		52,500	Springing
60	Advanced Mini Storage	520	0	Cash		0	0
61	Creekview Apartments	992	35,700	Cash		0	0
62	Pomona Townhomes	Springing	0			0	0
63	Brown and Bermuda MHCs	267	0	Cash		0	0
64	Seneca Broadview Hills Townhomes	0	0	Cash		0	0
65	Lloyds MHC	288	0	Cash		0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)(15)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	225 & 233 Park Avenue South	0	Cash		0	0			TI/LC/Tenant Concessions Reserve ($14,864,252); Remaining Base Costs & Fees Reserve ($11,529,288)
2	Mall of Louisiana	0			0	0
3	Marketplace at Millcreek	0			0	0
4	SAVA Holdings IHG Portfolio	0			0	0			PIP Reserve
4.01	Candlewood Suites DFW South
4.02	Holiday Inn DFW Airport South
4.03	Staybridge Suites Plano
5	Wilshire Pacific Plaza	500,000	Cash		0	0			Rent Concession Reserve
6	Pinnacle Medical Plaza	250,000	Cash		0	0
7	Winslow Bay Commons	0			0	0
8	Del Amo Fashion Center	0			0	0			Tenant Specific TILC Reserve
9	Pleasant Prairie Premium Outlets	0			0	0			Tenant Specific TILC Reserve
10	Gehl Foods Portfolio	0			0	0
10.01	Freistadt Road
10.02	Main Street
10.03	Crusader Court
11	iStar Leased Fee Portfolio	0			0	0			Ground Rent Funds
11.01	Hilton Salt Lake
11.02	DoubleTree Seattle Airport
11.03	DoubleTree Mission Valley
11.04	One Ally Center
11.05	DoubleTree Sonoma
11.06	DoubleTree Durango
11.07	Northside Forsyth Hospital Medical Center
11.08	NASA/JPSS Headquarters
11.09	Dallas Market Center: Sheraton Suites
11.10	Dallas Market Center: Marriott Courtyard
11.11	The Buckler Apartments
11.12	Lock-Up Self Storage Facility
12	45 Eisenhower Drive	$900,000 initially, and upon M&T lease renewal, $700,000	Cash		0	0			Ground Rent Reserve
13	Hilton Garden Inn Chicago/North Loop	0			0	0			Seasonality Reserve
14	Sentinel Business Center	493,000	Cash		0	0
15	Southridge Plaza Austin	100,000	Cash		0	0
16	Magnolia Hotel Denver	0			0	0			PIP Reserve
17	North Point Village	175,000	Cash		0	0			Rent Concession ($100,000) / Tenant Specific TILC ($102,562) Reserve
18	League City Hotel Portfolio	0			0	0			PIP Reserve
18.01	Hampton Inn & Suites Houston/League City
18.02	Candlewood Suites League City
19	Blossom Business Center	268,000	Cash		0	0
20	Hampton Inn - Frederick	0			0	0			PIP Reserve
21	Starwood Capital Group Hotel Portfolio	0			0	0			Capital Work Reserve ($5,883,991); Larkspur Capital Work Reserve ($6,385,000)
21.01	Larkspur Landing Sunnyvale
21.02	Larkspur Landing Milpitas
21.03	Larkspur Landing Campbell
21.04	Larkspur Landing San Francisco
21.05	Larkspur Landing Pleasanton
21.06	Larkspur Landing Bellevue
21.07	Larkspur Landing Sacramento
21.08	Hampton Inn Ann Arbor North
21.09	Larkspur Landing Hillsboro
21.10	Larkspur Landing Renton
21.11	Holiday Inn Arlington Northeast Rangers Ballpark
21.12	Residence Inn Toledo Maumee
21.13	Residence Inn Williamsburg
21.14	Hampton Inn Suites Waco South
21.15	Holiday Inn Louisville Airport Fair Expo
21.16	Courtyard Tyler
21.17	Hilton Garden Inn Edison Raritan Center
21.18	Hilton Garden Inn St Paul Oakdale
21.19	Residence Inn Grand Rapids West
21.20	Peoria, AZ Residence Inn
21.21	Hampton Inn Suites Bloomington Normal
21.22	Courtyard Chico
21.23	Hampton Inn Suites South Bend
21.24	Hampton Inn Suites Kokomo
21.25	Courtyard Wichita Falls
21.26	Hampton Inn Morehead
21.27	Residence Inn Chico
21.28	Courtyard Lufkin
21.29	Hampton Inn Carlisle
21.30	Springhill Suites Williamsburg
21.31	Fairfield Inn Bloomington
21.32	Waco Residence Inn
21.33	Holiday Inn Express Fishers
21.34	Larkspur Landing Folsom
21.35	Springhill Suites Chicago Naperville Warrenville
21.36	Holiday Inn Express & Suites Paris
21.37	Toledo Homewood Suites
21.38	Grand Rapids Homewood Suites
21.39	Fairfield Inn Laurel
21.40	Cheyenne Fairfield Inn and Suites
21.41	Courtyard Akron Stow
21.42	Towneplace Suites Bloomington
21.43	Larkspur Landing Roseville
21.44	Hampton Inn Danville
21.45	Holiday Inn Norwich
21.46	Hampton Inn Suites Longview North
21.47	Springhill Suites Peoria Westlake
21.48	Hampton Inn Suites Buda
21.49	Shawnee Hampton Inn
21.50	Racine Fairfield Inn
21.51	Hampton Inn Selinsgrove Shamokin Dam
21.52	Holiday Inn Express & Suites Terrell
21.53	Westchase Homewood Suites
21.54	Holiday Inn Express & Suites Tyler South
21.55	Holiday Inn Express & Suites Huntsville
21.56	Hampton Inn Sweetwater

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)(15)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
21.57	Comfort Suites Buda Austin South
21.58	Fairfield Inn & Suites Weatherford
21.59	Holiday Inn Express & Suites Altus
21.60	Comfort Inn & Suites Paris
21.61	Hampton Inn Suites Decatur
21.62	Holiday Inn Express & Suites Texarkana East
21.63	Mankato Fairfield Inn
21.64	Candlewood Suites Texarkana
21.65	Country Inn & Suites Houston Intercontinental Airport East
22	AeroPlex II	500,000	Cash		0	0			Outstanding TI/LC Reserve
23	St. Louis Ground Lease	0			0	0
24	Shady Willow Plaza	100,000	Cash		0	0			Golden Dragon Reserve
25	Shea Medical Plaza	318,293	Cash		0	0			Free Rent Reserve
26	215 South Brea Boulevard	0	Cash		0	0			Farrell’s Estoppel Reserve
27	Sprouts Whittier	0	Cash		0	0
28	Island Palm Shoppes	87,000	Cash		0	0			Little Caesar’s TI Reserve
29	Runway Plaza	35,000	Cash		0	0
30	CIA Developers Office Portfolio	220,000	Cash		0	0			Utility Encroachment - Dow Rodes Reserve
30.01	Coastal Technology Center
30.02	Trio Industrial Plaza
30.03	Dow Rodes Industrial Center
30.04	Gran central Building
31	Salida & Manteca Secured Storage Portfolio	0			0	0
31.01	Secured Self Storage of Salida
31.02	Secured Self Storage of Manteca
32	Hampton Inn - Farmville	0			0	0			Seasonality Reserve
33	Heacock Business Center	0			0	0			Courthouse Lease Reserve
34	Candlewood Suites Harrisburg-Hershey	0			0	0
35	Douglasville Center	0	Cash		0	0
36	Wanamaker Crossing	0	Cash		0	0			Ground Lease Reserve
37	Stockton Self Storage	0			0	0
38	Battlefield Square Shoppes	0	Cash		0	0
39	Atrisco Plaza Shopping Center	0	Cash		0	0
40	Sterling Oaks	0			0	0
41	North Park Marketplace	0	Cash		0	0			Rent Abatement Reserve
42	Boulevard Square I	0	Cash		0	0
43	A-1 Secure Storage	0			0	0
44	Ellenwood Town Center	150,000	Cash		0	0
45	Country Cove MHP	0			0	0
46	Victory Shops at Eldorado	68,000	Cash		0	0
47	Best Western Plus New Cumberland Inn & Suites	0			0	0			Seasonality Reserve
48	Wayside MHC	0			0	0
49	Affordable Self Storage	0			0	0			Tax Lien Escrow
50	Speedway Marketplace	0	Cash		0	0
51	Walgreens - Mansfield, TX	0			0	0
52	Kaysville Business Park	100,000	Cash		0	0			Capital Improvement Reserve
53	Eau Gallie Self Storage	0			0	0
54	Highland Plaza	0	Cash		0	0
55	The Colonnade on Lake Conroe	152,300	Cash		0	0			Debt Service/Rollover Reserve
56	Fenton Storage Portfolio	0			0	0
56.01	Fenton Storage South
56.02	Fenton Storage North
57	15330-15350 Nordhoff Street	0			0	0
58	Cypress Self Storage	0			0	0
59	Shoppes of Gunbarrel Pointe	52,500	Cash		0	0
60	Advanced Mini Storage	0			0	0
61	Creekview Apartments	0			0	0
62	Pomona Townhomes	0			0	0
63	Brown and Bermuda MHCs	0			0	0
64	Seneca Broadview Hills Townhomes	0			0	0
65	Lloyds MHC	0			0	0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(6)(8)(15)	Other Escrow I (Monthly) ($)(14)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)(14)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)	Ground Lease Initial Expiration Date
1	225 & 233 Park Avenue South	26,393,540	0	0	Cash		Buzzfeed Rollover Reserve Account	0	Springing	0				Fee
2	Mall of Louisiana	0	0	0				0	0	0				Fee
3	Marketplace at Millcreek	0	0	0				0	0	0				Fee
4	SAVA Holdings IHG Portfolio	4,507,400	0	0	Cash		Seasonality Reserve	67,129	Springing	0	Cash			Fee
4.01	Candlewood Suites DFW South													Fee
4.02	Holiday Inn DFW Airport South													Fee
4.03	Staybridge Suites Plano													Fee
5	Wilshire Pacific Plaza	122,576	0	0	Cash			0	0	0				Fee
6	Pinnacle Medical Plaza	0	0	0				0	0	0				Fee
7	Winslow Bay Commons	0	0	0				0	0	0				Fee
8	Del Amo Fashion Center	7,242,346	0	0	Guaranty		Gap Rent Reserve	828,894	0	0	Guaranty			Fee
9	Pleasant Prairie Premium Outlets	416,575	0	0	Guaranty	0		0	0	0				Fee
10	Gehl Foods Portfolio	0	0	0				0	0	0				Fee
10.01	Freistadt Road													Fee
10.02	Main Street													Fee
10.03	Crusader Court													Fee
11	iStar Leased Fee Portfolio	0	Springing	0				0	0	0				Various	Various
11.01	Hilton Salt Lake													Fee
11.02	DoubleTree Seattle Airport													Fee and Leasehold	1/31/2044
11.03	DoubleTree Mission Valley													Fee
11.04	One Ally Center													Fee
11.05	DoubleTree Sonoma													Fee
11.06	DoubleTree Durango													Fee
11.07	Northside Forsyth Hospital Medical Center													Fee
11.08	NASA/JPSS Headquarters													Fee
11.09	Dallas Market Center: Sheraton Suites													Fee
11.10	Dallas Market Center: Marriott Courtyard													Fee
11.11	The Buckler Apartments													Fee
11.12	Lock-Up Self Storage Facility													Fee
12	45 Eisenhower Drive	76,089	0	0	Cash		Rent Abatement ($35,182); Outstanding TI/LC ($108,719)	143,901	0	0	Cash			Leasehold	1/1/2058
13	Hilton Garden Inn Chicago/North Loop	0	Springing	0				0	0	0				Fee
14	Sentinel Business Center	0	0	0				0	0	0				Fee
15	Southridge Plaza Austin	0	0	0				0	0	0				Fee
16	Magnolia Hotel Denver	2,224,206	0	0	Cash			0	0	0				Fee
17	North Point Village	202,562	0	0	Cash			0	0	0				Fee
18	League City Hotel Portfolio	1,086,457	0	0	Cash		Seasonality Reserve	179,395	0	0	Cash			Fee
18.01	Hampton Inn & Suites Houston/League City													Fee
18.02	Candlewood Suites League City													Fee
19	Blossom Business Center	0	0	0				0	0	0				Fee
20	Hampton Inn - Frederick	1,750,000	0	0	Cash			0	0	0				Fee
21	Starwood Capital Group Hotel Portfolio	12,268,991	Springing	0	Cash		Ground Rent Reserve Funds	0	Springing	0				Various	Various
21.01	Larkspur Landing Sunnyvale													Fee
21.02	Larkspur Landing Milpitas													Fee
21.03	Larkspur Landing Campbell													Fee
21.04	Larkspur Landing San Francisco													Fee
21.05	Larkspur Landing Pleasanton													Fee
21.06	Larkspur Landing Bellevue													Fee
21.07	Larkspur Landing Sacramento													Fee
21.08	Hampton Inn Ann Arbor North													Fee
21.09	Larkspur Landing Hillsboro													Fee
21.10	Larkspur Landing Renton													Fee
21.11	Holiday Inn Arlington Northeast Rangers Ballpark													Fee
21.12	Residence Inn Toledo Maumee													Fee
21.13	Residence Inn Williamsburg													Fee
21.14	Hampton Inn Suites Waco South													Fee
21.15	Holiday Inn Louisville Airport Fair Expo													Fee
21.16	Courtyard Tyler													Fee
21.17	Hilton Garden Inn Edison Raritan Center													Leasehold	9/30/2076
21.18	Hilton Garden Inn St Paul Oakdale													Fee
21.19	Residence Inn Grand Rapids West													Fee
21.20	Peoria, AZ Residence Inn													Fee
21.21	Hampton Inn Suites Bloomington Normal													Fee
21.22	Courtyard Chico													Fee
21.23	Hampton Inn Suites South Bend													Fee
21.24	Hampton Inn Suites Kokomo													Fee
21.25	Courtyard Wichita Falls													Fee
21.26	Hampton Inn Morehead													Fee
21.27	Residence Inn Chico													Fee
21.28	Courtyard Lufkin													Fee
21.29	Hampton Inn Carlisle													Fee
21.30	Springhill Suites Williamsburg													Fee
21.31	Fairfield Inn Bloomington													Fee
21.32	Waco Residence Inn													Fee
21.33	Holiday Inn Express Fishers													Fee
21.34	Larkspur Landing Folsom													Fee
21.35	Springhill Suites Chicago Naperville Warrenville													Fee
21.36	Holiday Inn Express & Suites Paris													Fee
21.37	Toledo Homewood Suites													Fee
21.38	Grand Rapids Homewood Suites													Fee
21.39	Fairfield Inn Laurel													Fee
21.40	Cheyenne Fairfield Inn and Suites													Fee
21.41	Courtyard Akron Stow													Fee
21.42	Towneplace Suites Bloomington													Fee
21.43	Larkspur Landing Roseville													Fee
21.44	Hampton Inn Danville													Fee
21.45	Holiday Inn Norwich													Fee
21.46	Hampton Inn Suites Longview North													Fee
21.47	Springhill Suites Peoria Westlake													Fee
21.48	Hampton Inn Suites Buda													Fee
21.49	Shawnee Hampton Inn													Fee
21.50	Racine Fairfield Inn													Fee
21.51	Hampton Inn Selinsgrove Shamokin Dam													Fee
21.52	Holiday Inn Express & Suites Terrell													Fee
21.53	Westchase Homewood Suites													Fee
21.54	Holiday Inn Express & Suites Tyler South													Fee
21.55	Holiday Inn Express & Suites Huntsville													Fee
21.56	Hampton Inn Sweetwater													Fee

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(6)(8)(15)	Other Escrow I (Monthly) ($)(14)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)(14)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)	Ground Lease Initial Expiration Date
21.57	Comfort Suites Buda Austin South													Fee
21.58	Fairfield Inn & Suites Weatherford													Fee
21.59	Holiday Inn Express & Suites Altus													Fee
21.60	Comfort Inn & Suites Paris													Fee
21.61	Hampton Inn Suites Decatur													Fee
21.62	Holiday Inn Express & Suites Texarkana East													Fee
21.63	Mankato Fairfield Inn													Fee
21.64	Candlewood Suites Texarkana													Fee
21.65	Country Inn & Suites Houston Intercontinental Airport East													Fee
22	AeroPlex II	270,000	0	0	Cash			0	0	0				Fee
23	St. Louis Ground Lease	0	0	0				0	0	0				Fee
24	Shady Willow Plaza	0	Springing	0				0	0	0				Fee
25	Shea Medical Plaza	36,944	0	0	Cash			0	0	0				Fee
26	215 South Brea Boulevard	100,000	0	0	Cash			0	0	0				Fee
27	Sprouts Whittier	0	0	0				0	0	0				Fee
28	Island Palm Shoppes	35,000	0	0	Cash		Ruyi Rent Reserve ($3,150); Little Caesar’s Rent Reserve ($5,400)	8,550	0	0	Cash			Fee
29	Runway Plaza	0	0	0				0	0	0				Fee
30	CIA Developers Office Portfolio	0	Springing	0			Utility Encroachment - Trio Reserve	0	Springing	0				Fee
30.01	Coastal Technology Center													Fee
30.02	Trio Industrial Plaza													Fee
30.03	Dow Rodes Industrial Center													Fee
30.04	Gran central Building													Fee
31	Salida & Manteca Secured Storage Portfolio	0	0	0				0	0	0				Fee
31.01	Secured Self Storage of Salida													Fee
31.02	Secured Self Storage of Manteca													Fee
32	Hampton Inn - Farmville	11,497	1,642	0	Cash			0	0	0				Fee
33	Heacock Business Center	0	Springing	0				0	0	0				Fee
34	Candlewood Suites Harrisburg-Hershey	0	0	0				0	0	0				Fee
35	Douglasville Center	0	0	0				0	0	0				Fee
36	Wanamaker Crossing	0	8,500	0	Cash			0	0	0				Leasehold	5/10/2024
37	Stockton Self Storage	0	0	0				0	0	0				Fee
38	Battlefield Square Shoppes	0	0	0				0	0	0				Fee
39	Atrisco Plaza Shopping Center	0	0	0				0	0	0				Fee
40	Sterling Oaks	0	0	0				0	0	0				Fee
41	North Park Marketplace	11,725	0	0	Cash			0	0	0				Fee
42	Boulevard Square I	0	0	0				0	0	0				Fee
43	A-1 Secure Storage	0	0	0				0	0	0				Fee
44	Ellenwood Town Center	0	0	0				0	0	0				Fee
45	Country Cove MHP	0	0	0				0	0	0				Fee
46	Victory Shops at Eldorado	0	0	0				0	0	0				Fee
47	Best Western Plus New Cumberland Inn & Suites	0	Springing	0				0	0	0				Fee
48	Wayside MHC	0	0	0				0	0	0				Fee
49	Affordable Self Storage	110,600	0	0	Cash		Liquidity Reserve	2,500	2,500	50,000	Cash			Fee
50	Speedway Marketplace	0	0	0				0	0	0				Fee
51	Walgreens - Mansfield, TX	0	0	0				0	0	0				Fee
52	Kaysville Business Park	25,000	0	0	Cash		Outstanding Revel Media Group TI Reserve	12,000	0	0	Cash			Fee
53	Eau Gallie Self Storage	0	0	0				0	0	0				Fee
54	Highland Plaza	0	0	0				0	0	0				Fee
55	The Colonnade on Lake Conroe	50,000	0	0	Cash			0	0	0				Fee
56	Fenton Storage Portfolio	0	0	0				0	0	0				Fee
56.01	Fenton Storage South													Fee
56.02	Fenton Storage North													Fee
57	15330-15350 Nordhoff Street	0	0	0				0	0	0				Fee
58	Cypress Self Storage	0	0	0				0	0	0				Fee
59	Shoppes of Gunbarrel Pointe	0	0	0				0	0	0				Fee
60	Advanced Mini Storage	0	0	0				0	0	0				Fee
61	Creekview Apartments	0	0	0				0	0	0				Fee
62	Pomona Townhomes	0	0	0				0	0	0				Fee
63	Brown and Bermuda MHCs	0	0	0				0	0	0				Fee
64	Seneca Broadview Hills Townhomes	0	0	0				0	0	0				Fee
65	Lloyds MHC	0	0	0				0	0	0				Fee

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Payment(17)	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
1	225 & 233 Park Avenue South			Hard/Springing Cash Management
2	Mall of Louisiana			Hard/Springing Cash Management
3	Marketplace at Millcreek			Springing
4	SAVA Holdings IHG Portfolio			Hard/Upfront Cash Management
4.01	Candlewood Suites DFW South
4.02	Holiday Inn DFW Airport South
4.03	Staybridge Suites Plano
5	Wilshire Pacific Plaza			Springing
6	Pinnacle Medical Plaza			Springing
7	Winslow Bay Commons			Springing
8	Del Amo Fashion Center			Hard/Springing Cash Management	585,000,000	1,807,796	125,700,000	125,700,000	2.74
9	Pleasant Prairie Premium Outlets			Hard/Springing Cash Management
10	Gehl Foods Portfolio			Hard/Upfront Cash Management
10.01	Freistadt Road
10.02	Main Street
10.03	Crusader Court
11	iStar Leased Fee Portfolio	Various	Various	Hard/Springing Cash Management
11.01	Hilton Salt Lake
11.02	DoubleTree Seattle Airport	$391,132	Increased by CPI every 5 years
11.03	DoubleTree Mission Valley
11.04	One Ally Center
11.05	DoubleTree Sonoma
11.06	DoubleTree Durango
11.07	Northside Forsyth Hospital Medical Center
11.08	NASA/JPSS Headquarters
11.09	Dallas Market Center: Sheraton Suites
11.10	Dallas Market Center: Marriott Courtyard
11.11	The Buckler Apartments
11.12	Lock-Up Self Storage Facility
12	45 Eisenhower Drive	$304,075	Increased by CPI every 5 years, not to exceed 10% per adjustment	Hard/Springing Cash Management
13	Hilton Garden Inn Chicago/North Loop			Hard/Springing Cash Management
14	Sentinel Business Center			Springing
15	Southridge Plaza Austin			Hard/Springing Cash Management
16	Magnolia Hotel Denver			Hard/Springing Cash Management
17	North Point Village			Springing
18	League City Hotel Portfolio			Springing
18.01	Hampton Inn & Suites Houston/League City
18.02	Candlewood Suites League City
19	Blossom Business Center			Springing
20	Hampton Inn - Frederick			Hard/Springing Cash Management
21	Starwood Capital Group Hotel Portfolio	Various	Various	Soft/Springing Cash Management
21.01	Larkspur Landing Sunnyvale
21.02	Larkspur Landing Milpitas
21.03	Larkspur Landing Campbell
21.04	Larkspur Landing San Francisco
21.05	Larkspur Landing Pleasanton
21.06	Larkspur Landing Bellevue
21.07	Larkspur Landing Sacramento
21.08	Hampton Inn Ann Arbor North
21.09	Larkspur Landing Hillsboro
21.10	Larkspur Landing Renton
21.11	Holiday Inn Arlington Northeast Rangers Ballpark
21.12	Residence Inn Toledo Maumee
21.13	Residence Inn Williamsburg
21.14	Hampton Inn Suites Waco South
21.15	Holiday Inn Louisville Airport Fair Expo
21.16	Courtyard Tyler
21.17	Hilton Garden Inn Edison Raritan Center	$275,517	Fixed escalations every 5 years
21.18	Hilton Garden Inn St Paul Oakdale
21.19	Residence Inn Grand Rapids West
21.20	Peoria, AZ Residence Inn
21.21	Hampton Inn Suites Bloomington Normal
21.22	Courtyard Chico
21.23	Hampton Inn Suites South Bend
21.24	Hampton Inn Suites Kokomo
21.25	Courtyard Wichita Falls
21.26	Hampton Inn Morehead
21.27	Residence Inn Chico
21.28	Courtyard Lufkin
21.29	Hampton Inn Carlisle
21.30	Springhill Suites Williamsburg
21.31	Fairfield Inn Bloomington
21.32	Waco Residence Inn
21.33	Holiday Inn Express Fishers
21.34	Larkspur Landing Folsom
21.35	Springhill Suites Chicago Naperville Warrenville
21.36	Holiday Inn Express & Suites Paris
21.37	Toledo Homewood Suites
21.38	Grand Rapids Homewood Suites
21.39	Fairfield Inn Laurel
21.40	Cheyenne Fairfield Inn and Suites
21.41	Courtyard Akron Stow
21.42	Towneplace Suites Bloomington
21.43	Larkspur Landing Roseville
21.44	Hampton Inn Danville
21.45	Holiday Inn Norwich
21.46	Hampton Inn Suites Longview North
21.47	Springhill Suites Peoria Westlake
21.48	Hampton Inn Suites Buda
21.49	Shawnee Hampton Inn
21.50	Racine Fairfield Inn
21.51	Hampton Inn Selinsgrove Shamokin Dam
21.52	Holiday Inn Express & Suites Terrell
21.53	Westchase Homewood Suites
21.54	Holiday Inn Express & Suites Tyler South
21.55	Holiday Inn Express & Suites Huntsville
21.56	Hampton Inn Sweetwater

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Payment(17)	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
21.57	Comfort Suites Buda Austin South
21.58	Fairfield Inn & Suites Weatherford
21.59	Holiday Inn Express & Suites Altus
21.60	Comfort Inn & Suites Paris
21.61	Hampton Inn Suites Decatur
21.62	Holiday Inn Express & Suites Texarkana East
21.63	Mankato Fairfield Inn
21.64	Candlewood Suites Texarkana
21.65	Country Inn & Suites Houston Intercontinental Airport East
22	AeroPlex II			Springing
23	St. Louis Ground Lease			Springing
24	Shady Willow Plaza			None
25	Shea Medical Plaza			Springing
26	215 South Brea Boulevard			Springing
27	Sprouts Whittier			Springing
28	Island Palm Shoppes			Springing
29	Runway Plaza			Springing
30	CIA Developers Office Portfolio			None
30.01	Coastal Technology Center
30.02	Trio Industrial Plaza
30.03	Dow Rodes Industrial Center
30.04	Gran central Building
31	Salida & Manteca Secured Storage Portfolio			Springing
31.01	Secured Self Storage of Salida
31.02	Secured Self Storage of Manteca
32	Hampton Inn - Farmville			Hard/Springing Cash Management
33	Heacock Business Center			Springing
34	Candlewood Suites Harrisburg-Hershey			Springing
35	Douglasville Center			Springing
36	Wanamaker Crossing	$102,000	In year 16 Annual Ground Rent shall increase to $125,000, with escalations of $25,000 every five years thereafter (including during renewal periods)	Springing
37	Stockton Self Storage			Springing
38	Battlefield Square Shoppes			Hard/Springing Cash Management
39	Atrisco Plaza Shopping Center			Springing
40	Sterling Oaks			Springing			1,400,000	802,163
41	North Park Marketplace			Springing
42	Boulevard Square I			Hard/Springing Cash Management
43	A-1 Secure Storage			Springing
44	Ellenwood Town Center			Springing
45	Country Cove MHP			Springing
46	Victory Shops at Eldorado			Springing
47	Best Western Plus New Cumberland Inn & Suites			Springing
48	Wayside MHC			Springing
49	Affordable Self Storage			Springing
50	Speedway Marketplace			Springing
51	Walgreens - Mansfield, TX			Springing
52	Kaysville Business Park			Springing
53	Eau Gallie Self Storage			Springing
54	Highland Plaza			Springing
55	The Colonnade on Lake Conroe			Springing
56	Fenton Storage Portfolio			Springing
56.01	Fenton Storage South
56.02	Fenton Storage North
57	15330-15350 Nordhoff Street			Springing
58	Cypress Self Storage			Springing
59	Shoppes of Gunbarrel Pointe			Springing
60	Advanced Mini Storage			Springing
61	Creekview Apartments			None
62	Pomona Townhomes			None
63	Brown and Bermuda MHCs			Springing
64	Seneca Broadview Hills Townhomes			None
65	Lloyds MHC			Springing

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(11)	Affiliated Sponsors	Mortgage Loan Number
1	225 & 233 Park Avenue South					195,000,000	Orda Management Corporation		1
2	Mall of Louisiana						GGP Real Estate Holding I, Inc.		2
3	Marketplace at Millcreek						DDR & TIAA-CREFF JV	Group 1	3
4	SAVA Holdings IHG Portfolio						Suhas S. Naik		4
4.01	Candlewood Suites DFW South								4.01
4.02	Holiday Inn DFW Airport South								4.02
4.03	Staybridge Suites Plano								4.03
5	Wilshire Pacific Plaza						Bruce Abrams aka Behrooz Abrams; Robert Hanasab; Param Minoo aka Paul Minoo; Robert Hanasab as trustee of the Robert Hanasab Trust		5
6	Pinnacle Medical Plaza						Reza Paydar; Robert V. Lankford; Alex Roudi; JW Investments Trust; Lankford Family Trust; The Zayanderoudi Family Trust		6
7	Winslow Bay Commons						DDRTC Core Retail Fund, LLC	Group 1	7
8	Del Amo Fashion Center	2.63	50.6%	10.1%	9.7%		Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.		8
9	Pleasant Prairie Premium Outlets						Simon Property Group, L.P.		9
10	Gehl Foods Portfolio						AG Net Lease III Corp.; AG Net Lease III (SO) Corp.		10
10.01	Freistadt Road								10.01
10.02	Main Street								10.02
10.03	Crusader Court								10.03
11	iStar Leased Fee Portfolio						iStar Inc.		11
11.01	Hilton Salt Lake								11.01
11.02	DoubleTree Seattle Airport								11.02
11.03	DoubleTree Mission Valley								11.03
11.04	One Ally Center								11.04
11.05	DoubleTree Sonoma								11.05
11.06	DoubleTree Durango								11.06
11.07	Northside Forsyth Hospital Medical Center								11.07
11.08	NASA/JPSS Headquarters								11.08
11.09	Dallas Market Center: Sheraton Suites								11.09
11.10	Dallas Market Center: Marriott Courtyard								11.10
11.11	The Buckler Apartments								11.11
11.12	Lock-Up Self Storage Facility								11.12
12	45 Eisenhower Drive						Steven Bergman; Michael Bergman		12
13	Hilton Garden Inn Chicago/North Loop						United Capital Corp.		13
14	Sentinel Business Center						Forester Investments	Group 2	14
15	Southridge Plaza Austin						Starpoint Commercial Properties		15
16	Magnolia Hotel Denver						H. Stevens Holtze III		16
17	North Point Village						Coro Realty Advisors, LLC		17
18	League City Hotel Portfolio						Mukesh Patel; Dilip C. Patel; Mahesh Patel; Kalpesh Patel; Pravin Patel; Nirav Patel		18
18.01	Hampton Inn & Suites Houston/League City								18.01
18.02	Candlewood Suites League City								18.02
19	Blossom Business Center						Forester Investments	Group 2	19
20	Hampton Inn - Frederick						Randy L. Cohen		20
21	Starwood Capital Group Hotel Portfolio						Starwood Capital Group Global, L.P.		21
21.01	Larkspur Landing Sunnyvale								21.01
21.02	Larkspur Landing Milpitas								21.02
21.03	Larkspur Landing Campbell								21.03
21.04	Larkspur Landing San Francisco								21.04
21.05	Larkspur Landing Pleasanton								21.05
21.06	Larkspur Landing Bellevue								21.06
21.07	Larkspur Landing Sacramento								21.07
21.08	Hampton Inn Ann Arbor North								21.08
21.09	Larkspur Landing Hillsboro								21.09
21.10	Larkspur Landing Renton								21.10
21.11	Holiday Inn Arlington Northeast Rangers Ballpark								21.11
21.12	Residence Inn Toledo Maumee								21.12
21.13	Residence Inn Williamsburg								21.13
21.14	Hampton Inn Suites Waco South								21.14
21.15	Holiday Inn Louisville Airport Fair Expo								21.15
21.16	Courtyard Tyler								21.16
21.17	Hilton Garden Inn Edison Raritan Center								21.17
21.18	Hilton Garden Inn St Paul Oakdale								21.18
21.19	Residence Inn Grand Rapids West								21.19
21.20	Peoria, AZ Residence Inn								21.20
21.21	Hampton Inn Suites Bloomington Normal								21.21
21.22	Courtyard Chico								21.22
21.23	Hampton Inn Suites South Bend								21.23
21.24	Hampton Inn Suites Kokomo								21.24
21.25	Courtyard Wichita Falls								21.25
21.26	Hampton Inn Morehead								21.26
21.27	Residence Inn Chico								21.27
21.28	Courtyard Lufkin								21.28
21.29	Hampton Inn Carlisle								21.29
21.30	Springhill Suites Williamsburg								21.30
21.31	Fairfield Inn Bloomington								21.31
21.32	Waco Residence Inn								21.32
21.33	Holiday Inn Express Fishers								21.33
21.34	Larkspur Landing Folsom								21.34
21.35	Springhill Suites Chicago Naperville Warrenville								21.35
21.36	Holiday Inn Express & Suites Paris								21.36
21.37	Toledo Homewood Suites								21.37
21.38	Grand Rapids Homewood Suites								21.38
21.39	Fairfield Inn Laurel								21.39
21.40	Cheyenne Fairfield Inn and Suites								21.40
21.41	Courtyard Akron Stow								21.41
21.42	Towneplace Suites Bloomington								21.42
21.43	Larkspur Landing Roseville								21.43
21.44	Hampton Inn Danville								21.44
21.45	Holiday Inn Norwich								21.45
21.46	Hampton Inn Suites Longview North								21.46
21.47	Springhill Suites Peoria Westlake								21.47
21.48	Hampton Inn Suites Buda								21.48
21.49	Shawnee Hampton Inn								21.49
21.50	Racine Fairfield Inn								21.50
21.51	Hampton Inn Selinsgrove Shamokin Dam								21.51
21.52	Holiday Inn Express & Suites Terrell								21.52
21.53	Westchase Homewood Suites								21.53
21.54	Holiday Inn Express & Suites Tyler South								21.54
21.55	Holiday Inn Express & Suites Huntsville								21.55
21.56	Hampton Inn Sweetwater								21.56

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(11)	Affiliated Sponsors	Mortgage Loan Number
21.57	Comfort Suites Buda Austin South								21.57
21.58	Fairfield Inn & Suites Weatherford								21.58
21.59	Holiday Inn Express & Suites Altus								21.59
21.60	Comfort Inn & Suites Paris								21.60
21.61	Hampton Inn Suites Decatur								21.61
21.62	Holiday Inn Express & Suites Texarkana East								21.62
21.63	Mankato Fairfield Inn								21.63
21.64	Candlewood Suites Texarkana								21.64
21.65	Country Inn & Suites Houston Intercontinental Airport East								21.65
22	AeroPlex II						Larry M. Nemer		22
23	St. Louis Ground Lease						John Seravalli; Joseph Seravalli		23
24	Shady Willow Plaza						David B. Dollinger		24
25	Shea Medical Plaza						Woodside Health		25
26	215 South Brea Boulevard						Dwight Manley; any one or more entities controlled by Anthony Fanticola		26
27	Sprouts Whittier						Joseph T. Amoroso		27
28	Island Palm Shoppes						Robert S. Duncan	Group 3	28
29	Runway Plaza						Robert S. Duncan	Group 3	29
30	CIA Developers Office Portfolio						Gary Cunningham II; William Robert Anderson, Jr.; Ingram Family Trust		30
30.01	Coastal Technology Center								30.01
30.02	Trio Industrial Plaza								30.02
30.03	Dow Rodes Industrial Center								30.03
30.04	Gran central Building								30.04
31	Salida & Manteca Secured Storage Portfolio						Matthew N. Follett; Matthew N. Follett Separate Property Trust	Group 4	31
31.01	Secured Self Storage of Salida								31.01
31.02	Secured Self Storage of Manteca								31.02
32	Hampton Inn - Farmville						Douglas E. Caton		32
33	Heacock Business Center						Sunny Hills-Palladium, Inc.		33
34	Candlewood Suites Harrisburg-Hershey						Nandit Mehta; Aman J. Parekh	Group 5	34
35	Douglasville Center						Jerome A. Fink		35
36	Wanamaker Crossing						Fred L. Merrill, Jr.		36
37	Stockton Self Storage						Michael E. Ransome		37
38	Battlefield Square Shoppes						Charles Jeffrey Bether; Susan Kay Bether; the Charles Jeffrey Bether Revocable Living Trust; the Susan Kay Bether Living Trust dated February 28, 2017		38
39	Atrisco Plaza Shopping Center						Michael A. Provenzano Jr.; Michael A. Provenzano III; Richard S. Provenzano; Steven R. Provenzano; Jeffrey C. Provenzano		39
40	Sterling Oaks						Frye Properties		40
41	North Park Marketplace						Yale Realty Services Corp.		41
42	Boulevard Square I						Todd Berning; Steven Gehrtz; Jeffrey Miller		42
43	A-1 Secure Storage						Matthew N. Follett; Matthew N. Follett Separate Property Trust	Group 4	43
44	Ellenwood Town Center						Daniel Abramson		44
45	Country Cove MHP						Bradley Dressler		45
46	Victory Shops at Eldorado						Karim Ramji		46
47	Best Western Plus New Cumberland Inn & Suites						Nandit Mehta; Aman J. Parekh	Group 5	47
48	Wayside MHC						Michael P. Hickmann; Cindy McFerrin; Michael P. Hickmann Revocable Trust No. 1		48
49	Affordable Self Storage						Frank J. Borriello; Adrienne M. Cummings		49
50	Speedway Marketplace						Daniel Klausner; Angela Klausner		50
51	Walgreens - Mansfield, TX						Michael A. Giurbino; Suzanne E. Giurbino		51
52	Kaysville Business Park						Mary Jane Thomas		52
53	Eau Gallie Self Storage						James Hannon		53
54	Highland Plaza						Morris Silverman; Jeffrey D. Silverman		54
55	The Colonnade on Lake Conroe						Robert Norris		55
56	Fenton Storage Portfolio						Peter Spickenagel; Jefferey Addison		56
56.01	Fenton Storage South								56.01
56.02	Fenton Storage North								56.02
57	15330-15350 Nordhoff Street						Michael J. Seibert and Judith N. Frank as Co-Trustees of the Marital Deduction Trust Established Under the Albert and Juliette Bouzaglou Living Trust		57
58	Cypress Self Storage						Michael D. Bohn; Michael L. Moore		58
59	Shoppes of Gunbarrel Pointe						Michael D. Reynolds		59
60	Advanced Mini Storage						DYI Properties		60
61	Creekview Apartments						Michael S. Orwitz; Michael Orwitz Living Trust	Group 6	61
62	Pomona Townhomes						Michael S. Orwitz; Michael Orwitz Living Trust	Group 6	62
63	Brown and Bermuda MHCs						Stephen J. Garchik		63
64	Seneca Broadview Hills Townhomes						Jacob Goldberg; Jacob Goldberg Trust; Harvey Saks Trust		64
65	Lloyds MHC						Frank C. Bruno; Donald Carter		65

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FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “Barclays” denotes Barclays Bank PLC, “CIIICM” denotes C-III Commercial Mortgage LLC and “RMF” denotes Rialto Mortgage Finance, LLC.

(2)	For mortgage loan #28 (Island Palm Shoppes) and mortgage loan #29 (Runway Plaza), which are cross-collateralized, the cross-collateralization feature is terminable as described under “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans-Releases; Partial Releases” in the preliminary prospectus.

(3)	For mortgage loan #5 (Wilshire Pacific Plaza), 21.0% of U/W Revenues are from medical office tenants.

For mortgage loan #8 (Del Amo Fashion Center), the second largest tenant (138,000 square feet), representing 7.8% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #24 (Shady Willow Plaza), the third and fourth largest tenants (4,500 and 4,200 square feet, respectively), aggregately representing 28.8% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #26 (215 South Brea Boulevard), 25,400 square feet are multifamily and 11,730 square feet are retail.

For mortgage loan #37 (Stockton Self Storage), the occupancy and U/W Revenue include 224 covered and uncovered RV parking spaces. The income from these spaces accounts for 27.9% of U/W Revenue.

For mortgage loan #42 (Boulevard Square I), the property consists of 30 apartment units (32,151 square feet) and 11,539 square feet of retail space.

For mortgage loan #57 (15330-15350 Nordhoff Street), the third largest tenant (2,391 square feet), representing 32.5% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

(4)	For mortgage loan #64 (Seneca Broadview Hills Townhomes), the note was modified on September 11, 2017 to adjust the prepayment restriction from defeasance to prepayment with yield maintenance. Because of the seasoning of the mortgage loan, the lockout period has expired and the mortgage loan is currently prepayable.

(5)	For mortgage loan #2 (Mall of Louisiana), the Grace Period Default (Days) is two business days once in any trailing twelve month period.

For mortgage loan #22 (AeroPlex II), the Grace Period Late (Days) is three days once per calendar year.

For mortgage loan #32 (Hampton Inn - Farmville), the Grace Period Late (Days) is seven days for late payments, excluding the maturity date payment.

(6)	For mortgage loan #1 (225 & 233 Park Avenue South), the Appraised Value represents the as-is value assuming that the remaining contractual obligations of $32,435,604 have been escrowed for upfront and that the largest tenant has signed a letter of intent to expand on the 6th and 7th floors. The remaining contractual obligations have been reserved for and the largest tenant has signed a lease amendment to expand on the 6th and 7th floors.

For mortgage loan #4 (SAVA Holdings IHG Portfolio), the Appraised Value of the Candlewood Suites DFW South mortgaged property is based on the assumption that capital improvements of $1,140,656 are expected to be completed as of August 31, 2018; the Appraised Value of the Staybridge Suites Plano mortgaged property is based on the assumption that capital improvements of $1,409,763 are completed in a competent and timely manner. At loan origination, the borrower funded an upfront property improvement plan reserve of $4,507,400 for the portfolio

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including capital improvements at the Candlewood Suites DFW South and Staybridge Suits Plano mortgaged properties. The appraised value of the Candlewood Suites DFW South and Staybridge Suites Plano mortgaged properties assuming the capital improvements have not been completed are $23,100,000 and $17,200,000, respectively, resulting in a portfolio appraised value of $59,400,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity, assuming the $59,400,000 appraised value, are 62.3% and 53.9%, respectively.

For mortgage loan #7 (Winslow Bay Commons), the Appraised Value includes $750,000 attributed to excess land available for free release. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD, based on the appraised value excluding the excess land, is 46.4%.

For mortgage loan #16 (Magnolia Hotel Denver), the Appraised Value is based on the assumption that capital improvements of $1,333,000 are expected to be completed as of April 1, 2018. At loan origination, the borrower funded an upfront property improvement plan reserve of $2,224,206. The appraised value assuming the capital improvements have not been completed is $91,500,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity, assuming the $91,500,000 appraised value, are 58.7% and 54.6%, respectively.

For mortgage loan #20 (Hampton Inn – Frederick), the Appraised Value assumes the performance improvement plan, schedule to be completed in July 2019, has been completed. A $1,750,000 reserve was taken at closing, representing the outstanding performance improvement plan. The appraised value assuming the performance improvement plan has not been completed is $12,900,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $12,900,000 appraised value are 79.3% and 59.1%, respectively.

For mortgage loan #21 (Starwood Capital Group Hotel Portfolio), the Appraised Value reflects a portfolio premium attributed to the aggregate value of the Starwood Capital Group Hotel Portfolio as a whole. The sum of the Appraised Value of each of the mortgaged properties individually is $889,200,000. The Cut-off Date LTV and LTV Ratio at Maturity or ARD based on the $889,200,000 mortgaged properties Appraised Value is 64.9%. In addition, the Appraised Value for the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Westchase Homewood Suites, Shawnee Hampton Inn and Racine Fairfield Inn mortgaged properties are “As Renovated”, which assumes that all amounts required for outstanding capital improvements at such properties is deposited into escrow on the origination date. A $5,883,991 escrow for, among other things, the outstanding capital improvements to the aforementioned nine mortgaged properties, was deposited at origination. The sum of the as is appraised values of the mortgaged properties individually is $884,700,000. The Cut-off Date LTV and LTV Ratio at Maturity or ARD based on the $884,700,000 as is appraised value is 65.3%, based on the Starwood Capital Group Hotel Portfolio Whole Loan.

For mortgage loan #31 (Salida & Manteca Secured Storage Portfolio), the Appraised Value reflects a portfolio level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The appraised value assuming no portfolio level diversity premium is $13,640,000. The Cut-off Date LTV Ratio and an LTV Ratio at Maturity or ARD assuming the $13,640,000 value is 46.2%.

(7)	For mortgage loan #1 (225 & 233 Park Avenue South), the mortgage loan represents Note A-3, one of four pari passu notes, which have a combined Cut-off Date Balance of $235,000,000. Notes A-1, A-2, and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “225 & 233 Park Avenue South Whole Loan”). Note A-3 represents a non-controlling interest in the 225 & 233 Park Avenue South Whole Loan.

For mortgage loan #2 (Mall of Louisiana), the mortgage loan represents Notes A-6 and A-7, two of nine pari passu notes, which have a combined Cut-off Date Balance of $325,000,000. Notes A-1, A-2, A-3-1, A-3-2, A-4, A-5-1 and A-5-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3-1, A-3-2, A-4, A-5-1, A-5-2, A-6, and A-7 in the aggregate (the “Mall of Louisiana Whole Loan”). Notes A-6 and A-7 represent a non-controlling interest in the Mall of Louisiana Whole Loan.

For mortgage loan #8 (Del Amo Fashion Center), the mortgage loan represents Notes A-2-4 and B-2-4, two of 34 pari passu notes, which have a combined Cut-off Date Balance of $459,300,000. The other notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all

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notes in the aggregate (the “Del Amo Fashion Center Senior Loan”). Notes A-2-4 and B-2-4 represent a non-controlling interest in the Del Amo Fashion Center Senior Loan.

For mortgage loan #9 (Pleasant Prairie Premium Outlets), the mortgage loan represents Note A-4 of four pari passu notes, which have a combined Cut-off Date Balance of $145,000,000. Notes A-1, A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “Pleasant Prairie Premium Outlets Whole Loan”). Note A-4 represents a non-controlling interest in the Pleasant Prairie Premium Outlets Whole Loan.

For mortgage loan #11 (iStar Leased Fee Portfolio), the mortgage loan represents Note A-1-3-2, one of six pari passu notes, which have a combined Cut-off Date Balance of $227,000,000. Notes A-1-1, A-1-2, A-1-3-1, A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, A-1-3-1, A-1-3-2, A-2 and A-3 in the aggregate (the “iStar Leased Fee Portfolio Whole Loan”). Note A-1-3-2 represents a non-controlling interest in the iStar Leased Fee Portfolio Whole Loan.

For mortgage loan #13 (Hilton Garden Inn Chicago/North Loop), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $33,838,540. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Hilton Garden Inn Chicago/North Loop Whole Loan”). Note A-1 represents the controlling interest in the Hilton Garden Inn Chicago/North Loop Whole Loan.

For mortgage loan #16 (Magnolia Hotel Denver), the mortgage loan represents Note A-3 of three pari passu notes, which have a combined Cut-off Date Balance of $53,712,648. Notes A-1 and A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, and A-3 in the aggregate (the “Magnolia Hotel Denver Whole Loan”). Notes A-1 and A-2 represent a controlling interest in the Magnolia Hotel Denver Whole Loan.

For mortgage loan #21 (Starwood Capital Group Hotel Portfolio), the mortgage loan represents Note A-6-2, one of 21 pari passu notes, which have a combined Cut-off Date Balance of $577,270,000. The other pari passu notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on the pari passu notes in the aggregate (the “Starwood Capital Group Hotel Portfolio Whole Loan”). Note A-6-2 represents a non-controlling interest in the Starwood Capital Group Hotel Portfolio Whole Loan.

For mortgage loan #39 (Atrisco Plaza Shopping Center), the mortgage loan represents Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $19,750,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and A-2 in the aggregate (the “Atrisco Plaza Shopping Center Whole Loan”). Note A-1 represents the controlling interest in the Atrisco Plaza Shopping Center Whole Loan.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (225 & 233 Park Avenue South), the largest tenant (266,460 square feet), representing 39.4% of net rentable square feet, recently expanded to the 6th and 7th floors (67,011 square feet) and the 8th floor (40,397 square feet), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in November 2017. The free rent for the 6th and 7th floor spaces expires in December 2018 and the free rent for the 8th floor space expires in May 2018. The second largest tenant (194,123 square feet), representing 28.7% of the net rentable square feet, is receiving 16 months of free rent through September 2018. The fourth largest tenant (13,450 square feet), representing 2.0% of the net rentable square feet is receiving 9 months of free rent through February 2018. All free rent amounts were deposited into escrow by the borrower on the origination date.

For mortgage loan #2 (Mall of Louisiana), the third largest tenant (46,900 square feet), representing 6.0% of net rentable square feet, has executed a lease but has yet to take occupancy at the property or commence paying rent. The third largest tenant is expected to take occupancy in August 2018. The Sponsor has provided a full guaranty for $8,519,922 in unfunded tenant allowances, landlord costs and “gap” rent covering a 15-month period.

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For mortgage loan #3 (Marketplace at Millcreek), the largest tenant (50,000 square feet), representing 12.4% of net rentable square feet, subleases its space through December 31, 2024.

For mortgage loan #5 (Wilshire Pacific Plaza), the second largest tenant (8,049 square feet), representing 7.5% of net rentable square feet, subleases its space for an annual base rent of $188,347 ($23.40 per square foot, expiring March 31, 2019).

For mortgage loan #12 (45 Eisenhower Drive), the largest tenant (42,609 square feet), representing 24.4% of net rentable square feet, includes 4,308 square feet of expansion space. The tenant expects to take occupancy of the space on October 15, 2017, with an outside date of December 1, 2017 and will receive one month of free rent in the month they take occupancy. All gap rent and free rent has been reserved.

For mortgage loan #22 (AeroPlex II), the third largest tenant, (37,500 square feet), representing 12.5% of net rentable square feet of the property, has taken possession of its space and is paying rent, but is not yet open for business. The third largest tenant is expected to open for business by October 20, 2017.

For mortgage loan #26 (215 South Brea Boulevard), the largest tenant (6,611 square feet), representing 17.8% of net rentable square feet, is paying reduced rent. U/W Revenues reflect the reduced rent.

For mortgage loan #28 (Island Palm Shoppes), the largest tenant (2,836 square feet), representing 11.0% of net rentable square feet, is currently in bankruptcy. The tenant continues to remain in occupancy and pay rent; however its space was underwritten as vacant.

For mortgage loan #35 (Douglasville Center), the third largest tenant, (2,800 square feet), representing 11.1% of net rentable square feet, has one month of free rent annually. Rent was underwritten net of the free month.

For mortgage loan #39 (Atrisco Plaza Shopping Center), the largest tenant (80,100 square feet), representing 37.6% of net rentable square feet, subleases all of its space for an annual base rent of $600,000 ($7.49 per square foot, expiring September 30, 2031).

For mortgage loan #41 (North Park Marketplace), the fifth largest tenant (2,100 square feet), representing 4.5% of the net rentable square feet, has a rent abatement of $2,931 per month for the period December 2020 through March 2021. All abated rent amounts were deposited into escrow by the borrower on the origination date.

For mortgage loan #42 (Boulevard Square I), the third largest tenant (2,208 square feet), representing 5.1% of net rentable square feet, subleases 286 contractual square feet to two subtenants. The first subtenant leases the space for an annual base rent of $6,000 ($20.98 per square foot, expiring May 31, 2018) and the second subtenant leases the space for an annual base rent of $6,000 ($20.98 per square foot, expiring April 30, 2018).

For mortgage loan #52 (Kaysville Business Park), the largest tenant (18,381 square feet), representing 31.3% of net rentable square feet, subleases 2,500 square feet for an annual base rent of $30,000 ($12.00 per square foot, expiring May 31, 2020).

(9)	For mortgage loan #55 (The Colonnade on Lake Conroe), the Second Most Recent Financials available are the 8 months ended December 31, 2016 annualized as the operating history was missing for the period that the mortgaged property was under contract and then finally sold. The Third Most Recent Financials available are the 9 months ended September 30, 2015 annualized as the operating history was missing for the period that the mortgaged property was under contract and then finally sold.

(10)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (225 & 233 Park Avenue South), the largest tenant (266,460 square feet), representing 39.4% of net rentable square feet, has the one-time right to terminate its lease effective March 31, 2024 by providing the landlord with written notice on or before September 30, 2022 and a termination fee of $32,991,937.

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For mortgage loan #8 (Del Amo Fashion Center), the fifth largest tenant (60,000 square feet), representing 3.4% of net rentable square feet, may terminate its lease at any time upon providing at least 270 days’ written notice.

For mortgage loan #12 (45 Eisenhower Drive), the third largest tenant (16,363 square feet), representing 9.4% of net rentable square feet, has the one-time right to terminate its lease effective September 30, 2023 by providing the landlord with written twelve months’ notice and a termination fee equal to all unamortized leasing and construction costs.

For mortgage loan #17 (North Point Village), the fifth largest tenant (5,000 square feet), representing 8.8% of net rentable square feet, may terminate its lease if gross sales, as defined in the lease, are less than $1,200,000 for the trailing 12 month period ending January 31, 2021, upon providing written notice within 60 days’ of the trailing 12 month period ending January 31, 2021 and payment of a termination fee equal to $86,083.

For mortgage loan #26 (215 South Brea Boulevard), the third largest tenant (2,519 square feet), representing 6.8% of net rentable square feet, may terminate its lease if gross sales, as defined in the lease, are no greater than $700,000 during the trailing 12 month period ending January 31, 2018, upon providing 90 days’ written notice between February and March 2018. The third largest tenant will pay an early termination fee equal to 50% of unamortized tenant improvements and leasing commissions.

For mortgage loan #30 (CIA Developers Office Portfolio), the third largest tenant at the Coastal Technology Center mortgaged property (4,500 square feet), representing 1.6% of the portfolio, may terminate its lease as of August 31, 2018, upon providing 90 days’ written notice. The fourth largest tenant at the Coastal Technology Center mortgaged property (4,500 square feet), representing 1.6% of the portfolio, may terminate its lease as of April 30, 2019 upon providing 365 days’ written notice. The largest tenant at the Dow Rodes Industrial Center mortgaged property (6,750 square feet), representing 2.4% of the portfolio, may terminate its lease as of December 31, 2017 upon providing 90 days’ written notice. The third largest tenant at the Dow Rodes Industrial Center mortgaged property (5,400 square feet), representing 1.9% of the portfolio, may terminate its lease as of March 31, 2018 or April 30, 2019 upon providing 90 days’ written notice. Rent is free in the early termination month if the early termination option is not exercised. The second largest tenant at the Trio Industrial Plaza mortgaged property (11,950 square feet), representing 4.2% of the portfolio, may terminate its lease as of September 30, 2018 upon providing 180 days’ written notice and payment of a termination fee equal to four months base rent and operating expenses.

For mortgage loan #35 (Douglasville Center), the third largest tenant, (2,800 square feet), representing 11.1% of net rentable square feet, may terminate its lease on August 19, 2018 if store sales are below $1,200,000 for the period between September 1, 2016 and August 31, 2017 with 180 days’ notice.

For mortgage loan #50 (Speedway Marketplace), the third largest tenant (2,200 square feet), representing 19.6% of net rentable square feet, may terminate its lease within 60 days’ following January 31, 2022 if sales during the full 12 calendar months ending on September 30, 2021 are less than $1 million with 120 days’ notice. The fourth largest tenant (2,000 square feet), representing 17.9% of net rentable square feet, may terminate its lease during the lease year ending in April 2022 if phone activations are less than 140 per month for the previous 12 months, upon providing 90 days’ written notice.

For mortgage loan #51 (Walgreens – Mansfield, TX), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet, may terminate its lease on or after June 30, 2032 upon providing 12 months’ written notice.

(11)	For mortgage loan #42 (Boulevard Square I), the second largest tenant (3,410 square feet), representing 7.8% of net rentable square feet, is a sponsor- affiliated lease.

(12)	For mortgage loan #30 (CIA Developers Office Portfolio), the fifth largest tenant at the Coastal Technology Center mortgaged property (4,018 square feet), representing 1.4% of the entire portfolio, has multiple leases that expire as follows: 1,018 square feet expiring on a month-to-month basis and 3,000 square feet expiring June 30, 2018.

(13)	For mortgage loan #13 (Hilton Garden Inn Chicago/North Loop), the Monthly Replacement Reserve will be adjusted to 4% of underwritten revenue for the prior month.

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For mortgage loan #20 (Hampton Inn - Frederick), the Monthly Replacement Reserve will be adjusted to an amount equal to 4% of gross revenue for the prior calendar month.

For mortgage loan #21 (Starwood Capital Group Hotel Portfolio), on each payment date commencing on the payment date occurring in July 2017, the Monthly Replacement Reserve will be equal to 1/12th of the greater of (i) 4% of the gross income from operations for the calendar month which is two months prior to the applicable payment date and (ii) the amount of the deposit required under the Franchise Agreement for the applicable individual property.

For mortgage loan #57 (15330-15350 Nordhoff Street), the Monthly Replacement Reserve can also be used for tenant improvement and leasing commission expenses.

(14)	For mortgage loan #4 (SAVA Holdings IHG Portfolio), commencing in 2018 during the months of January through November, the monthly seasonality deposit on each payment date equals the quotient obtained by dividing the seasonality reserve aggregate shortfall amount by eleven.

For mortgage loan #18 (League City Hotel Portfolio), commencing in 2018 during the months of January through August, the monthly seasonality deposit on each payment date equals the quotient obtained by dividing the seasonality reserve aggregate shortfall amount by eight.

For mortgage loan #32 (Hampton Inn - Farmville), the monthly seasonality deposit on each payment date equals to (i) during the first four payment dates after the closing date, $1,642 on each payment date; (ii) commencing in 2018 during the months of January through November, the quotient obtained by dividing the seasonality reserve aggregate shortfall amount by eleven.

For mortgage loan #47 (Best Western Plus New Cumberland Inn & Suites), the monthly seasonality deposit on each payment date equals to (i) during the months of September and October of 2017, $22,635 on each payment date; (ii) commencing in 2018 during the months of January through October, the quotient obtained by dividing the seasonality reserve aggregate shortfall amount by ten.

(15)	For mortgage loan #55 (The Colonnade on Lake Conroe), the TI/LC Reserve Cap is inclusive of the upfront Other Escrow Reserve I deposit.

(16)	For mortgage loan #16 (Magnolia Hotel Denver), the Monthly Debt Service Amount of the Magnolia Hotel Denver Whole Loan is (i) $275,144 for the first payment, and (ii) $298,859 thereafter.

(17)	For the mortgage loan #40 (Sterling Oaks), the mortgage loan is secured by both the fee and leasehold interest in the property, subject to a ground lease that extends through 2058 between the Tidewater Investment Properties Limited Partnership, an affiliate of the borrower, and the Oakdale Apartments Associates, Limited Partnership, the borrower. The sponsor owns both the landlord and lessee interests under the ground lease, therefore, it is not necessary to pay ground rent. The fee interest is already secured by an outstanding loan with a current balance as of the origination date equal to $809,098 and a maturity date of September 1, 2028 (the “Fee Mortgage”). The Fee Mortgagee declares, agrees and acknowledges that the lien, priority and right of payment on the Fee Mortgage is subordinated to (a) the leasehold estate of the developer granted and conveyed by the ground lease, (b) the lien and priority of the mortgage loan and (c) all advances made pursuant to the mortgage loan.

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